AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1998

                                                      REGISTRATION NO. 333-40281
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              ACME TELEVISION, LLC
                            ACME FINANCE CORPORATION
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTER)

                 DELAWARE                                      4833                                     52-2050588
                 DELAWARE                                      4833                                     33-0776961
         ------------------------                    ------------------------                    ------------------------
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                       (IRS EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                        650 TOWN CENTER DRIVE, SUITE 850
                              COSTA MESA, CA 92626
                                 (714) 445-5791
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                   THOMAS ALLEN
                            EXECUTIVE VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                        650 TOWN CENTER DRIVE, SUITE 850
                              COSTA MESA, CA 92626
                                 (714) 445-5791
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                 WITH A COPY TO:

                            EMANUEL FAUST, JR., ESQ.
                     DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
                              2101 L STREET, N.W.
                              WASHINGTON, DC 20037
                                 (202) 785-9700
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                   PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE   PROPOSED MAXIMUM   AGGREGATE OFFERING       AMOUNT OF
              TO BE REGISTERED                  REGISTERED(1)  OFFERING PRICE(2)       PRICE(2)          REGISTERED FEE
      ---------------------------------         -------------  -----------------  ------------------     --------------
10 7/8% Senior Discount
  Notes due 2004, Series B...................   $127,370,250         100%            $127,370,250           $38,597 (3)
Guarantees of 10 7/8% Senior Discount Notes
  due 2004, Series B.........................        --               --                  --                  (4)

(1) Gross proceeds from the initial issuance of the Senior Discount Notes.
(2) Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.
(3) Previously paid on November 14, 1997.
(4) Pursuant to Rule 457(n), no registration fee is payable with respect to the Guarantees.

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                   ACME TELEVISION LICENSES OF MISSOURI, INC.
                   ACME TELEVISION HOLDINGS OF OREGON, L.L.C.
                 ACME TELEVISION HOLDINGS OF TENNESSEE, L.L.C.
                    ACME TELEVISION HOLDINGS OF UTAH, L.L.C.
                 ACME TELEVISION HOLDINGS OF NEW MEXICO, L.L.C.
                   ACME TELEVISION LICENSES OF OREGON, L.L.C.
                 ACME TELEVISION LICENSES OF TENNESSEE, L.L.C.
                    ACME TELEVISION LICENSES OF UTAH, L.L.C.
                 ACME TELEVISION LICENSES OF NEW MEXICO, L.L.C.
                       ACME TELEVISION OF OREGON, L.L.C.
                      ACME TELEVISION OF TENNESSEE, L.L.C.
                        ACME TELEVISION OF UTAH, L.L.C.
                     ACME TELEVISION OF NEW MEXICO, L.L.C.
                      ACME SUBSIDIARY HOLDINGS III, L.L.C.
                            ------------------------
           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTER)

           MISSOURI                            4833                             33-0775893
            OREGON                             4833                             91-1846666
           TENNESSEE                           4833                             62-1705161
           DELAWARE                            4833                             33-0778414
           DELAWARE                            4833                             33-0778416
            OREGON                             4833                             91-1846667
           TENNESSEE                           4833                             62-1705160
           DELAWARE                            4833                             33-0776363
           DELAWARE                            4833                             33-0776359
            OREGON                             4833                             91-1827053
           TENNESSEE                           4833                             62-1696834
           DELAWARE                            4833                             33-0776365
           DELAWARE                            4833                             33-0776361
           DELAWARE                            4833                             33-0776356
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE)                 IDENTIFICATION NO.)

                 SUBJECT TO COMPLETION, DATED JANUARY 16, 1998
PROSPECTUS
                              ACME TELEVISION, LLC
                            ACME FINANCE CORPORATION
                               OFFER TO EXCHANGE
                         10 7/8% SENIOR DISCOUNT NOTES
                        DUE 2004, SERIES A AND FULL AND
                        UNCONDITIONAL GUARANTEES THEREOF
                                      FOR
                         10 7/8% SENIOR DISCOUNT NOTES
                        DUE 2004, SERIES B AND FULL AND
                        UNCONDITIONAL GUARANTEES THEREOF


                             SUBSIDIARY GUARANTORS
                   ACME TELEVISION LICENSES OF MISSOURI, INC.
                   ACME TELEVISION HOLDINGS OF OREGON, L.L.C.
                 ACME TELEVISION HOLDINGS OF TENNESSEE, L.L.C.
                    ACME TELEVISION HOLDINGS OF UTAH, L.L.C.
                 ACME TELEVISION HOLDINGS OF NEW MEXICO, L.L.C.
                   ACME TELEVISION LICENSES OF OREGON, L.L.C.
                 ACME TELEVISION LICENSES OF TENNESSEE, L.L.C.
                    ACME TELEVISION LICENSES OF UTAH, L.L.C.
                 ACME TELEVISION LICENSES OF NEW MEXICO, L.L.C.
                       ACME TELEVISION OF OREGON, L.L.C.
                      ACME TELEVISION OF TENNESSEE, L.L.C.
                        ACME TELEVISION OF UTAH, L.L.C.
                     ACME TELEVISION OF NEW MEXICO, L.L.C.
                      ACME SUBSIDIARY HOLDINGS III, L.L.C.


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON                       1998,
                                UNLESS EXTENDED
                            ------------------------

    ACME Television, LLC, a Delaware limited liability company (the 'Company'), and ACME Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ('ACME Finance Corporation' and, together with the Company, the 'Issuers'), hereby offer to exchange their 10 7/8% Senior Discount Notes Due 2004, Series B (the 'Exchange Notes'), which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of their 10 7/8% Senior Discount Notes Due 2004, Series A (the 'Original Notes'), of which $175,000,000 aggregate principal amount at maturity is outstanding on the date hereof, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the 'Exchange Offer'). The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of Original Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of an indenture dated as of September 30, 1997, governing the Original Notes and the Exchange Notes (the 'Indenture') among the Issuers, the Guarantors (as defined) and Wilmington Trust Company, as trustee (the 'Trustee'). The Indenture provides for the issuance of both the Exchange Notes and the Original Notes. The Exchange Notes and the Original Notes are sometimes referred to herein collectively as the 'Notes.' While the Issuers are jointly and severally liable for the obligations under the Notes, ACME Finance Corporation has only nominal assets, does not conduct any operations and was formed solely to act as a co-issuer of the Notes. The Notes are non-recourse to any parent entity of the Issuers (other than the Company) and their equity holders.
                                                        (continued on next page)
                            ------------------------

    SEE 'RISK FACTORS' BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS OF ORIGINAL NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSIDER IN CONNECTION WITH SUCH INVESTMENT.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

               The date of this Prospectus is              , 1998

                                                          (continued from cover)

     Cash interest on the Exchange Notes will accrue at a rate of 10 7/8% per annum on the principal amount at maturity of the Exchange Notes through and including the maturity date, and will be payable semi-annually on March 31 and September 30 of each year, commencing March 31, 2001. Cash interest on the Exchange Notes will not accrue or be payable prior to September 30, 2000. The Original Notes were issued at a substantial discount to their principal amount at maturity, and the holders of the Exchange Notes will be required to include the accretion of the original issue discount as gross income on a constant yield to maturity basis in advance of receipt of the cash payments to which such income is attributable. See 'Certain Federal Income Tax Considerations.'

     The Exchange Notes are redeemable at any time and from time to time at the option of the Issuers, in whole or in part, on or after September 30, 2001, at the redemption prices set forth herein (expressed as a percentage of the principal amount at maturity) plus accrued and unpaid interest to the date of redemption. In addition, on or prior to September 30, 2000, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity Offerings (as defined herein) at 110.875% of the Accreted Value (as defined herein) thereof, as long as at least 65% of the aggregate principal amount at maturity of the Notes originally issued remains outstanding after each such redemption and that any such redemption occurs within 90 days of the closing of any such Public Equity Offering. Upon a Change of Control (as defined herein), the Issuers will be required to offer to repurchase the Exchange Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, if the purchase date is on or prior to September 30, 2000, or (ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the repurchase date, if such date is after September 30, 2000.


     The Exchange Notes are general senior unsecured obligations of the Issuers and rank pari passu in right of payment with all future unsubordinated indebtedness of the Issuers and senior in right of payment to any subordinated indebtedness of the Issuers. The Exchange Notes are effectively subordinated in right of payment to all other secured indebtedness of the Issuers. The Exchange Notes are fully and unconditionally guaranteed to the maximum extent permitted by law, jointly and severally, and on a senior unsecured basis, subject to certain exceptions, by all existing and future subsidiaries of the Issuers (collectively, the 'Subsidiary Guarantors'). After giving pro forma effect to the Transactions (as defined herein) as of September 30, 1997, the Issuers and the Subsidiary Guarantors had approximately $131.6 million of indebtedness outstanding, comprised of $4.2 million of secured indebtedness (including $3.5 million of indebtedness under the Revolving Credit Facility (as defined herein)), and $127.4 million of indebtedness evidenced by the Exchange Notes.


     The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated as of September 30, 1997 (the 'Registration Rights Agreement'), among the Issuers, the Guarantors, CIBC Wood Gundy Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers (the 'Initial Purchasers') of the Original Notes.

     The Issuers will accept for exchange any and all validly tendered Original
Notes on or prior to 5:00 p.m., New York City time, on                     ,
1998 unless the Issuers, in their sole discretion, have extended the period of time for which the Exchange Offer is open (the 'Expiration Date'). Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Original Notes being tendered for exchange pursuant to the Exchange Offer. The Original Notes may be tendered only in integral multiples of $1,000. The Issuers expressly reserve the right to terminate or amend the Exchange Offer and not to accept for exchange any Original Notes not theretofore accepted for exchange upon the occurrence of any of the conditions specified under 'The Exchange Offer--Certain Conditions to the Exchange Offer.' If any such termination or amendment occurs, the Issuers will give oral or written notice to the holders of the Original Notes as promptly as practicable. In the event the Issuers do not accept for exchange any Original Notes, the Issuers will promptly return such Original Notes to the holders thereof.

     The Original Notes were originally issued and sold on September 24, 1997 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Rule 144A and Regulation S of the Securities Act (the 'Offering'). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Issuers are making this Exchange Offer based upon interpretations by the staff (the 'Staff') of the Securities and Exchange Commission (the 'Commission') as set forth in no-action letters issued to third parties. However, the Issuers have not sought their own no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer.

     Based on these no-action letters, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an 'affiliate' of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Notes as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period not to exceed 180 days after the consummation of the Exchange Offer, they will make this Prospectus available for use in connection with any such resale. See 'Plan of Distribution.' Any holder that cannot rely upon or does not satisfy the requirements set forth in such interpretations by the Staff must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

     Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Original Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuers will have no further obligation to such holders to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. To the extent Original Notes are tendered and accepted in the Exchange Offer, the liquidity of any trading market for untendered and tendered but unaccepted Original Notes could be adversely affected.

     Prior to this Exchange Offer, there has been no public market for the Original Notes or the Exchange Notes. The Issuers do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on many factors including prevailing interest rates, the Company's operating results and the markets for similar securities. See 'Risk Factors--Lack of Public Market for the Exchange Notes; Restrictions on Resale of the Original Notes.'

     The Issuers will not receive any proceeds from this Exchange Offer. The Issuers have agreed to pay all reasonable expenses incident to this Exchange Offer (excluding the fees of counsel to the Initial Purchasers) and will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act. No dealer-manager is being used in connection with this Exchange Offer.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain statements and information that are 'forward-looking statements' within the meaning of certain provisions of the federal securities laws. When used in this Prospectus, the words 'intend,' 'estimate,' 'expect,' 'anticipate,' 'believe' and similar expressions are intended to identify forward-looking statements. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning the Company's market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the Pending Acquisitions and achievement of cost savings and other synergies in connection therewith. Investors in the Exchange Notes offered hereby are cautioned that reliance on any forward-looking statement involves risks and uncertainties, and that although the Issuers believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions also could be incorrect. The uncertainties in this regard include, but are not limited to, those identified in the risk factors discussed herein. See 'Risk Factors.' In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Issuers that the Issuers' plans and objectives will be achieved. The Issuers undertake no obligation to release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in andy State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                CERTAIN DEFINITIONS AND MARKET AND INDUSTRY DATA

     Unless otherwise indicated, information set forth herein as to designated market area, rank, demographic statistics and projected growth, revenue, station audience and revenue share and number of commercial broadcasters is as reported by BIA Publications, Inc. ('BIA') in its Investing in Television 1997 (2nd Edition) (the 'BIA Market Report, 1997') and its BIA Research Television Analyzer as of June 26, 1997. Unless otherwise indicated, station audience share and ratings estimates reflect such data from sign-on to sign-off for the four preceding sweep periods indicated as reflected in the Nielsen Media Research DMA ratings books for the period indicated. Set forth below are certain terms commonly used in the broadcast television industry that are used throughout this Prospectus. Unless the context otherwise requires, such terms shall have the respective meanings set forth below.

Audience share............................  The percentage of total households using television tuned to a particular station during the time period being measured.

ABC.......................................  American Broadcasting Company.

Broadcast cash flow.......................  EBITDA plus corporate expenses. Although broadcast cash flow is not calculated in accordance with GAAP, it is widely used in the broadcast industry as a measure of a broadcasting company's performance. Broadcast cash flow should not be considered in isolation from or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

Broadcast season..........................  The approximately 35 week period for each network, commencing with its launch of new programming and premiere episodes of returning programming, generally beginning in September, and ending with completion of the May sweep period of the following calendar year.

Cable penetration.........................  The number of households within a DMA which are cable subscribers divided by the number of households which have access to cable.

CBS.......................................  CBS, Inc.

Commercial broadcasters...................  Stations competing for national, regional and local spot advertising.
                                            Commercial broadcasters do not include low power and public stations, home shopping stations and stations devoted primarily to religious broadcasting.

Communications Act........................  Communications Act of 1934, as amended.

DMA or market.............................  Designated Market Area. There are 211 DMAs in the United States with each county in the continental United States assigned uniquely to one
                                            DMA. Ranking of DMAs is based upon Nielsen Media Research estimates of the number of television households.

EBITDA....................................  Operating income (loss), plus depreciation, amortization and other noncash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

Fox.......................................  Fox Broadcasting Company.

FCC.......................................  Federal Communications Commission.

LMA.......................................  Local marketing agreement, time brokerage agreement or similar arrangement between a broadcaster and a station licensee pursuant to which the broadcaster provides programming to, sells advertising time for and funds operating expenses for the applicable station, manages certain station activities, and retains the advertising revenues of such station, in exchange for fees paid to the licensee.

Market revenue............................  Aggregate television advertising revenue of all commercial broadcasters within the applicable market.

NBC.......................................  National Broadcasting Co., Inc.

Prime time................................  Monday through Saturday 8:00 PM to 11:00 PM (EST) and Sunday 7:00 PM
                                            to 11:00 PM (EST).

Rating point..............................  A rating point represents one percent of all television households in a certain DMA, as measured by A.C. Nielsen Company.

Revenue share.............................  The percentage received by a station of the total television advertising revenues available to commercial broadcasters in the applicable DMA.

Share point...............................  A share point represents one percent of all television households in a certain DMA using at least one television set at the time of measurement by A.C. Nielsen Company.

Sweep period..............................  Each of the approximately four week periods in February, May, July and November used by commercial broadcasters and advertisers to establish advertising rates based on the broadcaster's ratings for such periods.

Syndicated programming....................  Programming purchased from production studios to be broadcast during non-network time periods. Syndicated programming includes both original programming and previously broadcasted programming.

Telecom Act...............................  The Telecommunications Act of 1996.

Television advertising revenue............  Total time sales, including network compensation, national/regional, local and political advertising for the market and period indicated.

The WB Network............................  The WB Television Network.

UPN.......................................  United Paramount Network.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements and notes hereto included elsewhere in this Prospectus. Unless otherwise indicated, the information set forth in this Prospectus gives effect to the Transactions (as defined). See 'The Transactions.' Unless otherwise indicated, references to the Company refer to ACME Television, LLC and its subsidiaries. See 'Certain Definitions and Market and Industry Data' on page iii of this Prospectus for a description of the sources of demographic, market and industry data included in this Prospectus.

                                  THE COMPANY

     The Company was formed to own or operate broadcast television stations in growing medium-sized markets ranked between 20 and 75. The Company intends to affiliate each of its broadcast television stations with The WB Network. The Company owns, or has entered into agreements to acquire or construct and operate, television stations in five markets which broadcast in DMAs which cover in the aggregate 3.9% of the U.S. population. The Company's stations are as follows:

                                                                           TOTAL                             1996
                                                           COMMENCE/     COMMERCIAL                         MARKET
                                        DMA    STATION-     LAUNCH      BROADCASTERS       CABLE           REVENUE
MARKET                                  RANK   CHANNEL       DATE        IN MARKET      PENETRATION    (IN MILLIONS)(1)
-------------------------------------   ---    --------    ---------    ------------    -----------    ----------------
St. Louis, MO........................   21     KPLR-11     On-Air             5              53%            $200.8
Portland, OR.........................   24     KWBP-32     On-Air             6              63              156.4
Salt Lake City, UT...................   36     KZAR-16     Apr '98            6              56              135.0
Albuquerque, NM......................   48     KAUO-19     Sept '98           6              60               82.5
Knoxville, TN........................   60     WBXX-20     On-Air             5              68               60.6

------------------

(1) 1996 market revenue represents the aggregation television advertising revenue of all commercial broadcasters in the applicable market during 1996 and does not represent revenue attributable solely to the Company's stations.

     The Company's strategy is to selectively acquire either underperforming stations or construction permits for new stations and operate its stations as affiliates of The WB Network. The Company seeks to improve operating results, maximize revenues and EBITDA and increase value through the following strategies:

          Target Growing Medium-Sized Markets. The Company seeks to acquire and construct stations in markets with estimated television advertising revenues of $40 million to $225 million and where its stations can operate as one of five or six commercial broadcasters. The Company believes that medium-sized markets are generally less competitive than larger markets because of the limited number of commercial broadcasters in medium-sized markets. As a result, the Company believes that operating television stations in less competitive markets offers greater opportunities to build and maintain audience share and generate revenues. The Company targets markets with diversified economies and favorable projections of population and television advertising revenue growth. The Company's five stations will operate in markets with an aggregate projected annual population growth rate through the year 2000 of 1.4%, compared to the projected annual national population growth rate of 0.8%. The Company's five stations will operate in markets with an aggregate projected annual television advertising revenue growth rate through the year 2000 of 5.8% compared to the projected annual national television advertising growth rate of 5.6%.

          The WB Network Affiliation. The Company expects its stations to benefit from their affiliation with The WB Network. The WB Network has shown continued ratings growth since its inception. For example, the 24 stations in large and medium-sized markets that became affiliates of The WB Network at its inception have on average experienced a prime time household ratings increase of 63% from May 1995 to May 1997 on nights with The WB Network programming. In addition, these stations experienced an average prime time ratings increase of 53% among 18-34 year olds over the same period. Management believes that the increase in popularity of The WB Network programming results in greater advertising revenues and enhanced cash flow for network affiliates. The Company has entered into a network affiliation agreements for Station KWBP and Station WBXX, will assume and extend an existing affiliation agreement for Station KPLR and has obtained commitments from The WB Network for an affiliation agreement covering each of its other stations. See 'Business--Affiliation Agreements.'

          Selectively Purchase Syndicated Programming. The major production studios currently supply syndicated programming sufficient to fill programming requirements for seven broadcast stations in a market. The Company's stations are one of five or six commercial broadcast stations in their respective markets. The Company believes that the limited number of commercial broadcast stations, combined with the ability to centrally purchase programming for five stations, will allow the Company to acquire syndicated programming at attractive prices. The Company's Portland and Knoxville stations have already obtained broadcast rights for syndicated programming that will premiere during the next three broadcast seasons at prices which the Company believes are attractive. These programs include Friends, Full House, M*A*S*H, Star Trek: The Next Generation and The Drew Carey Show.

          Emphasis on Sales. The Company's management has hired, and intends to continue to hire, station general managers with significant experience in advertising sales who will be directly involved in station sales and marketing. The Company believes that by centralizing administrative functions, each station's general manager will be able to devote a greater effort to local sales and marketing activities. In addition, the Company intends to establish a commission-based compensation system for sales personnel that will include significant incentives for the origination of new accounts in addition to expanding current relationships.

          Creating a Strong Group Identity. The Company intends to establish a highly professional on-air appearance and identity for each of its stations. The Company's graphics, animation and music for station imaging will be created by a centralized corporate graphics department and will target each station's demographic audience. The Company intends to hire experienced personnel at the corporate level for these and similar services that would not otherwise be available at a cost-efficient rate to its stations on an individual basis.

          Centralized Systems and Controls. Management plans to centralize the Company's scheduling, purchasing, national sales and certain accounting functions within the corporate office. The Company believes that this will afford each of the station's general managers more time to focus on local sales and marketing. Management believes that by centralizing purchasing, the Company will be able to negotiate lower costs for equipment and services. For example, the Company has solicited and received proposals for a group national sales representative agreement at significantly lower rates than would have been available to its stations on an individual station basis. In addition, the Company has already purchased syndicated programming on a multiple station basis and negotiated capital lease facilities for its stations as a group on terms it considers attractive.

                                 THE WB NETWORK

     The WB Network was created by affiliates of Time Warner, Inc. ('Time Warner'), Tribune Broadcasting ('Tribune') and Jamie Kellner as a new television broadcast network. The WB Network was formed to provide an alternative to the prime time and children's programming offered by the other networks. The WB Network's focus is to provide quality programming to teens, young adults and families with small children. The WB Network utilizes (i) the strength of Time Warner, through its Warner Brothers division, as a leading producer of prime time programming and Saturday morning cartoons, (ii) the network distribution capabilities of the cable system holdings of Time Warner and the television station holdings of Tribune, and (iii) the experience of the members of The WB Network management team, many of whom worked with Mr. Kellner during the launch of Fox in 1986.

     Since the launch of the network on January 11, 1995, The WB Network has increased its on-air programming from two hours of prime time programming one night per week to nine hours of prime time programming four nights per week and 19 hours of children's programming announced for the 1997-1998 season. The WB Network has announced plans to provide one additional evening of prime time programming each season until every night is programmed. As of May 1997, it is estimated that The WB Network programming is available to approximately 86% of all television households in the United States.

                                STATION OVERVIEW

     On June 17, 1997, ACME Parent (as defined) acquired Station KWBP, which serves the Portland, Oregon DMA (the 'Portland Acquisition'), for approximately $18.7 million in cash and $4.4 million of membership units in ACME Parent. On October 7, 1997, the Company acquired Station WBXX, which serves the Knoxville, Tennessee DMA (the 'Knoxville Acquisition') for $13.2 million in cash. The Company has entered into an acquisition agreement dated July 29, 1997 to acquire Station KPLR, St. Louis, Missouri (the 'St. Louis Acquisition') for an aggregate purchase price of approximately $146.0 million and has entered into a time brokerage agreement with respect to Station KPLR (the 'St. Louis LMA'). The Company has also entered into agreements to (i) construct and acquire new stations in the Salt Lake City, Utah and Albuquerque, New Mexico markets for an aggregate purchase price of $14.0 million, plus approximately $8.5 million in construction costs. See 'The Transactions.'

KPLR-11: ST. LOUIS, MO

     Station KPLR operates in the St. Louis market, which is the 21st largest DMA in the U.S. The St. Louis DMA is projected to have annual television advertising revenue and population growth of approximately 5.4% and 0.5%, respectively, through the year 2000. Station KPLR commenced broadcasting in 1959 and has been affiliated with The WB Network since the network's launch in 1995. The station currently competes against four other commercial broadcasters and captured approximately 16% of the market's television advertising revenues for the 1996 calendar year. For the May 1997 sweep period, Station KPLR ranked third in terms of audience ratings in its market and, among all domestic broadcast stations affiliated with The WB Network, UPN or operated as an independent station, was the number one ranked station in the U.S. on the basis of ratings and audience share. Station KPLR's non-network programming emphasizes both programs of local appeal, such as St. Louis Cardinals baseball and a 9:00 p.m. newscast, and quality syndicated programs, such as Cheers, Full House, Living Single, Martin and Seinfeld.

KWBP-32: PORTLAND, OR

     Station KWBP operates in the Portland market, which is the 24th largest DMA in the U.S. The Portland DMA is projected to have annual television advertising revenue and population growth of approximately 5.9% and 1.8%, respectively, through the year 2000. Station KWBP competes against five other commercial broadcasters. Management anticipates completing the construction of a new transmission facility to improve the station's signal and upgrading its studio facility in January 1998. Station KWBP has been affiliated with The WB Network since the network's launch in 1995. The station's syndicated programming and future broadcast rights include Cops, Full House, Hawaii Five-O, Mama's Family, Star Trek: The Next Generation, The Drew Carey Show and Xena--Warrior Princess.

KZAR-16: SALT LAKE CITY, UT

     Station KZAR will operate in the Salt Lake City market, which is the 36th largest DMA in the U.S. The Salt Lake City DMA is projected to have annual television advertising revenue and population growth of approximately 6.2% and 1.9%, respectively, through the year 2000. The Salt Lake City market has a relatively young demographic population, with over 37% of the population under the age of eighteen, compared to the national average of 26%. Station KZAR will compete against five other commercial broadcasters. Management anticipates completing construction of the station and commencing broadcasting in April of 1998.

KAUO-19: ALBUQUERQUE-SANTA FE, NM

     Station KAUO will operate in the Albuquerque market, which is the 48th largest DMA in the U.S. The Albuquerque DMA is projected to have annual revenue and population growth of approximately 5.8% and 1.6%, respectively, through the year 2000. The Albuquerque market has a relatively young demographic population, with approximately 30% of the population under the age of eighteen. Station KAUO will compete against five other commercial broadcasters. Management anticipates completing construction of the station and commencing broadcasting in September of 1998.

WBXX-20: KNOXVILLE, TN

     Station WBXX operates in the Knoxville market, which is the 60th largest DMA in the U.S. The Knoxville DMA is projected to have annual television advertising revenue and population growth of approximately 6.1% and 1.4%, respectively, through the year 2000. Station WBXX will compete against four other commercial broadcasters. The acquisition and construction of the station were completed and broadcasting commenced in October of 1997. The station has purchased syndicated programming and future broadcast rights to several syndicated programs including Cheers, Friends, Full House, M*A*S*H, Star Trek:
The Next Generation and The Drew Carey Show.

                            MANAGEMENT AND INVESTORS

     The Company's senior management team has extensive experience in the television industry. Jamie Kellner, the Company's Chairman and Chief Executive Officer, was formerly the President of Fox and has over 28 years of industry experience. Mr. Kellner is also currently the Chief Executive Officer of The WB Network. Doug Gealy, President and Chief Operating Officer, has over 15 years of experience in television operations and sales. Previously, Mr. Gealy served as an Executive Vice President for Benedek Broadcasting, overseeing eight television stations, and has also been General Manager for stations owned by NBC and Outlet Communications. Tom Allen, Executive Vice President and Chief Financial Officer, has over eleven years of experience in the media industry, including seven years as Senior Vice President--Finance and Administration of Fox. While at Fox, Mr. Allen oversaw the financial, administrative and operating performance of the network. In addition to the senior management team, the Company has hired and plans to hire general managers with extensive sales experience to operate each station.

     The Company is 100% owned directly or indirectly by ACME Intermediate Holdings, LLC ('ACME Intermediate'). ACME Intermediate is 92% owned directly or indirectly by ACME Television Holdings, LLC ('ACME Parent'). The remaining 8% of ACME Intermediate is owned by purchasers of the Intermediate Notes (as defined). The principal investors in ACME Parent are investment funds affiliated with Alta Communications, Inc., BancBoston Ventures Inc., CEA Capital Partners and The TCW Group, Inc. (collectively the 'Institutional Investors'). The Institutional Investors have extensive experience in successfully investing in the broadcast television industry and other broadcast and media industries. In addition, as partial consideration upon the closing of the acquisition of their respective stations by the Company, two of the prior owners of the Company's stations will receive in the aggregate approximately $10.4 million of membership units in ACME Parent. See 'The Transactions' and 'Security Ownership of Certain Beneficial Owners and Executive Officers.'

                               THE EXCHANGE OFFER

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The Issuers...............................  ACME Television, LLC and ACME Finance Corporation.

The Exchange Offer........................  The Issuers are offering to exchange their Exchange Notes, which have been registered under the Securities Act, for any and all of their outstanding Original Notes. The Original Notes may be exchanged for
                                            Exchange Notes only in multiples of $1,000 principal amount. The
                                            Issuers will issue the Exchange Notes on or promptly after the
                                            Expiration Date. The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the
                                            Exchange Notes will be registered under the Securities Act, and, therefore, will not bear legends restricting the transfer thereof and
                                            (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of the Original Notes under the
                                            Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes and both series of Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities. The Issuers will keep the Exchange Offer open for not less than 30 days or longer if required by applicable law, after the date of notice of the Exchange Offer is mailed to holders of the Original Notes. See 'The Exchange Offer--Terms of the
                                            Exchange Offer.'

                                            Based upon interpretations by the Staff of the Commission set forth in no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an 'affiliate' of the Issuers within the meaning of
                                            Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities
                                            Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders Exchange Notes with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely upon such
                                            interpretations by the staff of the Commission and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling securityholder information required by Item
                                            507 of the Registration S-K under the Securities Act. Each broker-
                                            dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This
                                            Prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed
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                                       5

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                                            that, for a period not to exceed 180 days after the consummation of the Exchange Offer, they will make this Prospectus available, for use in connection with any such resale, to any such broker-dealer and other persons, if any, with similar prospectus delivery requirements.
                                            See 'Plan of Distribution.' In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange
                                            Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and complied with. The
                                            Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange
                                            Notes reasonably requests in writing.

Expiration Date...........................  The Exchange Offer will expire at 5:00 p.m., New York City time, on
                                                           , 1998, unless extended in which case the term
                                            'Expiration Date' shall mean the latest date and time to which the
                                            Exchange Offer is so extended.

Conditions to the Exchange Offer..........  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers in whole or in part and from time to time in their sole discretion. See 'The Exchange Offer-- Certain
                                            Conditions to the Exchange Offer.' The Issuers reserve the right to terminate or amend the Exchange Offer at any time prior to the
                                            Expiration Date upon the occurrence of any such condition. The
                                            Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Procedures for Tendering the Original
  Notes...................................  Each registered holder of Original Notes (a 'Registered Holder')
                                            wishing to tender such Original Notes in the Exchange Offer must complete, sign and date the Letter of Transmittal, or facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation, to the Exchange Agent at the address set forth herein. Each Registered
                                            Holder whose Original Notes are held through The Depository Trust
                                            Company ('DTC') and wishes to participate in the Exchange Offer may do so through DTC's Automated Tender Offer Program ('ATOP') by which each tendering participant will agree to be bound by the Letter of
                                            Transmittal. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See 'The Exchange
                                            Offer--Procedures for Tendering Original Notes.'

Special Procedures for Beneficial
  Owners..................................  Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Original Notes should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such
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                                       6

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                                            owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the
                                            Expiration Date. See 'The Exchange Offer--Procedures for Tendering
                                            Original Notes.'

Guaranteed Delivery Procedures............  Holders of Original Notes who wish to tender their Original Notes and
                                            (i) whose Original Notes are not immediately available, (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent (as defined) prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender of their
                                            Original Notes according to the guaranteed delivery procedures set forth in 'The Exchange Offer--Guaranteed Delivery Procedures.'

Withdrawal Rights.........................  Tenders of Original Notes may be withdrawn at any time prior to 5:00
                                            p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, (i) a written notice of withdrawal must be received by the Exchange Agent (as defined) at its address set forth herein or
                                            (ii) holders must comply with the appropriate procedures of DTC's
                                            ATOP System. See 'The Exchange Offer-- Withdrawal Rights.'

Acceptance of Original Notes and Delivery
  of Exchange Notes.......................  Upon the terms and subject to the conditions set forth in this
                                            Prospectus and in the Letter of Transmittal, the Issuers will accept for exchange any and all Original Notes validly tendered in the
                                            Exchange Offer prior to 5:00 p.m., New York City time, on the
                                            Expiration Date. The Exchange Notes issued pursuant to the Exchange
                                            Offer will be delivered promptly following the Expiration Date. See
                                            'The Exchange Offer--Terms of the Exchange Offer.'

Consequences of Failure to
  Exchange................................  Upon consummation of this Exchange Offer, the holders of the Original
                                            Notes will have no further registration or other rights under the
                                            Registration Rights Agreement, except under certain limited circumstances. Holders of Original Notes who do not exchange their
                                            Original Notes for the Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such
                                            Original Notes as set forth in the Indenture. In general, Original
                                            Notes that are not exchanged pursuant to the Exchange Offer may not be offered or sold except pursuant to a registration statement filed under the Securities Act or an exemption from registration thereunder and in compliance with applicable state securities laws. See 'The
                                            Exchange Offer--Consequences of Failure to Exchange.'

Certain Tax Considerations................  The exchange of Original Notes for Exchange Notes by tendering holders will not be a taxable event for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Use of Proceeds...........................  The Issuers will not receive any proceeds from the exchange of Notes pursuant to the Exchange Offer.

Registration Rights Agreement.............  Pursuant to the Registration Rights Agreement, the Issuers agreed (i)
                                            to use their reasonable best efforts to file, within 45 days after the date of the original issuance of the Original Notes, a registration statement (the 'Exchange Offer Registration Statement')
                                            and (ii) to use their reasonable best efforts to cause the Exchange
                                            Offer
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                                       7

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                                            Registration Statement to be declared effective under the Securities
                                            Act within 150 days after the date of the original issuance of the
                                            Original Notes (the 'Issue Date'). The Exchange Offer is intended to satisfy the rights of holders of Original Notes under the
                                            Registration Rights Agreement, which rights terminate upon consummation of the Exchange Offer.

Shelf Registration Statement..............  In the event that, based upon applicable interpretations of the
                                            Securities Act by the Staff of the Commission, the Issuers conclude that they cannot effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the
                                            Issue Date, or if a holder of the Original Notes is not permitted to participate in the Exchange Offer or does not receive freely tradable
                                            Exchange Notes pursuant to the Exchange Offer or, under certain circumstances, if the Initial Purchasers or the holder of a majority in aggregate principal amount at maturity of Notes so request, the
                                            Issuers will use their reasonable best efforts to cause to become effective a registration statement (the 'Shelf Registration
                                            Statement') with respect to the resale of the Original Notes and use their best efforts to keep such Shelf Registration Statement continuously effective until two years after the Issue Date.

Exchange Agent............................  Wilmington Trust Company is the exchange agent for the Exchange Offer
                                            (the 'Exchange Agent'). The address and telephone number of the
                                            Exchange Agent are set forth in the 'The Exchange Offer-- Exchange
                                            Agent.'

EXCHANGE NOTES

Maturity Date.............................  September 30, 2004.

Original Issue Discount of Original
  Notes...................................  A holder of Exchange Notes will be required to include the accretion of the original issue discount at which the Original Notes were issued as gross income for U.S. federal income tax purposes prior to the receipt of the cash payments to which such income is
                                            attributable. See 'Certain U.S. Federal Income Tax
                                            Considerations--U.S. Holders--Original Issue Discount on the Original
                                            Notes.'

Interest..................................  Cash interest will not accrue or be payable on the Exchange Notes prior to September 30, 2000. Thereafter, cash interest on the
                                            Exchange Notes will accrue at a rate of 10 7/8% per annum on the principal amount at maturity of the Exchange Notes through and including the maturity date, and will be payable semiannually on
                                            March 31 and September 30 of each year, commencing March 31, 2001.

Optional Redemption.......................  The Exchange Notes are redeemable at any time and from time to time at the option of the Issuers, in whole or in part, on or after
                                            September 30, 2001, at the redemption prices set forth herein
                                            (expressed as a percentage of the principal amount at maturity) plus accrued and unpaid interest to the date of redemption. In addition, on or prior to September 30, 2000, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of one or more Public Equity
                                            Offerings (as defined) at 110.875% of the Accreted Value thereof, as long as at least 65% of the aggregate principal amount at maturity of the Notes originally issued remains outstanding after each such
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                                       8
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                                            redemption and that such redemption occurs within 90 days of any such
                                            Public Equity Offering. See 'Description of the Notes-- Optional
                                            Redemption.'

Change of Control.........................  Upon a Change of Control (as defined), the Issuers will be required to offer to repurchase the Exchange Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, if the purchase date is on or prior to September 30, 2000, or (ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the purchase date, if such date is after September 30, 2000.
                                            See 'Risk Factors--Inability to Satisfy a Change of Control Offer'
                                            and 'Description of the Notes--Change of Control Offer.'

Ranking and Guarantees....................  The Exchange Notes are general senior unsecured obligations of the
                                            Issuers and rank pari passu in right of payment with all future unsubordinated indebtedness of the Issuers and senior in right of payment to any subordinated indebtedness of the Issuers. The Exchange
                                            Notes are effectively subordinated in right of payment to all other secured indebtedness of the Issuers. The Exchange Notes are fully and unconditionally guaranteed (the 'Subsidiary Guarantees' or
                                            'Guarantees') to the maximum extent permitted by law, jointly and severally, and on a senior unsecured basis, subject to certain exceptions, by all existing and future subsidiaries of the Issuers
                                            (collectively, the 'Subsidiary Guarantors' or 'Guarantors'). See
                                            'Description of the Notes--Guarantees.' The Subsidiary Guarantees
                                            rank pari passu to all existing and future unsubordinated
                                            indebtedness (other than secured indebtedness) of such Subsidiary
                                            Guarantors, including any guarantees of such unsubordinated indebtedness. After giving pro forma effect to the Transactions as of
                                            September 30, 1997, the Issuers and the Subsidiary Guarantors had
                                            approximately $131.6 million of indebtedness outstanding, comprised of $4.2 million of secured indebtedness (including $3.5 million of indebtedness under the Revolving Credit Facility), and $127.4 million of indebtedness evidenced by the Exchange Notes. The Indenture permits the Issuers to incur additional indebtedness (subject to certain limitations). See 'Description of the Notes.'

Non-Recourse to Equity Holders............  The Exchange Notes are non-recourse to any parent entity or equity holders of the Issuers (other than the Company).

Restrictive Covenants.....................  The Indenture contains certain restrictive covenants with respect to the Issuers and their Subsidiaries, including limitations on (a) the sale of assets, including the equity interests of the Subsidiaries,
                                            (b) asset swaps, (c) the payment of Restricted Payments (as defined),
                                            (d) the incurrence of indebtedness and issuance of certain preferred securities by the Issuers or the Subsidiaries, (e) the issuance of
                                            Equity Interests (as defined) by a Subsidiary, (f) the payment of dividends on, and the purchase, redemption or retirement of, the equity interests or subordinated indebtedness of the Issuers, (g)
                                            certain transactions with affiliates, (h) liens, certain
                                            sale-leaseback transactions and the conduct of business and (i)
                                            certain consolidations and mergers. All of these limitations and prohibitions, however, are subject to a number of important qualifications. See 'Description of the Notes--Certain Covenants.'
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                                       9

        SUMMARY UNAUDITED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

     The following summary financial data reflect the results of operations of Channel 32 for the years ended June 30, 1995 and 1996 and the period from July 1, 1996 to June 17, 1996, the Company for the nine months ended September 30, 1997 and Koplar Communications, Inc. ('Koplar Communications'), the owner of Station KPLR, for each of the five fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the nine-month periods ended September 30, 1996 and 1997. The historical information for Channel 32 for the period from July 1, 1996 to June 17, 1997 and for Koplar Communications for the nine-month periods ended September 30, 1996 and 1997 is unaudited. The capital structure and accounting basis of Koplar Communications subsequent to its acquisition by the Company will differ from its historical capital structure and accounting basis.

     The following unaudited pro forma consolidated statement of operations data of the Company for fiscal year 1996 and for the nine months ended September 30, 1997 give effect to the Transactions as if such events had occurred at the beginning of the periods presented. The following unaudited pro forma consolidated balance sheet data at September 30, 1997 reflect the consummation of the Knoxville Acquisition and Pending Acquisitions as if such events had occurred on that date. The pro forma financial information may not be indicative of the results that actually would have occurred if the transactions and adjustments described in the accompanying notes had occurred on the dates assumed and do not project the Company's financial position or results of operations at any future date. See 'Pro Forma Consolidated Financial Information.'


                                                                          HISTORICAL
                                                                          THE COMPANY
                                         HISTORICAL--CHANNEL 32          -------------                PRO FORMA
                                              (PREDECESSOR)               NINE MONTHS                THE COMPANY
                                    ---------------------------------        ENDED        ----------------------------------
                                                          PERIOD FROM    SEPTEMBER 30,        YEAR           NINE MONTHS
                                     1995       1996        JULY 1,          1997            ENDED              ENDED
                                    -------    -------       1996        -------------    DECEMBER 31,      SEPTEMBER 30,
                                                          TO JUNE 17,                         1996               1997
                                                             1997                         ------------    ------------------
                                                          -----------                     (UNAUDITED)        (UNAUDITED)
                                                          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net revenues(1)................   $   288    $ 2,729      $ 1,306         $ 2,155         $ 30,462           $ 23,502
  Programming expenses...........       623      3,274        1,304           1,096           14,425              9,554
  Selling, general and
    administrative expenses......       273      1,462        1,061           3,173           10,115              8,044
  Depreciation and amortization..       235        542          346             551           10,964              8,006
                                    -------    -------    -----------    -------------    ------------       ----------
  Operating income (loss)........      (843)    (2,549)      (1,405)         (2,665)          (5,042)            (2,102)

  Interest expense...............      (200)    (3,252)      (2,222)           (573)         (15,511)           (11,198)

  Income (loss) before
    discontinued operations and
    extraordinary items..........    (1,043)    (6,015)      (3,637)         (3,238)         (21,300)           (13,628)

  Net (loss).....................    (1,043)    (6,015)      (3,637)         (3,238)         (21,300)           (13,628)

OTHER DATA:
  Cash provided by (used in):
    Operating activities.........      (412)    (5,260)      (2,643)          4,716               --                 --
    Investing activities.........    (1,222)    (1,077)        (356)           (146)              --                 --
    Financing acitivities........     1,636      6,345        3,097             168               --                 --

  Ratio of earnings to fixed
    charges(2)...................      (421)%      (85)%        (64)%          (465)%             --                 --
  EBITDA(3)......................   $  (608)   $(2,007)     $(1,059)        $(2,225)        $  8,047           $  5,280
  EBITDA margin(4)...............    (211.1)%    (73.5)%      (81.1)%        (103.2)%           26.4%              22.5%

  Capital expenditures...........   $   979    $   998      $   356         $ 2,963         $     --           $     --


                                                                                                     HISTORICAL--KOPLAR
                                                                                                       COMMUNICATIONS
                                                    HISTORICAL--KOPLAR COMMUNICATIONS             -------------------------
                                           ---------------------------------------------------        NINE MONTHS ENDED
                                                        YEARS ENDED DECEMBER 31,                        SEPTEMBER 30,
                                           ---------------------------------------------------    -------------------------
                                            1992       1993       1994       1995       1996         1996          1997
                                           -------    -------    -------    -------    -------    ----------    -----------
                                                                                                  (UNAUDITED)   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net revenues(1).......................   $39,128    $41,500    $33,146    $27,528    $27,260     $ 19,751       $21,347
  Programming expenses..................    22,532     19,592     13,581      9,503     11,365        9,413         8,458
  Selling, general and administrative
    expenses............................    17,587     17,614     12,113     11,632     11,318        7,914        13,722
  Depreciation and amortization.........     1,321      1,367      1,085        791        702          518           490
                                           -------    -------    -------    -------    -------    ----------    -----------
  Operating income (loss)...............    (2,312)     2,927      6,367      5,602      3,875        1,906        (1,323)

  Interest expense......................    (6,462)    (9,402)    (5,777)    (2,842)    (2,155)      (1,522)       (1,117)

  Income (loss) before discontinued
    operations and
    extraordinary items.................    (9,246)    (6,967)    10,295      1,916        559         (530)       (2,722)

  Net income (loss).....................    (9,246)    (6,967)    58,691      1,916       (800)        (530)       (2,722)

OTHER DATA:
  Cash provided by (used in):
    Operating activities................    10,533     10,623    (55,666)     6,355      8,755        9,672         9,570
    Investing activities................      (482)      (861)    13,817     (2,498)      (787)        (680)         (346)
    Financing activities................    (9,613)    (9,555)   (18,740)    (5,609)    (7,389)      (5,670)       (6,525)

  Ratio of earnings to fixed
    charges(2)..........................       243%       174%       335%       186%       147%          93%         (236)%
  EBITDA(3).............................   $ 3,228    $ 5,487    $ 5,071    $ 6,581    $ 5,922     $    (73)      $(1,346)
  EBITDA margin(4)......................       8.2%      13.2%      15.3%      23.9%      21.7%        (0.4)%        (6.3)%

  Capital expenditures..................   $   565    $   482    $   839    $ 1,013    $   687     $    580       $   246



                                                                          HISTORICAL                  PRO FORMA
                                                                         THE COMPANY                 THE COMPANY
                                                                   ------------------------    ------------------------
                                                                   AS OF SEPTEMBER 30, 1997    AS OF SEPTEMBER 30, 1997
                                                                   ------------------------    ------------------------
BALANCE SHEET DATA:
  Cash and cash equivalents.....................................           $ 27,211                    $  6,001
  Working capital...............................................             28,542                      10,345
  Total assets..................................................            225,399                     251,559
  Total debt(5).................................................            131,576                     131,576
  Members' capital..............................................             82,278                      88,278


------------------
(1) Net revenues is defined as total revenues less agency commissions. Net revenues for Koplar Communications include approximately $14.3 million, $15.4 million and $7.1 million for the years ended December 31, 1992, 1993 and 1994, respectively, relating to the operations of Station KRBK which was sold on June 29, 1994.


(2) The ratio of earnings to fixed charges is calculated as net income before taxes, discontinued operations and extraordinary items plus interest expense, divided by interest expense.



(3) EBITDA is defined as operating income (loss), plus depreciation, amortization and other noncash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not caluclated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.



(4) EBITDA expressed as a percentage of net revenues.



(5) Total debt includes the current portion of capital lease obligations and excludes programming rights payable.

                                  RISK FACTORS

     Holders of Original Notes and prospective purchasers of Exchange Notes should consider carefully the following factors as well as the other information and data included in this Prospectus prior to participating in the Exchange Offer making an investment in the Exchange Notes.

LEVERAGE AND DEBT SERVICE; REFINANCING REQUIRED


     The Company incurred significant debt in connection with the Offering. As of September 30, 1997, the Company had outstanding indebtedness of approximately $131.6 million comprised of $4.2 million of secured indebtedness (including $3.5 million of indebtedness under the Revolving Credit Facility) and $127.4 million of indebtedness evidenced by the Exchange Notes. The Company's highly leveraged financial position poses substantial risks to holders of the Exchange Notes, including the risks that: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to servicing its indebtedness;
(ii) the Company's highly leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes, including acquisitions; and (iii) the Company's highly leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company believes that, based on its current level of operations after giving effect to the Transactions, it will have sufficient capital to carry on its business and will be able to make the scheduled interest payments on the Exchange Notes and meet its other obligations and commitments. However, there can be no assurance that the future cash flow of the Company will be sufficient to do so. If the Company is unable to generate sufficient cash flow from operations in the future to make scheduled interest payments on the Exchange Notes and to meet its other obligations and commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. Furthermore, the Company believes it will be necessary to refinance the Exchange Notes at or prior to the scheduled maturity date in 2004. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. See 'Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources,' and 'Description of the Notes.'


LIMITATIONS ON ACCESS TO CASH FLOW OF SUBSIDIARIES; HOLDING COMPANY STRUCTURE

     The Company is a holding company which has no significant assets other than its investments in its direct and indirect subsidiaries, and therefore, its ability to make payments with respect to the Exchange Notes is dependent upon the receipt of dividends or debt service in respect of intercompany indebtedness from its direct and indirect subsidiaries. Future acquisitions (including certain of the Pending Acquisitions) will be made through present or future subsidiaries of the Company.

ABSENCE OF OPERATING HISTORY

     Although the Company's management team has extensive experience in the television industry, the Company has limited operating history. As of the date hereof, the Company has acquired three television stations and has entered into definitive agreements to construct two additional stations. There can be no assurance that the Company will be able to successfully implement its business plan, which will depend upon, among other things, the Company's ability to (i) consummate the Pending Acquisitions (and the construction and upgrades relating thereto) on a timely basis and on the terms and cost bases currently contemplated and (ii) successfully operate and manage the acquired businesses. In addition, the various stations have no consolidated operating history. Prospective investors, therefore, have limited historical financial information about the Company upon which to base an evaluation of its performance and an investment in the Exchange Notes. There can be no assurance that the Company will be successful in integrating such operations or that such integration will not divert management resources which in a start-up venture are more limited, cause temporary disruptions, or otherwise have an adverse effect on the Company which may be material. See 'Business--The Company.'

RISKS RELATED TO ACQUISITIONS

     Consummation of each of the Pending Acquisitions is subject to certain conditions beyond the Company's control. Such conditions include, among other things (i) prior approval by the FCC of the assignments or transfers of control of permits or licenses issued by the FCC, (ii) expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the 'HSR Act') and (iii) maintenance of normal broadcast transmission and operations in the ordinary course until closing. Accordingly, there can be no assurance as to whether or when any of the Pending Acquisitions will be consummated or whether they will be consummated on the terms described herein. There can also be no assurance that the Company will be successful in its plans to obtain The WB Network affiliation for all of its acquired stations, swap certain stations or increase the signal strength of certain stations. In the event that the Pending Acquisitions are not consummated in certain circumstances, the Company may forfeit escrow deposits in the aggregate amount of approximately $100,000 and otherwise be subject to claims for breach of such agreements. See 'Business--The WB Network' and 'Business--The Stations and Market Overviews.'

     The Company intends to continue to pursue the acquisition of additional television stations. Acquisition of television stations is subject to prior FCC approval and applicable law which limits the number and location of broadcasting properties that any one person or entity (including its affiliates) may own. The market to purchase television stations is highly competitive, and many potential acquirors may have greater resources than the Company available to effect such acquisitions. Accordingly, there can be no assurance that the Company will be able to make future acquisitions at prices acceptable to the Company. In addition, rapidly growing businesses frequently experience unforeseen expenses and delays in completing acquisitions, as well as difficulties and complications in integrating the acquired operations without disruption in the overall operations. As a result, acquisitions could materially adversely affect the Company's operating results in the short term as a result of several factors, including increased capital requirements. In addition, there can be no assurance that the Company will have the financial resources necessary to acquire additional stations. See '--Leverage and Debt Service; Refinancing Required.'

     In connection with the Salt Lake City and Albuquerque Acquisitions, the Company intends to undertake significant upgrading or construction of transmission and studio facilities. Such construction activities are subject to risks of unforeseen engineering, environmental or geological problems, weather interference and unanticipated cost increases. Such problems, or difficulties in obtaining any required permits, approvals or regulatory authorizations, could delay completion of such facilities and the commencement of broadcasting at the affected station. Although management believes that it has experience in overseeing station facilities construction and is capable of managing such risks, there can be no assurance that it will be able to effectively do so.

     Pending receipt of FCC approval of the transfer of voting control of the company holding the FCC licenses and other assets of Station KPLR, an amount equal to the cash portion of the purchase for the St. Louis Acquisition ($143.0 million paid at consummation of the closing of the St. Louis LMA subject to reduction for the amount of long term debt and notes payable of Koplar Communications ($14.0 million as of January 2, 1998) and subject to certain other adjustments) was deposited into escrow by the Company pursuant to an escrow agreement (the 'Escrow Agreement') and the Company entered into the St. Louis LMA. Pursuant to the Escrow Agreement, the sellers of Station KPLR received the escrowed funds on January 2, 1998, in exchange for deposit into the escrow account of all of the outstanding capital stock of Koplar Communications, together with such other documents and instruments as the Company may reasonably request in order to transfer such capital stock to the Company and otherwise consummate the transaction upon receipt of the required FCC approval. In the event such approval is not obtained by September 28, 1998, the sellers will be required to cooperate with the Company, at the Company's request and expense, to effect a disposition of Station KPLR to a third party, and all proceeds of such disposition (less the sellers' expenses and the $3.0 million of fees that would have been payable to Edward J. Koplar pursuant to his management agreement with the Company) will be payable to the Company. There can be no assurance that, if FCC approval is not obtained by September 28, 1998, the Company will be able to effect a disposition of Station KPLR at net proceeds to the Company equal to or greater than the $146.0 million aggregate purchase consideration to be paid to the sellers of Station KPLR.

     FCC regulations require that LMAs expressly permit station licensees to retain full management and control of the station, including programming and personnel. There can be no assurance that early termination or unanticipated preemptions by a licensee of all or a significant portion of the scheduled programming for the St.

Louis LMA will not occur, or that the licensee will not otherwise interfere with the Company's intended plan of operations for such station, including the implementation of cost savings assumed in the Pro Forma Financial Statements (as defined).

DEPENDENCE ON STATION KPLR


     The Company's ability to make payments with respect to the Exchange Notes is largely dependent on the results of operations and financial condition of Station KPLR, which experienced declines in revenues and net income in 1995 and 1996. Beginning in late 1990, the television industry and, in particular the St. Louis, Missouri, DMA experienced a severe decline in television advertising revenues which, coupled with a continuing rise in fixed, long-term programming costs and sports broadcast rights fees, caused Station KPLR to experience significant cash flow difficulties. In response to these difficulties, the owner of Station KPLR sold substantially all of the assets of a television station which it owned in Sacramento, California (Station KRBK). Station KRBK accounted for approximately $7.1 million, or 21.4% of total revenues of Koplar Communications, Inc. in 1994. The declining revenue and recent losses of Station KPLR are attributable to the cash flow difficulties of Station KPLR and the resulting sale of Station KRBK. Although the Company believes that it can improve the results of operations and financial condition of Station KPLR, there can be no assurance that the declining revenue and recent losses of Station KPLR will not continue.


DEPENDENCE ON KEY PERSONNEL

     The Company's success is largely dependent on the continued services of its senior management team, including, in particular, Messrs. Kellner, Gealy and Allen. Although the Company believes it can adequately replace key employees in an orderly fashion should the need arise, there can be no assurance that the loss of such key personnel would not have a material adverse effect on the Company. The Company's success will also be dependent in part on its ability to recruit and retain quality general managers for its stations and other corporate office personnel.

CERTAIN POTENTIAL CONFLICTS; CONTROL OF THE COMPANY AND ACME PARENT


     Full authority for the management of ACME Parent and the Company resides in their respective executive officers and the Board of Advisors of ACME Parent, which initially consists of Messrs. Kellner, Gealy and Allen. ACME Parent has entered into a consulting agreement with Mr. Kellner and employment contracts with Messrs. Gealy and Allen, which include non-competition covenants. However, Mr. Kellner's agreement provides that he may perform services for other businesses unaffiliated with the Company which, in certain limited circumstances, may be competitive with the Company. Mr. Kellner is also an owner and chief executive officer of The WB Network. Certain of the Company's competitors own stations in other markets which are or may seek to become, affiliates of The WB Network, and Mr. Kellner, as an owner and chief executive officer of The WB Network may simultaneously be engaged in The WB Network affiliation agreements with the Company's stations and stations in other markets owned by the Company's competitors. Upon consummation of the Salt Lake City Acquisition and the St. Louis Acquisition, Messrs. Roberts and Koplar, respectively, are expected to join the Board of Advisors of ACME Parent. Mr. Roberts owns a broadcast station in the St. Louis DMA which will compete with Station KPLR. See 'Certain Relationships and Related Transactions.' In addition, the Institutional Investors, voting as a group, have consent rights with respect to certain actions by the Company. Certain members of the Board of Advisors and certain of the Institutional Investors have, or in the future may have, interests in other broadcast television companies or other related investments. There can be no assurance that the activities of such persons will not compete with those of the Company, or give rise to conflicts of interest between such persons and the Company.


DEPENDENCE ON THE WB NETWORK AFFILIATION

     The Company anticipates that all of the Company's television stations will be affiliates of The WB Network, which for the 1997-1998 broadcast season has announced that it will provide such stations with 9 hours of prime time programming, and 19 hours of childrens' programming per week, in return for advertising rights during such programming. Accordingly, the Company's success is largely dependent on the continued relationship of its stations with The WB Network and on The WB Network's continued success as a broadcast network. Although the Company believes that its relationship with The WB Network is excellent, there can be no assurance that The WB Network will renew any affiliation agreement as to all or any of the Company's stations. In addition, The

WB Network may fail to renew the affiliation agreement as to any station in the event it desires to change its affiliate in the applicable market. Finally, there can be no assurance that The WB Network programming will continue to generate improved ratings or that The WB Network will continue to provide programming, marketing and other support to its affiliates on the same basis as currently provided. See 'Business--Affiliation Agreements.'


     The WB Network was launched in January 1995 and has experienced operating losses since its inception. Time Warner has reported that such losses are expected to continue due to the start up nature of the network. The WB Network utilizes Time Warner's capabilities as a leading producer of prime time programming and Saturday morning cartoons, and the network distribution capabilities of the cable system holdings of Time Warner and the television station holdings of Tribune. Accordingly, The WB Network is dependent on the continued support of, and its operating relationships with, Time Warner and Tribune. Although the Company has no reason to believe that such support and relationships will not continue for the foreseeable future, there can be no assurance that such support and relationships will continue in their present form. Any adverse change in The WB Network's support from or relationships with either Time Warner or Tribune could have a material adverse effect on The WB Network, which in turn could have a material adverse effect on the Company.


COMPETITION; IMPACT OF NEW TECHNOLOGIES; POTENTIAL COST OF SPECTRUM

     The broadcast television industry is highly competitive, and the Company's success will depend in large part on its ability to successfully compete with other broadcast television stations and other media for viewers and advertising revenues. The Company's stations will compete for both viewers and revenues with network-affiliated and independent broadcast stations, cable television, home satellite delivery, home video, direct broadcast satellite ('DBS') television systems and video delivery systems utilizing telephone lines. Many of the Company's competitors may have greater resources than the Company.

     Advances in technology may increase competition for viewers and advertisers and further fractionalize the video industries, which include broadcast television. Video compression techniques currently under development are expected to reduce the bandwidth required for television signal transmission. Such techniques, and other technological developments, may be available to other video delivery systems and thus present the potential for providing expanded programming to targeted audiences. Reductions in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of specialized niche programming. The ability to reach narrowly defined, highly targeted audiences is expected to significantly affect the competition for advertising revenues. In addition, future competition in the television industry may include the provision of interactive video and data services capable of providing two-way interaction with commercial video programming, together with information and data services, that may be delivered by commercial television stations, cable television, DBS and other video delivery systems. Management cannot predict the effect that these or other technological changes will have on the broadcast television industry or the Company's future results of operations.

     In recent years, the FCC has adopted policies providing for authorization of new technologies and a more favorable operating environment for certain existing technologies that have the potential to provide additional competition for television stations. Further advances in technology could facilitate the entry of additional competitors and encourage the development of increasingly specialized 'niche' programming. In particular, the Company may be affected by the development and regulation of digital television ('DTV'). FCC policies could require that the Company convert any and all stations it owns from an analog transmission capability to a digital transmission capability. The transition may have to occur by 2006 or earlier. Although the Company is unable to reasonably project the costs or benefits associated with DTV at this time, DTV will require significant new capital investments in DTV broadcasting capacity, and no assurance can be given that the Company will have adequate financial resources to make such capital investments. In addition, certain members of Congress from time to time have offered and continue to offer various proposals that would require a public auction for the spectrum necessary to effect the transition to DTV. If enacted into law, those proposals could require broadcasters to make a substantial investment in order to obtain the spectrum for DTV. See 'Business-- Competition.'

RESTRICTIONS IMPOSED BY CERTAIN AGREEMENTS

     The Investment and Loan Agreement (the 'Investment Agreement'), dated June 17, 1997, as amended, among ACME Parent and certain of the Institutional Investors, and the Limited Liability Company Agreement, dated June 17, 1997, as amended, among ACME Parent and certain of the Institutional Investors (the 'LLC Agreement'), each contains various covenants which restrict the ability of the Company and its subsidiaries to, among other things, incur indebtedness for borrowed money or liens, sell a material portion of its assets, merge or acquire additional businesses, make loans to or investments in others, enter into sale-leaseback transactions, amend its organizational documents, change its accounting policies, engage in affiliate transactions, declare or pay dividends or sell or issue capital stock. These restrictions will significantly limit the ability of the Company to take various actions without the consent of the holders of the requisite percentage of the applicable outstanding securities of ACME Parent. Such agreements also provide that on June 30, 2002 or upon the occurrence of certain events, including Jamie Kellner's ceasing to serve as Chairman and Chief Executive Officer of the Company or as a senior executive officer of The WB Network, or the cessation of operations by The WB Network, the Institutional Investors shall have the right to exercise voting control of ACME Parent (subject to applicable FCC approvals), and to dispose of the Company or cause the sale of all or substantially all of its assets. See 'The Transactions' and 'Description of ACME Parent.' In addition, in connection with the St. Louis Acquisition, the Company has agreed that for a period of five years from the date of closing, the disposition of Station KPLR by the Company to certain specified persons will, in certain circumstances (excluding creditors of the Company exercising any rights under any financing agreement or related agreement or instrument), require the prior approval of Edward J. Koplar.

REGULATORY MATTERS

     The Company's operations are subject to extensive and changing regulation on an ongoing basis by the FCC, which enforces the Communications Act. The prior approval of the FCC is required for the issuance, renewal and assignment of station permits and licenses and the transfer of control of station permits and licensees. There can be no assurance that the FCC will approve each of the Pending Acquisitions or any future acquisitions that require an assignment or transfer of control of an FCC license to the Company. In addition, the FCC permits and licenses held by the Company are subject to renewal from time to time. The license for Station KPLR St. Louis, Missouri will expire on February 1, 1998 and a renewal application therefor was filed with the FCC on September 30, 1997 by the licensee, Koplar Television Communications L.L.C. and was approved by the FCC on October 24, 1997. Although in substantially all cases such licenses are renewed by the FCC, there can be no assurance that the license for Station KPLR or any other television licenses for stations owned or to be owned by the Company will be renewed. Even if a license is renewed, the FCC could impose burdensome conditions or restrictions on such renewal. The non-renewal or renewal with conditions of one or more of the Company's television broadcast licenses could have a material adverse effect on the Company.

     Congress and the FCC currently have under consideration and may in the future adopt new laws or modifications to existing laws, regulations and policies regarding a wide variety of matters, including station ownership attribution rules and station ownership limitations, which could directly or indirectly adversely affect the ownership and operation of the Company's broadcast properties, as well as the Company's business strategies. In addition, courts could render decisions in cases to which the Company is not a party but which ultimately could affect applicable law and thereby adversely affect the Company.

     Recent and prospective actions by the Congress, the FCC and the courts will likely accelerate the trend toward vertical integration in the media and home entertainment industries and cause the Company to face significant competition in the future. Such measures could include the elimination or modification of certain restrictions on television station ownership, the removal or modification of restrictions on the participation by regional telephone operating companies in cable television and other direct-to-home video technologies, and the elimination or modification of restrictions on the offering of multiple network services by the existing major television networks. The Company is unable to predict whether other potential changes in the regulatory environment could restrict or curtail the ability of the Company to acquire, operate and dispose of stations in the future or, in general, to compete with other operators of television station and other media properties. See 'Business--Regulations.'

INDUSTRY AND ECONOMIC CONDITIONS; SEASONALITY

     The profitability of the Company's television stations is subject to various factors that influence the television broadcasting industry as a whole. The Company's television stations may be affected by changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements, technological changes, proposals to eliminate the tax deductibility of expenses incurred by advertisers and changes in the willingness of financial institutions and other lenders to finance television station acquisitions and operations. The Company cannot predict which, if any, of these or other factors might have a significant impact on the television broadcasting industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, the Company's broadcasting revenue is likely to be adversely affected by a recession or downturn in the United States economy or other events or circumstances that adversely affect advertising activity. In addition, the Company's operating results in individual geographic markets could be adversely affected by local regional economic downturns. Seasonal revenue fluctuations are common in the television broadcasting industry and are due primarily to fluctuations in advertising expenditures by local and national advertisers. The Company's first fiscal quarter ending in March is expected to produce the lowest revenue for the year.

EFFECTIVE SUBORDINATION TO SECURED DEBT


     The Exchange Notes and the full and unconditional Guarantees are senior unsecured obligations of the Issuers and the Subsidiary Guarantors, respectively, ranking pari passu with all future unsubordinated indebtedness of the Issuers and the Subsidiary Guarantors. The Exchange Notes and the full and unconditional Guarantees are effectively subordinated in right of payment to all secured indebtedness of the Issuers and the Subsidiary Guarantors. Upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral (which will include substantially all of the Issuers' and the Subsidiary Guarantors assets) before the holders of the Exchange Notes will be entitled to receive any payment with respect thereto. As a result, holders of the Exchange Notes may recover ratably less than holders of secured indebtedness of the Issuers and the Subsidiary Guarantors. At September 30, 1997, the Company and the Subsidiary Guarantors would have had $131.6 million of indebtedness outstanding comprised of $4.2 million of secured indebtedness (including $3.5 million of indebtedness under the Revolving Credit Facility), and $127.4 million of indebtedness evidenced by the Exchange Notes. Subject to the terms of the Revolving Credit Facility, the Indenture, the Indenture governing the Intermediate Notes (as defined), the Investment Agreement and the LLC Agreement, the Issuers and the Subsidiary Guarantors will have the ability to incur additional secured indebtedness. The Revolving Credit Facility will be secured by substantially all of the Company's and the Subsidiary Guarantors' assets other than assets securing the Capital Lease Facilities. The Capital Lease Facilities will be secured by the assets financed thereunder. See 'Description of the Notes.'


     On September 24, 1997, ACME Intermediate sold units consisting of approximately $71.6 million in aggregate principal amount of 12% Senior Secured Discount Notes due 2005 (the 'Intermediate Notes') and membership units of ACME Intermediate. The Intermediate Notes are secured by a first priority lien on all of the outstanding membership units of the Company and all of the Capital Stock (as defined) of each subsidiary of ACME Intermediate directly owned by ACME Intermediate. The Intermediate Notes are not obligations of, and are not secured by assets of, the Company or any Subsidiary Guarantor, and are effectively subordinated in right of payment to the Exchange Notes.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS


     The Indenture, the Revolving Credit Facility and the Indenture governing the Intermediate Notes impose restrictions that, among other things, limit the amount of additional indebtedness that may be incurred by the Issuers and impose limitations on, among other things, investments, loans and other payments, certain transactions with affiliates and certain mergers and acquisitions. The Revolving Credit Facility also requires the Issuers to maintain specified financial ratios and meet certain financial tests. In addition, it is an event of default under the Revolving Credit Facility if the St. Louis Acquisition is not completed within nine months of the Issue Date. The ability of the Issuers to comply with such covenants and restrictions can be affected by events beyond their control, and there can be no assurance that the Issuers will achieve operating results that would permit compliance with such provisions. The breach of any of the provisions of the Revolving Credit Facility would, under certain circumstances, result in defaults thereunder, permitting the lenders under the Revolving Credit Facility to accelerate the indebtedness under the Revolving Credit Facility. If the Company were unable to pay the amounts due in respect of the Revolving Credit Facility, the lenders thereunder could foreclose upon the assets pledged to secure such payment. Any of such events would adversely affect the Issuers' ability to service the Exchange Notes. See 'Description of Certain Indebtedness--Revolving Credit Facility.'

INABILITY TO SATISFY A CHANGE OF CONTROL OFFER


     The Indenture provides that, upon the occurrence of a Change of Control, the holders of the Exchange Notes will have the right to require the Company to repurchase the Exchange Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, if the purchase date is on or prior to September 30, 2000, or (ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the purchase date, if such date is after September 30, 2000. A Change of Control includes the liquidation or dissolution of ACME Parent or the Company, the cessation of ACME Parent as the direct or indirect managing member of the Company, the loss by certain investors of voting power to elect the Board of ACME Parent during the period prior to an initial public offering and the failure of certain investors to hold a specified aggregate percentage of total voting power of ACME Parent membership units. In addition to the Exchange Notes, the indebtedness outstanding pursuant to the Revolving Credit Facility would also be payable in the event of a Change of Control, and similar provisions may be included in future indebtedness incurred by the Company and the Subsidiary Guarantors. If a Change of Control were to occur, due to the highly leveraged nature of the Company, and the fact that substantially all of its indebtedness would become payable, the Company might not have the financial resources to repay all of such obligations. The Company's failure to make a required repurchase of the Exchange Notes in the event of a Change of Control would create an Event of Default under the Exchange Notes. See '--Leverage and Debt Service; Refinancing Required' and 'Description of the Notes--Change of Control Offer.'


RISK OF FRAUDULENT TRANSFER CONSIDERATIONS

     The incurrence by a Subsidiary Guarantor of indebtedness under its Subsidiary Guarantee will be subject to review under relevant federal and state fraudulent transfer laws in a bankruptcy case or a lawsuit by or on behalf of unpaid creditors of such Subsidiary Guarantor or a representative of such creditors, such as a trustee or such Subsidiary Guarantor as debtor-in-possession. Management believes the indebtedness represented by the Subsidiary Guarantees is being incurred for proper purposes and in good faith, and that based on present forecasts, asset valuations and other financial information, each Subsidiary Guarantor is, and after the consummation of the Offering will be, solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. Notwithstanding management's belief, if a court were to find that, at the time of the incurrence of indebtedness represented by a Subsidiary Guarantee, the Subsidiary Guarantor was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, such court could, among other things, void all or a portion of such indebtedness and/or subordinate such indebtedness or other existing and future indebtedness of such Subsidiary Guarantor, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Subsidiary Guarantee. The measure of insolvency for purposes of the foregoing will vary dependent upon the law of the relevant jurisdiction. Generally, however, a Subsidiary Guarantor would be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ORIGINAL ISSUE DISCOUNT

     The Original Notes were issued with original issue discount. Holders of the Exchange Notes will be required to include the accretion of the original issue discount of the Original Notes in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which such income is attributable. See 'Certain U.S. Federal Income Tax Considerations--Original Issue Discount on the Original Notes' for a more detailed discussion of the U.S. federal income tax consequences to holders of the Exchange Notes of the purchase, ownership and disposition of the Exchange Notes. If a bankruptcy case is commenced by or against the

Company under the United States Bankruptcy Code, the claim of a holder of Exchange Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the purchase price, and (ii) that portion of the original issue discount which has been amortized as of any such bankruptcy filing.

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES; RESTRICTIONS ON RESALE OF THE ORIGINAL NOTES

     There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes or the ability of holders to sell their Exchange Notes, or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be lower than the initial offering price of the Original Notes or the Accreted Value of the Exchange Notes depending on many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. The Initial Purchasers have advised the Issuers that they currently intend to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Exchange Notes or that an active public market for the Exchange Notes will develop. The Issuers do not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market. The Original Notes have not been registered under the Securities Act or any state securities law and, unless exchanged for Exchange Notes pursuant to the Exchange Offer, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities law. The Issuers do not intend to apply for listing or quotation of the Original Notes on any securities exchange or stock market. The Original Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc. The Issuers do not intend to apply for listing or quotation of the Original Notes on any securities exchange or stock market. The Original Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc.

CONSEQUENCES OF FAILURE TO EXCHANGE ORIGINAL NOTES

     The Exchange Notes will be issued in exchange for Original Notes only after timely receipt by the Exchange Agent of such Original Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Original Notes desiring to tender such Original Notes in exchange for the Exchange Notes should allow sufficient time to ensure timely delivery. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification.

     Holders of the Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes, as set forth in the legend thereon, as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Upon consummation of this Exchange Offer, the Issuers will have no further obligation to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes not so tendered could be adversely affected. See 'The Exchange Offer--Consequences of Failure to Exchange.'

                SPECIAL NOTE REGARDING PROJECTED FINANCIAL DATA

     In connection with the offering and sale by the Initial Purchasers of the Original Notes pursuant to Rule 144A under the Securities Act, the Issuers prepared an Offering Memorandum (the 'Offering Memorandum') that was distributed to prospective investors, including persons that presently may be holders of the Original Notes. The Offering Memorandum contained certain forecasts of financial information for the years ending December 31, 1998 through 2002 (the 'Forecasts') that are not included or incorporated by reference in this Prospectus. The Forecasts have not been and are not expected to be made public and the Issuers do not intend to update or otherwise revise the Forecasts to reflect events or circumstances after the date of the Forecasts or reflect the occurrence of unanticipated events. As with all projected financial information, the Forecasts are subject to numerous uncertainties, many of which are beyond the control of the Issuers, and contain assumptions that may not be attainable. The Forecasts and actual results will vary and those variations may be material. The Exchange Offer is being made only pursuant to this Prospectus, and no holder of Original Notes shall rely upon any of the information set forth in the Offering Memorandum in determining whether to participate in the Exchange Offer.

                                THE TRANSACTIONS

     The Company is a Delaware limited liability company, and all of its membership interests are owned directly or indirectly by ACME Intermediate. The membership interests of ACME Intermediate are 92% owned directly or indirectly by ACME Parent and 8% owned directly or indirectly by the purchasers of the Intermediate Notes. See 'Security Ownership of Certain Beneficial Owners and Executive Officers.' The Company was formed on August 15, 1997. On such date, ACME Parent contributed its investment in Station KWBP and certain other net assets to the Company through ACME Intermediate (the 'Contribution').












                       [ORGINATIONAL CHART APPEARS HERE]











------------------
(1) Includes $6.0 million of membership units to be issued upon the consummation of the Salt Lake City Acquisition.

THE ACQUISITIONS

     ACME Parent completed the Portland Acquisition on June 17, 1997 for $18.7 million in cash and $4.4 million of membership units in ACME Parent. Certain of the Institutional Investors, management, and the other members of ACME Parent contributed or invested the cash portion of the Portland Acquisition. The Company completed the Knoxville Acquisition on October 7, 1997 for $13.2 million in cash. ACME Parent or its subsidiaries have also entered into agreements to acquire three additional television stations (these three stations collectively are referred to as the 'Pending Acquisitions' and together with the Portland Acquisition and the Knoxville Acquisition, the 'Acquisitions'). On August 15, 1997, ACME Parent consummated the Contribution by contributing ACME Television of Oregon, LLC ('ACME Oregon'), ACME Television of Tennessee, LLC ('ACME Tennessee'), and other net assets to the Company. See 'Financial Statements--ACME Television.' The Company intends to consummate the Pending Acquisitions as soon as practicable. However, there can be no assurance that all or any of the Pending Acquisitions will be consummated. The following table sets forth certain information with respect to the Acquisitions (dollars in millions):

                                                                                              ESTIMATED
                                                                                 PURCHASE      CAPITAL        TOTAL
STATION          MARKET                      PRIMARY SELLER/OWNER                 PRICE      EXPENDITURES    COSTS(2)
--------   ------------------   ----------------------------------------------   --------    ------------    --------
KPLR-11    St. Louis, MO        Koplar Communications, Inc.                       $146.0        $  0.8        $146.8
KWBP-32    Portland, OR         Channel 32, Incorporated                            23.1           2.0          25.1
KZAR-16    Salt Lake City, UT   Roberts Broadcasting of Salt Lake City, L.L.C.      14.0           4.5          18.5
KAUO-19    Albuquerque, NM      Minority Broadcasters of Santa Fe, Inc.(1)            --           4.0           4.0
WBXX-20    Knoxville, TN        Crossville TV Limited Partnership                   13.2           4.5          17.7
                                                                                 --------       ------       --------
                                                                                  $196.3        $ 15.8        $212.1
                                                                                  ======        ======        ======


------------------
(1) The purchase price for this Acquisition is $10,000.
(2) Excludes estimated transaction costs of $3.0 million associated with the Pending Acquisitions.

  The St. Louis Acquisition

     ACME Parent has entered into a definitive agreement with Koplar Communications and its stockholders pursuant to which the Company or a subsidiary formed for the purpose will acquire for $146.0 million all of the outstanding capital stock of Koplar Communications, which owns the licensee of Station KPLR, Channel 11, which is licensed to broadcast in the St. Louis market. The acquisition of voting control of Koplar Communications by the Company is subject to approval by the FCC. The $146.0 million acquisition cost is comprised of the following: (i) $143.0 million of cash paid at closing of the St. Louis LMA on September 30, 1997 subject to reduction for the amount of long-term debt and notes payable of Koplar Communications ($14.0 million as of January 2, 1998) and certain other adjustments, (ii) $3.0 million of consulting fees relating to a management agreement to be entered into between the Company and Mr. Koplar. See 'Management-- Executive Compensation.' Pending receipt of FCC approval, the Company entered into the St. Louis LMA to operate Station KPLR for a 10-year term with an option for the Company to renew the St. Louis LMA for an additional 10-year term. During the LMA period, the Company will retain all revenues generated by the station, bear the operating expenses of the station and have the right to provide programming for the station subject to Koplar Communications' ultimate authority for station programming and the station's existing programming commitments.

  The Portland Acquisition and Contribution

     On June 17, 1997, ACME Parent acquired for approximately $23.1 million substantially all of the assets of Channel 32, Incorporated relating to Station KWBP, Channel 32, which is licensed to broadcast in the Portland market. For the period from January 1, 1997 to the closing of the acquisition, ACME Parent operated Station KWBP pursuant to an LMA. The Company anticipates completion of the construction of a new transmission facility to improve the station's signal and upgrade of its studio facility, which is expected to cost $2.0 million, by January 1998. On August 15, 1997, ACME Parent consummated the Contribution by contributing ACME Oregon, ACME Tennessee and other net assets to the Company.

  The Salt Lake City Acquisition

     ACME Parent has entered into and contributed to the Company definitive agreements to acquire for $14.0 million all of the ownership interest in Roberts Broadcasting of Salt Lake City, L.L.C. ('Roberts Broadcasting'), which holds a construction permit from the FCC for Station KZAR, Channel 16, which is licensed to broadcast in the Salt Lake City market. The acquisition of Roberts Broadcasting is subject to approval by the FCC. The $14.0 million acquisition price will be paid as follows: (i) the Company will acquire 49% of the outstanding equity interests of Roberts Broadcasting in exchange for $6.0 million in membership units of ACME Parent, (ii) the Company will acquire for $3.0 million an option to acquire the remaining 51% of the outstanding equity interests of Roberts Broadcasting and (iii) subject to completion of construction and receipt of all required FCC approvals, the Company will exercise its option to acquire the remaining interest in Roberts Broadcasting for a price equal to the lesser of $5.0 million or the fair market value of such controlling interest which will be offset by the repayment of a $4.0 million loan to the sellers of Roberts Broadcasting to be made by ACME Parent. Pending exercise of the option, the Company and Roberts Broadcasting will enter into a management agreement, pursuant to which the Company will construct and acquire programming for the station. The Company expects the construction costs to be approximately $4.5 million. The Company anticipates that the station will commence on-air broadcast operations by April 1998.

  The Albuquerque Acquisition

     The Company has entered into definitive agreements with Minority Broadcasters of Santa Fe, Inc. ('Minority Broadcasters') to acquire the right to construct Station KAUO, which is licensed to broadcast in the Albuquerque-Santa Fe market (the 'Albuquerque Acquisition'). The purchase price for the Albuquerque Acquisition will be the lesser of $10,000 or the amount approved by the FCC as having been legitimately expended on KAUO by Minority Broadcasters. The acquisition of the construction permit for Station KAUO is subject to approval by the FCC. Pending this approval, the Company and Minority Broadcasters have entered into a management agreement, pursuant to which the Company will construct and acquire programming for the station at the Company's expense. The Company expects the construction costs to be approximately $4.0 million. The Company anticipates that the station will commence on-air broadcast operations by September 1998. A commercial broadcast television station in this market currently holds a secondary affiliation agreement with The WB Network, which management believes will be terminated once Station KAUO commences broadcasting.

  The Knoxville Acquisition

     On October 7, 1997, the Company acquired for $13.2 million in cash, all of the partnership interests of Crossville TV Limited Partnership ('Crossville Limited'), the licensee of Station WINT, Channel 20, which is licensed to broadcast in the Knoxville market and completed the construction of new transmission facilities and upgrading of its studio facilities. The construction and upgrade costs were approximately $4.5 million. Upon consummation of this acquisition, the Company changed the station's call letters from WINT to WBXX.

THE FINANCINGS

     The Company entered into a number of financing arrangements (collectively, the 'Financings' and, together with the Acquisitons, the 'Transactions.)' The following table sets forth certain financing arrangements for ACME Parent and its subsidiaries pursuant to the Transactions (dollars in thousands):

ACME PARENT:
  Convertible Debentures....................................................................   $ 20,000
  Membership Units(1).......................................................................     35,400
ACME INTERMEDIATE:
  Units.....................................................................................     40,000
THE COMPANY:
  Capital Lease Facilities..................................................................          0
  Revolving Credit Facility.................................................................      3,500
  Offering..................................................................................    127,370
                                                                                               --------
       ACME Parent consolidated total financings............................................   $226,270
                                                                                               ========


------------------
(1) Includes $6.0 million of membership units to be issued upon the consummation of the Salt Lake City Acquisition.

  ACME Parent Equity Contribution


     In June 1997, ACME Parent issued $14.7 million gross proceeds of 10% Junior Subordinated Convertible Debentures (the 'Convertible Debentures') and $12.2 million of membership units issued upon the consummation of the Portland acquisition.


     On the Issue Date, ACME Parent issued Convertible Debentures and membership units for aggregate gross proceeds of approximately $22.5 million, the net proceeds of which were contributed to the Company through ACME Intermediate (the 'Parent Equity Contribution').

  ACME Intermediate Contribution

     On September 24, 1997 ACME Intermediate sold units (the 'Units') consisting of approximately $71.6 million in aggregate principal amount of 12% Senior Secured Discount Notes due 2005 (the 'Intermediate Notes') and membership units of ACME Intermediate, representing 8% of the fully-diluted membership units of ACME Intermediate (the 'Units Offering'). The gross proceeds from the Units Offering of $40.0 million were received on September 30, 1997. ACME Intermediate contributed the net proceeds from the Units Offering to the Company (the 'Intermediate Equity Contribution'). ACME Intermediate is currently offering to exchange its Series B Intermediate Notes (the 'Intermediate Exchange Notes'), which have been registered under the Securities Act, for a like principal amount of its Series A Intermediate Notes (the 'Intermediate Original Notes'), sold on the Issue Date, pursuant to the conditions set forth in the registration statement filed by ACME Intermediate (the 'Intermediate Exchange Offer Registration Statement').

  ACME Television Offering

     On September 24, 1997, the Issuers sold (the 'Offering') $175.0 million in aggregate principal amount of maturity of 10 7/8% Senior Discount Notes due 2004, Series A. The gross proceeds from the Offering of $127.4 million were received on September 30, 1997. The Issuers are currently offering to exchange the Exchange Notes for the Original Notes pursuant to the conditions set forth in the registration statement filed by the Issuers, of which this prospectus is a part. The net proceeds from the Offering together with the proceeds of the other Financings and cash on hand were used to consummate the St. Louis LMA and the Knoxville Acquisition and will be used to consummate the Pending Acquisitions.

     The Company intends to temporarily invest the net remaining proceeds of the Offering and the Units Offering in short-term, investment grade securities prior to the consummation of the Pending Acquisitions. If any of the Pending Acquisitions are not consummated, the Company intends to use the net proceeds designated for any such acquisition (and related expenditures) for working capital, capital expenditures, general corporate purposes, and to finance future acquisitions.

  Revolving Credit Facility

     In addition to the Parent Equity Contribution, the Intermediate Equity Contribution and the proceeds of the Offering, the Company entered into an amended and restated $40.0 million revolving credit facility (the 'Revolving Credit Facility') among the Company, as borrower, each of its subsidiaries, as guarantors, Canadian Imperial Bank of Commerce, New York Agency ('CIBC'), and the several lenders named therein, the proceeds of which are to be used to fund future acquisitions and for working capital and general corporate purposes. As of September 30, 1997, the Revolving Credit Facility bore interest at a rate of 8.6875%.

  Capital Lease Facilities

     The Company intends to enter into capital lease facilities aggregating $20.0 million in availability (the 'Capital Lease Facilities'). The Capital Lease Facilities will be used to finance substantially all of the expected capital expenditures for the construction or upgrade of the Company's stations.

                                USE OF PROCEEDS

     The Issuers will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Issuers will receive in exchange Original Notes in like principal amount, which will be cancelled and as such will not result in any increase in indebtedness of the Company.

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

     The following table sets forth the capitalization of the Company as of September 30, 1997:

Cash........................................................................................   $ 27,211
                                                                                               ========
Note payable to bank........................................................................   $  3,500
Capital lease obligations outstanding (including current portion)...........................        706
Original Notes..............................................................................    127,370
                                                                                               --------
       Total debt...........................................................................    131,576
Members' capital............................................................................     82,278
                                                                                               --------
       Total capitalization.................................................................   $213,854
                                                                                               ========


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial statements (the 'Pro Forma Financial Statements') are based on the financial statements of ACME Television, Koplar Communications and Channel 32, Incorporated ('Channel 32') included elsewhere in this Prospectus, adjusted to give effect to the Transactions. The unaudited pro forma consolidated statements of operations give effect to the Knoxville Acquisitions and the Pending Acquisitions as if they had occurred as of the beginning of the periods shown, and the unaudited pro forma consolidated balance sheet gives effect to the Knoxville Acquisition and the Pending Acquisitions as if they had occurred as of September 30, 1997. The pro forma data are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the Company's result of operations or financial condition would actually have been had the transactions occurred on such dates or to project the Company's results of operations or financial condition for any future period or date. The Pro Forma Financial Statements should be read in conjunction with the financial statements of ACME Television and the historical financial statements of Koplar Communications and Channel 32, the prior owners of Station KPLR and Station KWBP, respectively, included elsewhere in this Prospectus, and 'Management's Discussion and Analysis of Results of Operations and Financial Condition.'


     In connection with the St. Louis Acquisition, the Company entered into the St. Louis LMA with Koplar Communications. Edward J. Koplar is the controlling stockholder, chief executive officer and chief operating officer of Koplar Communications. In addition, the Company intends to enter into the Management Agreement with Mr. Koplar, and grant to an affiliate of Mr. Koplar the right to encode the broadcast signals of Station KPLR and other television stations the Company owns or operates with such entity's interactive technology. The Company has also granted to Mr. Koplar approval rights with respect to certain dispositions of Station KPLR by the Company for a period of five years. In connection with the Portland Acquisition, the Company entered into an LMA with Channel 32. See 'Certain Relationships and Related Transactions.' In addition, Channel 32 obtained $4.4 million of membership units in ACME Parent upon consummation of the Portland Acquisition. Prior to such arrangements in connection with the Acquisitions, the Company had no relationships with any of the owners of such businesses.


     The Knoxville Acquisition and the Pending Acquisitions will be accounted for using the purchase method of accounting. After each acquisition, the total consideration of such acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Pro Forma Financial Statements is preliminary as the Company believes further refinement is impractical at this time. However, the Company does not expect that the final allocation of the total consideration will materially differ from the preliminary allocations set forth herein.

                     ACME TELEVISION, LLC AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                              HISTORICAL
                                                                     -----------------------------     PRO FORMA       PRO FORMA
                                                                         ACME           KOPLAR        ------------    -----------
                                                                      TELEVISION    COMMUNICATIONS    ADJUSTMENTS     THE COMPANY
                                                                     ------------   --------------    ------------    -----------
Cash and cash equivalents..........................................    $ 27,211        $     --        $  (21,210)(1)  $   6,001
Accounts receivable, net...........................................         405           7,281                --          7,686
Due from affiliates................................................      14,876              --                --         14,876
Current portion of programming rights..............................         581           4,889                --          5,470
Prepaid expenses and other current assets..........................         201             513                --            714
                                                                     ------------   --------------    ------------    -----------
          Total current assets.....................................      43,274          12,683           (21,210)        34,747
Property and equipment, net........................................       4,177           2,394                --          6,571
Programming rights, net of current portion.........................         590           4,097                --          4,687
Deposit............................................................     143,016              --          (143,000)(1)         16
Other assets.......................................................      11,772           3,148            (3,000)(1)      9,337
                                                                                                           (2,583)(2)
Broadcast licenses and other intangibles...........................      22,570              --           171,905(1)     194,475
                                                                     ------------   --------------    ------------    -----------
          Total assets.............................................    $225,399        $ 22,322        $    2,112      $ 249,833
                                                                     ============   ==============    ============    ===========

                                     LIABILITIES AND MEMBERS' CAPITAL/SHAREHOLDERS' DEFICIT

Accounts payable and accrued liabilities...........................    $ 10,072        $  9,289        $    1,000(1)   $  14,653
                                                                                                           (5,708)(2)
Current portion of programming rights payable......................         876           5,089                --          5,965
Current portion of note payable-programmer.........................          --             400              (400)(2)         --
Note payable to bank...............................................       3,500              --                --          3,500
Current portion of capital lease obligations.......................         284              --                --            284
                                                                     ------------   --------------    ------------    -----------
          Total current liabilities................................      14,732          14,778            (5,108)        24,402
Programming rights payable, net of current portion.................         597           4,542                --          5,139
Obligations under lease, net of current portion....................         422              --                --            422
Note payable-programmer............................................          --           3,455            (3,455)(2)         --
Other long-term liabilities........................................          --           2,222             2,000(1)       4,222
Senior discount notes..............................................     127,370              --                --        127,370
Other long-term debt...............................................          --          12,381           (12,381)(2)         --
                                                                     ------------   --------------    ------------    -----------
          Total liabilities........................................     143,121          37,378           (18,944)       161,555
Members' capital/shareholders' equity..............................      85,516              46             6,000(1)      91,516
                                                                                                              (46)(3)         --
Accumulated deficit                                                      (3,238)        (15,102)           15,102(3)      (3,238)
                                                                     ------------   --------------    ------------    -----------
          Total members' capital/shareholders' deficit                   82,278         (15,056)           21,056         88,278
                                                                     ------------   --------------    ------------    -----------
Liabilities and members' capital/shareholders' deficit.............    $225,399        $ 22,322        $    2,112      $ 249,833
                                                                     ============   ==============     ===========    ===========



                                               (See notes on the following page)

                              ACME TELEVISION, LLC
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

(1) Reflects the allocation of the purchase prices for the Knoxville Acquisition and the Pending Acquisitions as follows (dollars in thousands):

                                                                                        KZAR AND    ESTIMATED
                                                                   KPLR       WINT        KAUO        COSTS       TOTAL
                                                                 --------    -------    --------    ---------    --------
Consideration:
  Cash........................................................   $      0    $13,200    $ 8,010      $     0     $ 21,210
  Deposits....................................................    143,000         --         --           --      143,000
  ACME Parent Membership Units................................         --         --      6,000           --        6,000
  Prepaid acquisition costs...................................         --         --         --        3,000        3,000
  Consulting payments under management agreement ($1.0 million
     current and $2.0 million long-term)......................      3,000         --         --           --        3,000
                                                                 --------    -------    --------    ---------    --------
       Total..................................................    146,000     13,200     14,010        3,000      176,210
Less:
  Fair value of net tangible assets acquired..................      4,305         --         --           --        4,305
                                                                 --------    -------    --------    ---------    --------
  Broadcast licenses..........................................   $141,695    $13,200    $14,010      $ 3,000     $171,905
                                                                 ========    =======    =======      =======     ========


(2) Adjustments to record the estimated fair value of net tangible assets acquired in the St. Louis Acquisition as follows (dollars in thousands):

Book value of net assets acquired..........................................................   $(15,056)
Other assets not acquired..................................................................     (2,583)
Note payable-programmer not assumed:
  Current portion..........................................................................        400
  Long-term portion........................................................................      3,455
Other long-term note not assumed...........................................................     12,381
Accrued liabilities:
  Accrued liabilities not assumed..........................................................      5,900
  Working capital purchase price adjustment................................................       (192)
                                                                                              --------
Fair value of net assets acquired..........................................................   $  4,305
                                                                                              ========



(3) Elimination of Station KPLR historical shareholders' deficit.

                              ACME TELEVISION, LLC
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                                       HISTORICAL(1)
                                                                 -------------------------     PRO FORMA      PRO FORMA
                                                                 CHANNEL        KOPLAR        -----------    -----------
                                                                   32       COMMUNICATIONS    ADJUSTMENTS    THE COMPANY
                                                                 -------    --------------    -----------    -----------
Revenues......................................................   $3,202        $ 27,260        $      --      $  30,462
Operating expenses:
  Programming.................................................    3,060          11,365               --         14,425
  Selling, general and administrative.........................    1,497          11,318           (2,700)(4)     10,115
  Depreciation and amortization...............................      557             702            9,705(5)      10,964
                                                                 -------    --------------    -----------    -----------
     Total operating expenses.................................    5,114          23,385            7,005         35,504
                                                                 -------    --------------    -----------    -----------
Operating income (loss).......................................   (1,912 )         3,875           (7,005)        (5,042)
Interest expense..............................................   (3,330 )        (2,155)         (15,511)(2)    (15,511)
                                                                     --              --            5,485(3)          --
Other, net....................................................     (491 )          (699)             443(6)        (747)
                                                                 -------    --------------    -----------    -----------
Income (loss) before income taxes and extraordinary item......   (5,733 )         1,021          (16,588)       (21,300)
Income tax (expense) benefit..................................       --            (462)             462(7)          --
                                                                 -------    --------------    -----------    -----------
Net income (loss) before extraordinary item...................   $(5,733)      $    559        $ (16,126)     $ (21,300)
                                                                 =======       ========        =========      =========
 OTHER DATA:
  EBITDA(8)(9)................................................   $ (575 )      $  5,922        $   2,700(4)   $   8,047
                                                                  ======        ========        ===========    =========


------------------
(1) The Company was not formed as of December 31, 1996. Accordingly, historical results have not been presented. The unaudited consolidated statement of operations for Station KWBP includes the six months ended June 30, 1996 and the six months ended December 31, 1996.

(2) Reflects (i) interest expense (10.875% per annum) and amortization of issuance costs (estimated to be $5.8 million amortized over 7 years) on the Notes, and (ii) amortization of issuance costs on capital lease obligations and bank fees (estimated to be $700,000 amortized over 5 years.)

(3) Reflects adjustment to eliminate historical interest expense.

(4) Reflects the (i) decrease in payroll and payroll related costs of selling, general and administrative personnel due to termination of employees or reduction in levels of compensation and (ii) elimination of certain marketing programs as follows (dollars in thousands):

  Adjustments to selling, general and administrative expenses:
    Reductions of senior executive compensation....................    $   1,750
    Reductions of sales force......................................          300
    Discontinued marketing programs................................          400
    Other reductions...............................................          250
                                                                       ---------
                                                                       $   2,700
                                                                       =========

(5) Reflects the amortization of $194.1 million of broadcast licenses, relating to the Acquisitions, over a 20 year period.

(6) Reflects the adjustment to eliminate the reserve recorded by Koplar Communications on a note receivable from a related party. This note receivable will not be acquired by the Company.

(7) Reflects adjustment to income tax expense.

(8) EBITDA is defined as operating income (loss), plus depreciation, amortization and other noncash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a Company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(9) Pro Forma EBITDA has not been adjusted to reflect the elimination of payments of certain program obligations relating to programs where Station KPLR's rights have expired or which are not currently being utilized by Station KPLR or to reflect the impact of other potential adjustments to the value of programming rights.

                              ACME TELEVISION, LLC
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                          HISTORICAL
                                                                 ----------------------------     PRO FORMA      PRO FORMA
                                                                    ACME           KOPLAR        -----------    -----------
                                                                 TELEVISION    COMMUNICATIONS    ADJUSTMENTS    THE COMPANY
                                                                 ----------    --------------    -----------    -----------
Revenues......................................................    $  2,155        $ 21,347        $      --      $  23,502
Operating expenses:
  Programming.................................................       1,096           8,458               --          9,554
  Selling, general and administrative.........................       3,173          13,722           (7,851)(3)      9,044
  Depreciation and amortization...............................         551             490            6,965(4)       8,006
                                                                 ----------    --------------    -----------    -----------
       Total operating expenses...............................       4,820          22,670             (886)        26,604
                                                                 ----------    --------------    -----------    -----------
Operating income (loss).......................................      (2,665)         (1,323)             886         (3,102)
Interest expense, net.........................................        (573)         (1,117)         (11,198)(1)    (11,198)
                                                                                                      1,690(2)
Other, net....................................................          --          (1,313)             985(5)        (328)
                                                                 ----------    --------------    -----------    -----------
  Income (loss) before income taxes...........................      (3,238)         (3,753)          (7,637)       (14,628)
Income taxes (expense) benefit................................          --          (1,031)          (1,031)(6)         --
                                                                 ----------    --------------    -----------    -----------
Net income (loss).............................................    $ (3,238)       $ (2,722)       $  (8,668)     $ (14,628)
                                                                  ========        ========        =========      =========
OTHER DATA:
  EBITDA(7)(8)................................................    $ (7,225)       $ (1,346)       $   7,851(3)   $   4,280
                                                                  ========        ========        ===========    =========

------------------
(1) Reflects (i) interest expense (10.875% per annum) and amortization of issuance costs (estimated to be $5.8 million amortized over 7 years) on the Notes, and (ii) amortization of issuance costs on capital lease obligations and bank fees (estimated to be $700,000 amortized over 5 years).

(2) Reflects adjustment to eliminate historical interest expense.

(3) Entry records (i) decrease in payroll and payroll related costs of selling, general and administrative personnel due to termination of employees or reductions in levels of compensation and (ii) elimination of certain marketing programs as follows (dollars in thousands):

  Adjustments to selling, general and administrative expenses:
    Reductions of senior executive compensation.........................................................  $   7,138
    Reductions of sales force...........................................................................        225
    Discontinued marketing programs.....................................................................        300
    Other reductions....................................................................................        188
                                                                                                          ---------
                                                                                                          $   7,851
                                                                                                          =========

(4) Reflects amortization of broadcast licenses as follows: (i) $22.7 million of Station KWBP broadcast licenses rights for the period from January 1, 1997 to June 16, 1997 (acquisition date) using a 20 year estimated life, and (ii) $171.9 million broadcast licenses relating to the Knoxville Acquisition and the Pending Acquisitions, amortized over an estimated life of 20 years.

(5) Reflects adjustment to eliminate the reserve recorded by Koplar Communications on a note receivable from a related party. The note receivable from related party will not be assumed by the Company.

(6) Reflects adjustment to income tax expense.

(7) EBITDA is defined as operating income (loss), plus depreciation, amortization and other noncash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(8) Pro forma EBITDA has not been adjusted to reflect the elimination of payments of certain program obligations on programs where Station KPLR's rights have expired or which are not currently being utilized by Station KPLR or to reflect the impact of other potential adjustment to the value of programming rights.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following tables contain selected historical consolidated financial information with respect to ACME Television, Koplar Communications and Channel
32. The selected historical financial data of ACME Television set forth below as of September 30, 1997 and for the nine months ended September 30, 1997 have been derived from the audited financial statements of ACME Television included elsewhere in this Offering Memorandum which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical financial data set forth below with respect to Koplar Communications as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 are derived from the audited financial statements included elsewhere herein. The selected financial data set forth below for Koplar Communications as of December 31, 1994, 1993 and 1992 and for each of the two years in the period ended December 31, 1993 are derived from financial statements not included elsewhere herein. The selected historical financial data of Channel 32, for the period from December 16, 1993 (inception) to June 30, 1994, for each of the years in the two-year period ended June 30, 1996 are derived from the financial statements of Channel 32, included elsewhere in this Prospectus, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected historical financial data of Channel 32 for the period from July 1, 1996 to June 17, 1997 are derived from the unaudited financial statements of Channel 32, included elsewhere in this Prospectus. The selected historical financial data should be read in conjunction with 'Management's Discussion and Analysis of Results of Operations and Financial Condition' and the financial statements of ACME Television, Koplar Communications, and Channel 32 included elsewhere in this Prospectus.

                       SELECTED HISTORICAL FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)

                                                                                                       NINE MONTHS
ACME TELEVISION                                                                                           ENDED
                                                                                                      SEPTEMBER 30,
STATEMENT OF OPERATIONS DATA:                                                                             1997
                                                                                                      -------------
Revenues...........................................................................................      $ 2,155
Operating expenses:
  Programming......................................................................................        1,096
  Selling, general and administrative..............................................................        3,173
  Depreciation and amortization....................................................................          551
                                                                                                      -------------
       Total operating expenses....................................................................        4,820
                                                                                                      -------------
       Operating loss..............................................................................       (2,665)
                                                                                                      -------------
Interest expense...................................................................................         (573)
                                                                                                      -------------
       Loss before income taxes....................................................................       (3,238)
Income taxes.......................................................................................           --
                                                                                                      -------------
       Net loss....................................................................................      $(3,238)
                                                                                                      =============

BALANCE SHEET DATA:                                                                                       AS OF
                                                                                                      SEPTEMBER 30,
                                                                                                          1997
                                                                                                      -------------
                                                                                                       (UNAUDITED)
Cash and cash equivalents..........................................................................     $  27,211
Working capital....................................................................................        28,542
Total assets.......................................................................................       225,399
Total debt(1)......................................................................................       131,576
Members' Capital...................................................................................        82,278

------------------
(1) Total debt includes the current portion of capital lease obligations and excludes programming rights payable.

KOPLAR COMMUNICATIONS
(DOLLARS IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                            -----------------------------------------------   --------------------
                                             1992      1993      1994      1995      1996       1996       1997
                                            -------   -------   -------   -------   -------   --------   ---------
                                                                                                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues(1)..............................   $39,128   $41,500   $33,146   $27,528   $27,260   $19,751     $21,347
                                            -------   -------   -------   -------   -------   --------   ---------
Operating expenses:
  Programming............................    22,532    19,592    13,581     9,503    11,365     9,413       8,458
  Selling, general and administrative....    17,587    17,614    12,113    11,632    11,318     7,914      13,722
  Depreciation and amortization..........     1,321     1,367     1,085       791       702       518         490
                                            -------   -------   -------   -------   -------   --------   ---------
     Total operating expenses............    41,440    38,573    26,779    21,926    23,385    17,845      22,670
                                            -------   -------   -------   -------   -------   --------   ---------
     Operating income (loss).............    (2,312)    2,927     6,367     5,602     3,875     1,906      (1,323)
                                            -------   -------   -------   -------   -------   --------   ---------
Other income (expense):
  Interest expense.......................    (6,462)   (9,402)   (5,777)   (2,842)   (2,155)   (1,522 )    (1,117)
  Other, net.............................      (472)     (492)   (2,059)     (321)     (699)     (489 )    (1,313)
  Other non-recurring gains(2)...........        --        --    15,036        --        --        --          --
                                            -------   -------   -------   -------   -------   --------   ---------
     Other income (expense)..............    (6,934)   (9,894)    7,200    (3,163)   (2,854)   (2,011 )    (2,430)
                                            -------   -------   -------   -------   -------   --------   ---------
     Income (loss) before income taxes,
       discontinued operations and
       extraordinary items...............    (9,246)   (6,967)   13,567     2,439     1,021      (105 )    (3,753)
Income tax provision (benefit)...........        --        --     3,272       523       462       425      (1,031)
                                            -------   -------   -------   -------   -------   --------   ---------
     Income (loss) before discontinued
       operations and extraordinary
       items.............................    (9,246)   (6,967)   10,295     1,916       559      (530 )    (2,722)
Discontinued operations(3)...............        --        --     1,262                            --          --
                                            -------   -------   -------   -------   -------   --------   ---------
     Income (loss) before extraordinary
       items.............................    (9,246)   (6,967)   11,557     1,916       559      (530 )    (2,722)
Extraordinary items, net of income
  taxes(4)...............................        --        --    47,134              (1,359)       --          --
                                            -------   -------   -------   -------   -------   --------   ---------
  Net income (loss)......................   $(9,246)  $(6,967)  $58,691   $ 1,916   $  (800)  $  (530 )   $(2,722)
                                            =======   =======   =======   =======   =======   =======     =======

                                                                   DECEMBER 31,
                                                  -----------------------------------------------   SEPTEMBER 30,
                                                   1992      1993      1994      1995      1996         1997
                                                  -------   -------   -------   -------   -------   -------------
                                                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents......................   $ 1,464   $ 1,902   $    80   $   244   $    23      $    --
Working capital................................   (83,628)  (88,216)      115    (1,709)    3,799       (2,095)
Total assets...................................    49,898    46,538    29,443    29,559    23,313       22,322
Long-term debt and obligations under capital
  leases(5)....................................    36,089    35,422    15,561    15,282    13,650       12,381
Stockholders' equity (deficit).................   (60,679)  (67,646)  (12,339)  (11,534)  (12,334)     (15,056)

------------------
(1) Revenues include approximately $14.3 million, $15.4 million and $7.1 million for the years ended December 31, 1992, 1993 and 1994, respectively, relating to the operations of Station KRBK which was sold on June 29, 1994.

(2) Other non-recurring gains are comprised of a gain of $11.4 million on the sale of a broadcasting facility and $3.6 million realization under a tax sharing agreement.

(3) Discontinued operations are comprised of income from the operations of divested subsidiaries.

(4) Extraordinary items for the year ended December 31, 1994 are comprised of:
    (i) a $21.5 million gain on forgiveness of programming obligations, (ii) a $24.8 million gain on forgiveness of senior debt, and (iii) an $800,000 gain on forgiveness of other obligations. The extraordinary item for the year ended December 31, 1996 is comprised of $1.4 million loss on early extinguishment of debt.

(5) Includes the principal balances of the Company's senior notes, revolving loan agreement and capital lease agreements.

                                   CHANNEL 32
                             (DOLLARS IN THOUSANDS)

                                                        PERIOD FROM        YEAR ENDED       YEAR ENDED       PERIOD FROM
                                                     DECEMBER 31, 1993      JUNE 30,         JUNE 30,        JULY 1, 1996
                                                        (INCEPTION)           1995             1996          TO JUNE 17,
                                                        TO JUNE 30,       -------------    -------------         1997
                                                           1994                                             --------------
                                                     -----------------    (PREDECESSOR)     (SUCCESSOR)
                                                                                                             (SUCCESSOR)
                                                       (PREDECESSOR)                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues..........................................         $  --             $   288          $ 2,729          $  1,306
Operating expenses:
  Programming.....................................             6                 623            3,274             1,304
  Selling, general and administrative.............            11                 273            1,462             1,061
  Depreciation and amortization...................            --                 235              542               346
                                                           -----          -------------    -------------    --------------
     Total operating expenses.....................            17               1,131            5,278             2,711
                                                           -----          -------------    -------------    --------------
     Operating income.............................           (17)               (843)          (2,549)           (1,405)
                                                           -----          -------------    -------------    --------------
Other income (expense):
Interest expense..................................            (5)               (200)          (3,252)           (2,222)
Interest income...................................            --                  --               45                --
Write-off due to parent...........................            --                  --             (189)               --
Other, net........................................            --                  --              (70)              (10)
                                                           -----          -------------    -------------    --------------
     Other income (expense).......................            (5)               (200)          (3,466)           (2,232)
                                                           -----          -------------    -------------    --------------
     Loss before income taxes.....................           (22)             (1,043)          (6,015)           (3,637)
Income taxes......................................            --                  --               --                --
                                                           -----          -------------    -------------    --------------
     Net loss.....................................         $ (22)            $(1,043)         $(6,015)         $ (3,637)
                                                           =====          =============    =============    ==============

------------------
(1) Effective July 1, 1995, Peregrine Communications, Ltd. acquired Channel 32, Incorporated. As a result of the acquisition, the financial information for the periods after the acquisition ('Successor') is presented on a different cost basis than for periods prior to the acquisition ('Predecessor') and, therefore, is not comparable.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

GENERAL

     The following discussion relating to Koplar Communications is based upon the historical financial statements included elsewhere herein of Koplar Communications for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997. The following discussion relating to Channel 32 is based upon the historical financial statements of Channel 32 for the period from December 16, 1993 (inception) to June 30, 1994, the years ended June 30, 1995 and 1996 and the period from July 1, 1996 to June 17, 1997. The results of operations of ACME Television for the nine months ended September 30, 1997 include the operations of Station KWBP, which ACME Parent acquired on June 17, 1997 and operated by it pursuant to an LMA from January 1, 1997 to the date of acquisition.

     The Company's revenues are primarily derived from the sale of broadcast advertising time to national, regional and local advertisers and advertising time exchanged for goods and services. All revenues are stated net of any agency and national sales representative commissions. Revenues for Channel 32 include the value associated with barter agreements in which broadcast time is exchanged for programming rights. Revenue and expenses for Koplar Communications do not include barter transactions.


     The Company's station operating expenses consist of programming expenses; marketing and selling costs, including commissions paid to the Company's sales staff and ratings/research data costs; technical and similar operations costs; and general and administrative expenses. Long-term programming rights are initially recorded as an asset at cost. Programming expenses include amortization of long-term programming rights, which the Company assesses the value of on an ongoing basis. When unamortized costs of long-term programming rights exceed the estimated undiscounted future revenue, the Company adjusts the carrying value of such programming rights and such adjustment is reflected as a programming expense.


     The Company expects to have net losses primarily as the result of non-cash charges attributable to the amortization of intangibles acquired and interest expense incurred in connection with the purchase of each station.

     EBITDA is defined as operating income (loss), plus depreciation, amortization and other non-cash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

KOPLAR COMMUNICATIONS

                                                 YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED SEPTEMBER 30,
                                               ---------------------------      --------------------------------
STATEMENT OF OPERATIONS DATA:                  1994       1995       1996           1996               1997
                                               -----      -----      -----      -------------      -------------
  Net revenue.............................     100.0%     100.0%     100.0%         100.0%             100.0%
  Programming.............................      41.0       34.5       41.7           47.7               39.6
  Selling, general and administrative.....      36.5       42.3       41.5           40.0               64.3
  Depreciation and amortization...........       3.3        2.9        2.6            2.6                2.3
                                               -----      -----      -----         ------             ------
  Operating income (loss).................      19.2       20.9       14.2            9.7               (6.2)
  Interest expense........................      17.4       10.3        7.9            7.7                5.2
  EBITDA..................................      15.3       23.9       21.7           (0.4%)             (6.3%)

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     Koplar Communications' net revenues for the nine months ended September 30, 1997 were $21.3 million as compared to $19.8 million for the nine months ended September 30, 1996, representing a 8.1% increase. This increase was a result of slightly higher total market revenues and improved Station KPLR ratings during the 1997 period as compared to the corresponding prior period.

     Koplar Communications' programming expenses for the nine months ended September 30, 1997 were $8.5 million, as compared to $9.4 million for the corresponding period of the prior year, representing a 10.0% decrease. This decrease was primarily attributable to a non-recurring adjustment to the carrying value of certain programming rights in the amount of $1.5 million during the 1996 period. Amortization of programming rights was $3.6 million and payments on programming obligations were $4.2 million for the nine months ended September 30, 1997 compared to amortization of programming rights, including an adjustment to the carrying value of programming rights, of $5.5 million and payments of programming obligations of $4.1 million for the prior period.

     Koplar Communications' selling, general & administrative expenses for the nine months ended September 30, 1997 were $13.7 million as compared to $7.9 million for the corresponding period of the prior year, representing a 73.4% increase. This increase related primarily to non-recurring senior executive compensation relating to the transactions with ACME Television during 1997.

     Depreciation and amortization for the nine months ended September 30, 1997 was $490,000, as compared to $518,000 for the corresponding period of the prior year.

     Interest expense for the nine months ended September 30, 1997 was $1.1 million as compared to $1.5 million for the corresponding period of the prior year, representing a 27.0% decrease. This decrease was due to the July 1996 refinancing of Koplar Communications' bank debt (revolver and term loan) which resulted in a reduction in the interest rate applicable to borrowings from approximately 12% to prime plus 0.75% (9% at December 31, 1996).

     Other, net expenses increased to $1.3 million for the nine months ended September 30, 1997 from $489,000 for the nine months ended September 30, 1996. This increase of $824,000 is due primarily to a $985,000 provision in 1997 to reduce the carrying value of a note receivable from ISW, Inc., a company affiliated with Koplar Communications' majority shareholder.

     Income tax benefit for the nine months ended September 30, 1997 was $1.0 million and represented approximately 27.5% of pre-tax income compared to a tax expense of $425,000 for the corresponding period of the prior year.

     EBITDA for the nine months ended September 30, 1997 was ($1.3) million, as compared to $73,000 for the corresponding period of the prior year.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     Koplar Communications' net revenues for the year ended December 31, 1996 were $27.3 million as compared to $27.5 million for the year ended December 31, 1995, representing a 1.0% decrease. Station KPLR experienced a decrease in spot advertising and other revenue of $900,000 offset by an increase of $700,000 attributable to advertising sales during broadcasts of St. Louis Cardinals baseball.

     Koplar Communications' programming expenses in 1996 were $11.4 million as compared to $9.5 million during the prior year, representing a 19.6% increase. This increase was primarily the result of a non-recurring adjustment in the carrying value of certain programming rights in the amount of $1.5 million during the 1996 period. Amortization of programming rights, including an adjustment to the carrying value of programming rights, was $6.9 million and payments on programming obligations were $5.5 million for the year ended December 31, 1996 compared to amortization of programming rights of $5.4 million and payments of programming obligations of $5.2 million for the prior year.

     Koplar Communications' selling, general & administrative expenses in 1996 were $11.3 million as compared to $11.6 million for the prior year, representing a 2.7% decrease.

     Depreciation and amortization in 1996 was $702,000 as compared to $791,000 for the prior year. This decrease was related to certain assets becoming fully depreciated in early 1996.

     Interest expense in 1996 was $2.2 million as compared to $2.8 million for the prior year. This reduction in interest expense was primarily the result of the refinancing of the Koplar Communications' bank debt at lower interest rates, which occurred in July 1996.

     Other, net expenses in 1996 were $699,000 as compared to $321,000 for the prior year. This increase primarily relates to provisions in 1996 to reduce the carrying value of a note receivable from an affiliated company.

     Income tax expense in 1996 was $462,000, representing 45.2% of pre-tax income as compared to $523,000 for 1995, which represented 21.4% of the period's pre-tax income. The higher effective tax rate incurred in 1996 relates primarily to the non-deductibility of certain travel and entertainment expenses. The lower effective tax rate for 1995 relates to the reversal of valuation allowances attributable to certain of Koplar Communications' deferred tax assets utilized by it during the period.

     As a result of the debt refinancing discussed above, unamortized deferred financing costs were written off, resulting in a loss or early extinguishment of debt of $1.4 million, net of taxes of $868,000.

     EBITDA for the year ended December 31, 1996 was $5.9 million as compared to $6.6 million for the corresponding period of the prior year, representing a 10.0% decrease. This decrease is mainly attributable to slight decreases in net revenues and increases in programming payments during 1996 as compared to 1995.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Revenues in 1995 were $27.5 million compared to revenues in the prior year of $33.1 million. This decrease in revenues of $5.6 million was primarily related to the sale of Station KPLR's independent television Station KRBK in Sacramento, California in June 1994. Station KRBK had contributed $7.1 million of revenue during 1994. Net of the effects of the sale of Station KRBK, overall revenue of Koplar Communications increased $1.5 million due primarily to an increase in Koplar Communications' share of national spot revenue.

     Programming expenses for Station KPLR were $9.5 million in 1995 as compared to $13.6 million during 1994. This $4.1 million decrease primarily relates to 1994 programming expenses of $3.9 million at Station KRBK. Amortization of programming rights was $5.4 million and payments on programming obligations were $5.2 million for the year ended December 31, 1995 compared to amortization of programming rights of $7.3 million and payments of programming obligations of $9.7 million for the prior year.

     Selling, general and administrative expenses during 1995 were $11.6 million compared to $12.1 million during 1994. This $481,000 decrease primarily relates to 1994 selling, general and administrative expenses at Station KRBK of $2.6 million offset by approximately $2.1 million in increased expenses at Koplar Communications relating to expansions in general staffing levels and increased promotional spending.

     Depreciation and amortization expenses were $791,000 in 1995 as compared to $1.1 million in 1994. This decrease of approximately $400,000 was attributable to the sale of Station KRBK in June 1994.

     Interest expense decreased to $2.8 million in 1995 from $5.8 million in 1994. This reduction of $3.0 million was due to lower borrowings during the 1995 period resulting from the sale of Station KRBK in June 1994, and restructuring of Koplar Communications' debt obligations during 1994.

     Other, net expenses were $321,000 in 1995 as compared to $2.1 million in 1994. This decrease of $1.8 million relates primarily to non-recurring legal, consulting and other expenses incurred in 1994 in connection with Koplar Communications' restructuring.

     Koplar Communications' tax expense during 1995 was $523,000, representing 21.4% of pre-tax income as compared to an expense of $3.3 million, representing 24.1% of pre-tax income in 1994.

     During 1994, Koplar Communications recorded several non-recurring transactions in connection with Koplar Communications' restructuring including the gain on the sale of Station KRBK ($11.4 million), the realization of amounts due under a tax sharing agreement ($3.6 million) and the forgiveness of various debt, programming and other obligations ($47.1 million, in the aggregate). In addition, the Company recorded approximately $1.3 million of income from the operations of Koplar Properties, Inc. and World Events Productions, Ltd. which were discontinued during 1994.

     Koplar Communications' EBITDA was $6.6 million in 1995 as compared to $5.1 million during 1994. This increase of $1.5 million relates primarily to losses sustained by Station KRBK which was sold in June 1994.

CHANNEL 32

PERIOD FROM JULY 1, 1996 TO JUNE 17, 1997 COMPARED TO THE YEAR ENDED JUNE 30,
1996

     Net revenues for the period from July 1, 1996 to June 17, 1997 were $1.3 million, as compared to $2.7 million for year ended June 30, 1996 which represented a decrease of 51.9%. Channel 32 entered into a LMA with the Company effective January 1, 1997. Accordingly, there were no significant revenues subsequent to December 31, 1996.

     Programming and production expenses for the period from July 1, 1996 to June 17, 1997 were $1.3 million, as compared to $3.3 million for the year ended June 30, 1996, representing a decrease of 60.6%. The decrease in programming expenses relate primarily to the LMA effective January 1, 1997 and a write-off of impaired program rights amounting to approximately $780,000 in the prior period.

     Selling, general and administrative expenses for the period from July 1, 1996 to June 17, 1997 were $1.1 million as compared to $1.5 million for the year ended June 30, 1996, representing a 26.7% decrease. The decrease relating to the LMA was partially offset by an increase in staffing. In addition, there were certain outside consulting expenses during the 1996 period, which were not incurred during the 1997 period.

     Depreciation and amortization for the period from July 1, 1996 to June 17, 1997 was $346,000, as compared to $542,000 for the year ended June 30, 1996, representing a decrease of 36.2%. This resulted primarily from the acceleration of depreciation and amortization on certain property and equipment in the prior year.

     Interest expense for the period from July 1, 1996 to June 17, 1997 was $2.2 million, as compared to $3.3 million for the year ended June 30, 1996. The decrease was primarily attributable to the amortization of a significant portion of the $3.0 million of interest due on the original due date of one of Channel 32's notes payable during the nine months ended March 31, 1996, partially offset by amortization of extension fees in the 1997 period.

     There was no interest income during the period from July 1, 1996 to June 17, 1997 compared to $29,000 for the year ended June 30, 1996.

     During the year ended June 30, 1996, approximately $189,000 due from Channel 32's parent was written off.

     Other expenses, net for the period from July 1, 1996 to June 17, 1997 were $10,000, as compared to $70,000 for the year ended June 30, 1996. This decrease was primarily related to the loss on sale or disposal of certain equipment of approximately $55,000 during the 1996 period.

     EBITDA for the period from July 1, 1996 to June 17, 1997 was ($1,059,000) as compared to ($2,007,000) for the year ended June 30, 1996.

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

     Effective July 1, 1995, Peregrine Communications, Ltd acquired Channel 32. As a result of this acquisition, the financial information for the periods after the acquisition ('Successor') is presented on a different cost basis than for periods prior to the acquisition ('Predecessor') and, therefore, may not be comparable.

     Net revenues for the year ended June 30, 1996 ('fiscal 1996') were $2.7 million, as compared to $288,000 for the year ended June 30, 1995 ('fiscal 1995') in 1995. Channel 32 began broadcasting in January 1995 as an affiliate of The WB Network. Accordingly, the revenues for fiscal 1995 include only approximately five months of operating results in a start up period compared to a full year for fiscal 1996.

     Programming and production expenses for fiscal 1996 were $3.3 million, as compared to $623,000 for fiscal 1995. This increase reflects a write-off of impaired programming of approximately $780,000 and a full year impact of increased costs relating to improved quality of programming in fiscal 1996.

     Selling, general and administrative expenses for fiscal 1996 were $1.5 million, as compared to $273,000 for fiscal 1995. This increase resulted from an increase in activity associated with the start-up of the station's broadcasting activities.

     Depreciation and amortization expenses for fiscal 1996 were $542,000, as compared to $235,000 for fiscal 1995. The increase relates to the amortization of intangible assets resulting from Channel 32's acquisition by Peregrine Communications, Ltd. and a full year's depreciation and amortization of property and equipment primarily relating to broadcasting activities.

     Interest expense for fiscal 1996 was $3.3 million, as compared to $200,000 for fiscal 1995. Channel 32 issued a note payable in November 1995. Accordingly, this note was outstanding for nearly eight months during fiscal 1996. In addition, a significant portion of the $3.0 million additional interest payment relating to the debt agreement was accrued during fiscal 1996.

     Interest income was $45,000 for fiscal 1996 and there was no interest income for fiscal 1995.

     During fiscal 1996, approximately $189,000 due from Station KWBP's parent was written off.

     Other expenses, net for fiscal 1996 were $70,000 and there were no such expenses in fiscal 1995. This increase relates primarily to the loss of sale or disposal of certain equipment amounting to approximately $55,000.

     EBITDA for fiscal 1996 was ($1.2 million) as compared to ($608,000) for fiscal 1995.

YEAR ENDED JUNE 30, 1995 COMPARED TO THE PERIOD FROM DECEMBER 16, 1993 (INCEPTION) TO JUNE 30, 1994

     Channel 32 began broadcasting in January 1995. Accordingly, the twelve months ended June 30, 1995 include only five full months of broadcast operations. For the period from Channel 32's inception (December 1993) through June 30, 1994, there were only minimal organizational and start up costs. Accordingly, there is no meaningful comparison of the results of operations between the two periods.

RESULTS OF OPERATIONS--ACME TELEVISON

     During the nine months ended September 30, 1997, the Company generated $2.1 million in revenues, primarily relating to revenues generated pursuant to the local marketing agreement to operate Station KWBP and revenues generated subsequent to the acquisition on June 17, 1997.

     Programming expenses of $1.1 million and selling, general and administrative expenses of $3.2 million primarily related to ACME Parent's LMA with respect to Station KWBP, expenses incurred subsequent to the acquisition on June 17, 1997 and to modest start-up costs for Station WBXX. Selling, general and administrative expenses also included corporate overhead allocated from ACME Parent to ACME Television.

     Depreciation and amortization expenses of $551,000 relate primarily to the depreciation and amortization of fixed assets and amortization of broadcasting licenses subsequent to the acquisition of Station KWBP on June 17, 1997.

     Interest expense of $573,000 relates primarily to interest payments assumed in conjunction with the LMA relating to Station KWBP and also includes interest on capital leases and on bank credit facilities.

LIQUIDITY AND CAPITAL RESOURCES

     On September 30, 1997, ACME Intermediate made a capital contribution of $60.1 million to the Company in exchange for membership units. The Company also received gross proceeds from the Offering aggregating $127.4 million on September 30, 1997, and concurrently placed $143 million in escrow in connection with the St. Louis Acquisition, which was disbursed on January 2, 1998. As of September 30, 1997, the Company's cash on hand approximated $27.2 million.

     The Company's primary sources of liquidity in addition to its current cash on hand will be available borrowings under the Revolving Credit Facility and the Capital Lease Facilities, which are expected to be utilized to fund the Pending Acquisitions, fund construction and upgrades to the stations acquired and provide working capital.

     The Company is highly leveraged. As of September 30, 1997, the Company has indebtedness of $131.6 million (including the current portion of capital lease obligations, excluding programming rights payable). The ability of the Company to service its indebtedness will depend upon future operating performance, which is subject to the success of the Company's business strategy, prevailing economic conditions, regulatory matters, levels of interest rates and financial, business and other factors, many of which are beyond the Company's control. See 'Risk Factors--Leverage and Debt Service; Refinancing Required,' '--Limitation on Access to Cash Flow of Subsidiaries; Holding Company Structure.'

     The Revolving Credit Facility provides for a five year, senior secured revolving credit facility with available borrowings (subject to certain borrowing conditions) of $40.0 million. The Revolving Credit Facility is intended to be used for general corporate purposes and to fund future acquisitions. Borrowings under the Revolving Credit Facility are subject to, among other things, maintenance of minimum operating cash flow, a ratio of EBITDA to cash interest expense and a maximum amount of senior debt to EBITDA and total debt to EBITDA. See 'Description of Indebtedness--Revolving Credit Facility.'

     The Intermediate Notes were issued on September 30, 1997 pursuant to an indenture between ACME Intermediate and Wilmington Trust Company, which will contain certain restrictions on the ability of the Company and its subsidiaries, as direct and indirect subsidiaries of ACME Intermediate, to take certain actions or engage in certain types of transactions. The net proceeds of the Intermediate Notes were used to fund the Intermediate Equity Contribution.


     The Investment Agreement and the LLC Agreement each contain restrictions on the ability of the Subsidiary Guarantors to declare or pay dividends to the Company in the absence of the consent of certain parties thereto. See 'Risk Factors--Restrictions Imposed on Certain Agreements.' The Indenture prevents the Subsidiary Guarantors from declaring or paying any dividend or distribution to the Company unless no Default or Event of Default has occurred and certain financial covenants are satisfied. See 'Description of the Notes--Certain Covenants--Limitation on Restricted Payments.' The Revolving Credit Facility also prohibits distributions from the Subsidiary Guarantors to the Company except for certain circumstances provided that a default has not occurred thereunder. See 'Description of Certain Indebtedness--Revolving Credit Facility.'


     The Company believes that it has adequate resources to complete the Pending Acquisitions, meet its working capital, maintenance and capital expenditure and debt service obligations for the foreseeable future. The Company believes that working capital, together with available borrowings under the Revolving Credit Facility and the Capital Lease Facilities, net proceeds of the Parent Equity Contribution and the Intermediate Equity Contribution and future financings, gives and will continue to give the Company the ability to fund acquisitions and other capital requirements in the future. However, there can be no assurance that the future cash flows of the Company will be sufficient to meet all of the Company's obligations and commitments. See 'Risk Factors-- Leverage and Debt Service; Refinancing Required.'

     The Company's ability to incur additional indebtedness is limited under the terms of the Indenture, the Revolving Credit Facility, the LLC Agreement, the Investment Agreement and the indenture relating to the Intermediate Notes. These limitations take the form of consent requirements and/or certain leverage ratios and are dependent upon certain measures of operating profitability. In addition, under the terms of the Revolving Credit

Facility, the LLC Agreement and the Investment Agreement, capital expenditures and acquisitions that do not meet certain criteria will require the consent of certain parties to such agreements.

CAPITAL EXPENDITURES

     The Company expects to spend in the aggregate $18.4 million over the next two years, of which $15.8 million would be used to fund estimated construction and upgrade costs at the Company's stations, and $2.6 million would be used as maintenance capital expenditures. See 'The Transactions--Acquisitions.' The Company believes that maintenance capital expenditures will be approximately $1.3 million in each of the next several years. There can be no assurance that the Company's capital expenditure plans will not change in the future.

OTHER

     The Company's revenues vary throughout the year. As is typical in the broadcast television industry, the Company's first quarter generally produces the lowest revenues for the year, and the fourth quarter generally produces the highest revenues for the year. The Company's operating results in any period may be affected by the incurrence of advertising and promotion expenses that do not necessarily produce commensurate revenues in the short-term until the impact of such advertising and promotion is realized in future periods.

IMPACT OF INFLATION

     The Company believes that inflation will not have a material impact on its results of operations.

YEAR 2000 ISSUES


     The Company utilizes software and related technologies in performing purchasing, sales and accounting functions related to its business. It is anticipated that these functions will be affected by the date change in the year 2000. The Year 2000 issue exists because many computer systems and applications currently use two-digit date fields to designate a year. As the century date change occurs, date-sensitive systems will recognize the year 2000 as 1900, or not at all. This inability to recognize or properly treat the year 2000 may cause systems to process critical financial and operational information incorrectly. The Company, like many other companies, expects to incur expenditures over the next two years to address this issue. Although a final cost estimate has not been determined, it is anticipated that such Year 2000 costs will not result in material increases to expenses as such costs are incurred.


RECENT ACCOUNTING PRONOUNCEMENTS

     The Company does not believe that any of the recent accounting pronouncements will have a material impact on the Company's financial statements.

                                    BUSINESS

THE COMPANY

     The Company was formed to own or operate broadcast television stations in growing medium-sized markets ranked between 20 and 75. The Company intends to affiliate each of its broadcast television stations with The WB Network. The Company owns, or has entered into agreements to acquire or construct and operate, television stations in five markets which broadcast in DMAs which cover in the aggregate 3.9% of the U.S. population.

     The Company's strategy is to selectively acquire either underperforming stations or construction permits for stations and operate its stations as affiliates of The WB Network. The Company seeks to improve operating results, maximize revenue and EBITDA and increase value through the following strategies:

     Target Growing Medium-Sized Markets. The Company seeks to acquire and construct stations in markets with estimated television advertising revenues of $40 million to $225 million and where its stations can operate as one of five or six commercial broadcasters. The Company believes that medium-sized markets are generally less competitive than larger markets because of the limited number of commercial broadcasters in medium-sized markets. As a result, the Company believes that operating television stations in less competitive markets offers greater opportunities to build and maintain audience share and generate revenues. The Company targets markets with diversified economies and favorable projections of population and television advertising revenue growth. The Company's five stations will operate in markets with an aggregate projected annual population growth rate through the year 2000 of 1.4%, compared to the projected annual national population growth rate of 0.8%. The Company's five stations will operate in markets with an aggregate projected annual television advertising revenue growth rate through the year 2000 of 5.8% compared to the projected annual national television advertising growth rate of 5.6%.

     The WB Network Affiliation. The Company expects its stations to benefit from their affiliation with The WB Network. The WB Network has shown continued ratings growth since its inception. For example, the 24 stations in large and medium-sized markets that became affiliates of The WB Network at its inception have on average experienced a prime time household ratings increase of 63% from May 1995 to May 1997 on nights with The WB Network programming. In addition, these stations experienced an average prime time ratings increase of 53% among 18-34 year olds over the same period. Management believes that the increase in popularity of The WB Network programming results in greater advertising revenues and enhanced cash flow for network affiliates. The Company has entered into network affiliation agreements for Station KWBP and Station WBXX, will assume and extend an existing affiliation agreement for Station KPLR and has obtained commitments from The WB Network for an affiliation agreement covering each of its other stations. See 'Business--Affiliation Agreements.'

     Selectively Purchase Syndicated Programming. The major production studios currently supply syndicated programming sufficient to fill programming requirements for seven broadcast stations in a market. The Company's stations are one of five or six commercial broadcast stations in their respective markets. The Company believes that the limited number of commercial broadcast stations, combined with the ability to centrally purchase programming for five stations, will allow the Company to acquire syndicated programming at attractive prices. The Company's Portland and Knoxville stations have already obtained broadcast rights for syndicated programming that will premiere during the next three broadcast seasons at prices which the Company believes are attractive. These programs include Friends, Full House, M*A*S*H, Star Trek: The Next Generation and The Drew Carey Show.

     Emphasis on Sales. The Company's management has hired, and intends to continue to hire, station general managers with significant experience in advertising sales who will be directly involved in station sales and marketing. The Company believes that by centralizing administrative functions, each station's general manager will be able to devote a greater effort to local sales and marketing activities. In addition, the Company intends to establish a commission-based compensation system for sales personnel that will include significant incentives for the origination of new accounts in addition to expanding current relationships.

     Creating a Strong Group Identity. The Company intends to establish a highly professional on-air appearance and identity for each of its stations. The Company's graphics, animation and music for station imaging will be created by a centralized corporate graphics department and will target each station's demographic audience. The Company intends to hire experienced personnel at the corporate level for these and similar services that would not otherwise be available at a cost-efficient rate to its stations on an individual basis.

     Centralized Systems and Controls. Management plans to centralize the Company's scheduling, purchasing, national sales and certain accounting functions within the corporate office. The Company believes that this will afford each of the station's general managers more time to focus on local sales and marketing. Management believes that by centralizing purchasing, the Company will be able to negotiate lower costs for equipment and services. For example, the Company has solicited and received proposals for a group national sales representative agreement at significantly lower rates than would have been available to its stations on an individual station basis. In addition, the Company has already purchased syndicated programming on a multiple station basis and negotiated capital lease facilities for its stations as a group on terms it considers attractive.

THE WB NETWORK

     Overview. The WB Network was created by Time Warner, Tribune and Jamie Kellner as a new television broadcast network. The WB Network was formed to provide an alternative to the prime time and children's programming offered by the other networks. The WB Network's focus is to provide quality programming to teens, young adults and families with small children. The WB Network utilizes
(i) the strength of Time Warner, through its Warner Brothers division, as a leading producer of prime time programming and Saturday morning cartoons, (ii) the network distribution capabilities of the cable system holdings of Time Warner and the television station holdings of Tribune, and (iii) the experience of the members of The WB Network management team, many of whom worked with Mr. Kellner during the launch of Fox in 1986.

     Since the launch of the network on January 11, 1995, The WB Network has increased its on-air programming from two hours of prime time programming one night per week to nine hours of prime time programming four nights per week and 19 hours of children's programming announced for the 1997-1998 season. The WB Network has announced plans to provide one additional evening of prime time programming each season until every night is programmed. As of May 1997, it is estimated that The WB Network programming is available to approximately 86% of all television households in the United States.

     The WB Network and its affiliates benefit significantly from the Warner Brothers brand, which is among the most recognized company brands in the world. Warner Brothers, which owns 66.5% of The WB Network, is a leading producer of prime time network television shows. In addition to its popular prime time programming, Warner Brothers is a leading producer of animated programming. Many of Warner Brothers' animated programs feature popular Looney Toons characters such as Bugs Bunny, Daffy Duck, Tazmanian Devil, Tweety Bird, Sylvester, Road Runner and Wile E. Coyote. More recently, Warner Brothers has produced such shows as Batman: The Animated Series, Animaniacs, Pinky and the Brain, Superman and Men In Black. The Company believes that Warner Brothers television animation has played an integral part in the popularity of The WB Network's programming among children and teenagers.

     The WB Network senior management team is headed by Jamie Kellner, who serves as Chief Executive Officer. Mr. Kellner previously served as President of Fox from its inception in 1986 to 1993. Many of the same people who served under Mr. Kellner at Fox currently comprise the senior management at The WB Network, including: Garth Ancier (Entertainment President), Susanne Daniels (Executive Vice President of Programming), Bob Bibb and Lew Goldstein (Executive Vice Presidents of Marketing), Jed Petrick (Senior Vice President of Sales) and Brad Turell (Senior Vice President of Publicity).

     Distribution. The WB Network has increased its coverage of households in the United States from 77% at network launch in early 1995 to 86% as of May 1997. The WB Network has a three-tiered distribution strategy designed to increase its coverage of domestic households towards the goal of 100%: (i) DMAs ranked 1-20 will be served primarily by affiliate stations owned by Tribune;
(ii) DMAs ranked 21-100 will be served primarily by affiliate stations owned by major middle market broadcasters such as the Company; and (iii) DMAs ranked 101-211 will be served by WeB, a joint venture designed to provide The WB Network programming on local cable systems in smaller DMAs.

     In July 1997, Sinclair Broadcast Group ('Sinclair') announced its intention to switch the affiliation of its stations in five markets from UPN to The WB Network and its intention to renew the existing affiliate agreements for three other Sinclair stations that are currently affiliated with The WB Network for an additional ten years.

     Strategy and Programming. The WB Network's strategy is to provide quality programming suitable for children, teens, young adults, and families with small children during the 'family hour' from 8:00-9:00 PM. 100% of The WB Network's programming during the 8:00-9:00 PM (EST) time slot has been recognized by the Parent's Television Council as 'family-friendly,' as compared to 43% for ABC, 50% for CBS, and 0% for Fox, NBC, and UPN. After 9:00 PM, The WB Network offers programming which is more suitable for adults. In addition, The WB Network utilizes Warner Brothers television animation to provide cartoons for The WB Network's Saturday morning and weekday animated children's block, branded as Kids' WB! For the May 1997 sweep period, Kids' WB! Saturday morning programming was the third highest ranked children's programming after Fox and ABC. The following table sets forth certain programs which The WB Network is currently broadcasting or has announced plans to broadcast:

PRIMETIME:                               CARTOONS:
---------------------------------------  ---------------------------------------
7th Heaven                               Animaniacs
Buffy the Vampire Slayer                 Batman Adventures
Dawson's Creek                           Bugs 'N' Daffy
Jamie Foxx                               Calamity Jane
Nick Freno                               Captain Planet
Alright Already                          Men in Black
Parent Hood                              Pinky & The Brain
Sister, Sister                           The New Daffy Duck Show
Smart Guy                                The New Superman
Steve Harvey Show                        The Sylvester & Tweety Mysteries
The Tom Show                             Tiny Toon Adventures
Three                                    Umptee-3
Wayans Brothers

THE STATIONS AND MARKET OVERVIEWS

  KPLR-11: ST. LOUIS, MO

     Station KPLR-11 operates as The WB Network affiliate in the St. Louis, Missouri market, which represents the 21st largest DMA in the U.S. The St. Louis DMA has approximately 1.1 million television households, a total population of
3.0 million, and an estimated average household income of $40,861 per year. The Company estimates that the total television advertising market in St. Louis in 1996 was $200.8 million, a 5.5% increase over 1995. Approximately 53% of the households in the St. Louis market are cable television subscribers. The St. Louis DMA has five commercial television stations. The Fox, CBS, NBC and The WB Network affiliates are VHF stations, and the ABC affiliate is a UHF station.

     The following table outlines summary information regarding the commercial television stations in the St. Louis DMA:

                                                           CALL                                 AUDIENCE
OWNER                                                      LETTERS  CHANNEL     AFFILIATION     SHARE(1)
-------------------------------------------------------    -----    -------     -----------     --------
ACME Television........................................    KPLR     11          WB                 12%
Fox Television.........................................    KTVI     2           Fox                10
Belo Corp..............................................    KMOV     4           CBS                20
Gannett Co., Inc.......................................    KSDK     5           NBC                23
Sinclair Broadcast Group...............................    KDNL     30          ABC                10

------------------
(1) Represents average audience share from Monday to Sunday in May 1997.

     The following table sets forth market revenue and share information for the St. Louis DMA and Station KPLR (dollars in thousands):

                                                                        YEAR ENDED DECEMBER 31,
                                                                   ----------------------------------
                                                                     1994         1995         1996
                                                                   --------     --------     --------
Television advertising revenues................................    $175,200     $190,400     $200,800
Revenue growth.................................................        10.2%         8.7%         5.5%
Gross station revenue..........................................    $ 29,845     $ 31,740     $ 31,870
Station gross revenue growth...................................        (2.5)%        6.3%         0.4%
Station revenue share..........................................        17.0%        16.7%        15.9%

     Station KPLR was constructed in 1959 and is subject to an affiliation agreement with The WB Network. Station KPLR is a VHF station with one of the three strongest signals in the market. In addition to network programming, Station KPLR currently broadcasts a local news program at 9:00 PM, owns the rights to broadcast St. Louis Cardinals baseball through 1999, and offers syndicated programming such as Cheers, Full House, Living Single, Martin and Seinfeld. During the May 1997 sweep period, Station KPLR was ranked as first among independent and UPN and The WB Network affiliate broadcast stations in the U.S. Such ranking means that Station KPLR had the highest number of viewers per thousand viewers in its market, in comparison to the number of viewers per thousand for such other stations in their respective markets.

  KWBP-32: PORTLAND, OR

     Station KWBP-32 operates as The WB Network affiliate in the Portland, Oregon market, which represents the 24th largest DMA in the U.S. The Portland DMA has approximately 1.0 million television households, a total population of
2.5 million, and an estimated average household income of $38,223 per year. The Company estimates that the total television advertising market in Portland in 1996 was $156.4 million, a 7% increase over 1995. Approximately 63% of the households in the Portland market are cable television subscribers. The Portland DMA has six commercial television stations. The ABC, CBS, NBC and UPN affiliates are VHF stations, and the Fox and The WB Network affiliates are UHF stations.

     The following table outlines summary information regarding the commercial television stations in the Portland DMA:

                                                            CALL                                   AUDIENCE
OWNER                                                      LETTERS     CHANNEL     AFFILIATION     SHARE(1)
-------------------------------------------------------    -------     -------     -----------     --------
ACME Television........................................    KWBP           32            WB             2%
Fisher Broadcasting....................................    KATU            2           ABC            17
Lee Enterprises, Inc...................................    KOIN            6           CBS            14
Belo Corp..............................................    KGW             8           NBC            18
BHC Communications.....................................    KPTV           12           UPN            10
Meredith Corp..........................................    KPDX           49           Fox             9

------------------
(1) Represents average audience share from Monday to Sunday in May 1997.

     The following table sets forth market revenue and share information for the Portland DMA and Station KWBP (dollars in thousands):

                                                                       YEAR ENDED DECEMBER 31,(1)
                                                                   ----------------------------------
                                                                     1994         1995         1996
                                                                   --------     --------     --------
Television advertising revenues................................    $139,800     $146,100     $156,400
Revenue growth.................................................        16.0%         4.5%         7.0%
Gross station revenue(2).......................................          NA     $    307     $  1,682
Station gross revenue growth...................................          NA           NA        447.9%
Station revenue share..........................................          NA          0.2%         1.1%

------------------
(1) Station KWBP commenced commercial broadcasting in January 1995.

(2) Station KWBP has historically used a fiscal year end of June 30. Gross revenues are therefore shown for the twelve month period ending June 30, 1995 and 1996 and exclude barter revenues.

  KZAR-16: SALT LAKE CITY, UT

     Station KZAR-16, upon its construction, will operate as The WB Network affiliate in the Salt Lake City, Utah market, which represents the 36th largest DMA in the U.S. The Salt Lake City DMA has approximately 671,000 television households, a total population of 2.1 million, and an estimated average household income of $38,927 per year. The Salt Lake City market has a relatively young demographic population, with over 37% of the population under the age of eighteen (according to the National Association of Television Broadcasters in its 1997 Television Market-By-Market Review ('NAB')) compared to the national average of 26% (according to the 1990 Bureau of the Census Report). The Company estimates that the total television advertising market in Salt Lake City in 1996 was $135.0 million, a 9.2% increase over 1995. Approximately 56% of the households in the Salt Lake City market are cable television subscribers. The Salt Lake City DMA has six commercial television stations. The ABC, CBS, and NBC affiliates are VHF stations, and the Fox and UPN affiliates are UHF stations. Station KZAR, The WB Network affiliate, will also be a UHF station.

     The following table outlines summary information regarding the commercial television stations in the Salt Lake City DMA:

                                                         CALL                                    AUDIENCE
OWNER                                                   LETTERS     CHANNEL     AFFILIATION      SHARE(1)
----------------------------------------------------    -------     -------     -----------     ----------
ACME Television.....................................    KZAR           16            WB         not on air
CBS Station Group...................................    KUTV            2           CBS            13%
United Television...................................    KTVX            4           ABC             16
Bonneville International Corp.......................    KSL             5           NBC             18
Fox Television......................................    KSTU           13           Fox             12
Larry K. Miller Broadcasting........................    KJZZ           14           UPN             10

------------------
(1) Represents average audience share from Monday to Sunday in May 1997.

     The following table sets forth market revenue information for the Salt Lake City DMA (dollars in thousands):

                                                                        YEAR ENDED DECEMBER 31,
                                                                   ----------------------------------
                                                                     1994         1995         1996
                                                                   --------     --------     --------
Television advertising revenues................................    $116,500     $123,600     $135,000
Revenue growth.................................................        18.6%         6.1%         9.2%

     Station KZAR will commence broadcasting upon completion of its construction, which the Company estimates will occur in April 1998. Management believes that there exists sufficient popular syndicated programming in the market available for the station to acquire at attractive prices.

  KAUO-19: ALBUQUERQUE/SANTA FE, NM

     Station KAUO-19, upon its construction, will operate as The WB Network affiliate in the Albuquerque/Santa Fe, New Mexico market, which represents the 48th largest DMA in the U.S. The Albuquerque/Santa Fe, DMA has approximately 565,000 television households, a total population of 1.6 million, and an estimated average household income of $34,614 per year. The Albuquerque/Santa Fe market has a relatively young demographic population, with approximately 30% of the population under the age of eighteen (according to NAB). The Company estimates that the total television advertising market in Albuquerque/Santa Fe in 1996 was $82.5 million, a 4.6% increase over 1995. Approximately 60% of the households in the Albuquerque/Santa Fe market are cable television subscribers. The Albuquerque/Santa Fe DMA has six commercial television stations. The ABC, CBS, NBC and Fox affiliates are VHF stations, and the UPN affiliate is a UHF station. Station KAUO, The WB Network affiliate, will also be a UHF station.

     The following table outlines summary information regarding the commercial television stations in the Albuquerque DMA:

                                                         CALL                                  AUDIENCE
OWNER                                                    LETTERS  CHANNEL     AFFILIATION      SHARE(1)
-----------------------------------------------------    -----    -------     -----------     ----------
ACME Television......................................    KAUO     19          WB              not on air
Belo Corp............................................    KASA     2           Fox                 7%
Hubbard Broadcasting Inc.............................    KOB      4           NBC                 18
Pulitzer Broadcasting Inc............................    KOAT     7           ABC                 19
Lee Enterprises Inc..................................    KRQE     13          CBS                 15
Ramar Communications Inc.............................    KASY     50          UPN                 --

------------------
(1) Represents average audience share from Monday to Sunday in May 1997.

     The following table sets forth market revenue information for the Albuquerque/Santa Fe DMA (dollars in thousands):

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                        1994        1995        1996
                                                                       -------     -------     -------
Television advertising revenues....................................    $75,300     $78,900     $82,500
Revenue growth.....................................................       27.6%        4.8%        4.6%

     The station will commence broadcasting upon completion of the construction, which the Company estimates will occur in September 1998. Management believes that there exists sufficient popular syndicated programming in the market available for the station to acquire at attractive prices. A commercial broadcast station in this market currently holds a secondary affiliation agreement with The WB Network, which management believes will be terminated once Station KAUO commences broadcasting.

  WBXX-20: KNOXVILLE, TN

     Station WBXX-20 operates as The WB Network affiliate in the Knoxville, Tennessee market, which represents the 60th largest DMA in the U.S. The Knoxville DMA has approximately 456,000 television households, a total population of 1.2 million, and an estimated average household income of $33,774 per year. The Company estimates that the total television advertising market in Knoxville in 1996 was $60.6 million, a 11.8% increase over 1995. Approximately 68% of the households in the Knoxville market are cable television subscribers. The Knoxville DMA has five commercial television stations. The ABC, CBS, and NBC affiliates are VHF stations, and the Fox and The WB Network affiliates are UHF stations.

     The following table outlines summary information regarding the commercial television stations in the Knoxville DMA:

                                                           CALL                                 AUDIENCE
OWNER                                                      LETTERS  CHANNEL     AFFILIATION     SHARE(1)
-------------------------------------------------------    -----    -------     -----------     --------
ACME Television........................................    WBXX        20       WB                  --
Young Broadcasting Inc.................................    WATE         6       ABC              15%
Gray Communications....................................    WLVT         8       CBS               12
Gannett Co. Inc........................................    WBIR        10       NBC               23
Raycom Media...........................................    WTNZ        43       Fox               5

------------------
(1) Represents average audience share from Monday to Sunday in May 1997.

     The following table sets forth market revenue information for the Knoxville DMA (dollars in thousands):

                                                                           YEAR ENDED DECEMBER 31,
                                                                       -------------------------------
                                                                        1994        1995        1996
                                                                       -------     -------     -------
Television advertising revenues....................................    $54,700     $54,200     $60,600
Revenue growth.....................................................       16.9%       (0.1)%      11.8%

     The station re-commenced broadcasting upon the installation of new transmission facilities, which were completed in October 1997. The station recently purchased new syndicated programming and rights to future syndicated programs such as Cheers, Friends, Full House, M*A*S*H, Star Trek: The Next Generation and The Drew Carey Show. The Company changed the call letters of this station from WINT to WBXX upon its acquisition by the Company.

AFFILIATION AGREEMENTS

     Station KWBP, Station KPLR and Station WBXX have each entered into station affiliation agreements (the 'KWBP Affiliation Agreements,' the 'KPLR Affiliation Agreement' and the 'WBXX Affiliation Agreement,' respectively, and collectively, the 'Affiliation Agreements') with The WB Network which provide each station the exclusive right to broadcast The WB Network programming in its DMA.

     Under the Affiliation Agreements, The WB Network has retained the right to program and sell 75% of the advertising time available during the prime time schedule with the remaining 25% available for sale by the stations, provided that in the case of the KPLR Affiliation Agreement, the station has the right to preempt The WB Network programming for St. Louis Cardinals baseball, St. Louis Blues hockey and University of Missouri basketball broadcasts. The WB Network retains approximately 50% of the advertising time available during children's programs and late fringe programs (if and when included in the network's schedule), with the balance allocated to the applicable station.

     In addition to the advertising time reserved for sale by The WB Network, each station is also required to pay annual compensation to The WB Network according to formulas designed to result in the payment, to The WB Network of amounts equal to 25% of the 'added-value' to the station from its affiliation with The WB Network, as determined by the average station ratings among adults 18-49 during prime time programming provided by The WB Network and the number of prime time programming hours provided by The WB Network. Pursuant to the Affiliation Agreements, the Company participates in cooperative marketing with The WB Network whereby the network reimburses up to 50% of certain approved advertising expenditures by a station to promote network programming. The Affiliation Agreements also contain a clause entitling the applicable station to the benefits of any more favorable terms agreed to by The WB Network with any affiliate except for superstation WGN during the term of the Affiliation Agreements, and any subsequent modifications thereto.

     The Company has obtained a conditional commitment from The WB Network to extend the existing Affiliation Agreements to five year terms. The Affiliation Agreements are subject to termination (i) by The WB Network, upon sixty days notice, in the event The WB Network ceases operations or is substantially restructured, (ii) upon the occurrence and continuation for four consecutive weeks of certain force majeure events causing a failure to provide programs by The WB Network or a failure to broadcast such programs by the station, (iii) upon assignment of the applicable station's FCC license without consent to such assignment by The WB Network; or (iv) upon a material change in the station's transmitter location, power, frequency or programming format.

     The Company has obtained commitments from The WB Network to enter into affiliation agreements with the Company's remaining stations upon their acquisition by the Company, on substantially the same terms and conditions as Stations WBXX, KPLR and KWBP's affiliation agreements with The WB Network, and, in the case of Station KPLR, to extend the existing agreement to a seven-year term. Upon completion of the St. Louis Acquisition, the Company intends to enter into an overriding group affiliation agreement with The WB Network covering all of its stations. Although the group affiliation agreement supersedes the individual affiliation agreements of each station, such individual affiliation agreements will continue in effect and the Company intends to continue to renew such agreements, allowing the Company the flexibility to dispose of a station with a surviving affiliation agreement in effect.

INDUSTRY OVERVIEW

     Commercial television broadcasting began in the United States on a regular basis in the 1940s over a portion of the broadcast spectrum commonly known as the VHF Band (very high frequency broadcast channels numbered 2 through 13 ('VHF')). Television channels were later assigned by the FCC under an additional broadcast spectrum commonly known as the UHF Band (ultra-high frequency broadcast channels numbered 14 through 83 ('UHF'); channels 70 through 83 have been reassigned to non-broadcast services). Currently there are a limited number of channels available for broadcasting in any one DMA, and the license to operate a broadcast station is granted by the FCC.

     Although UHF and VHF stations compete in the same market, UHF stations have historically suffered a competitive disadvantage, as: (i) UHF signals are more subject to obstructions such as terrain than VHF signals and (ii) VHF stations are able to provide higher quality signals to a wider area. Over time, the disadvantage of UHF stations has gradually declined through: (i) UHF stations' carriage on local cable systems, (ii) improvement in television receivers, (iii) improvement in television transmitters, and (iv) increased availability of quality programming.

     All television stations throughout the United States are grouped into approximately 211 generally recognized DMAs which are ranked in size according to the estimated number of television households. Each DMA is determined as an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours.

     A majority of the commercial television stations in the United States are affiliated with NBC, CBS, or ABC (the 'Major Networks'). Each Major Network provides the majority of its affiliates' programming each day without charge in exchange for a substantial majority of the available advertising time in the programs supplied. Each Major Network sells this advertising time and retains the revenue. The affiliate receives compensation from the Major Network and retains the revenue from advertising time sold in and between network programs and in programming the affiliate produces or purchases from non-network sources.

     Stations which are not affiliated with one of the Major Networks were previously considered independent stations. Independent stations generally broadcast syndicated programming, which is acquired by the station for cash or occasionally barter. The acquisition of syndicated programming generally grants the acquiring station exclusive rights to broadcast a program in the market for a specified period of time or a number of episodes agreed upon between the independent station and the syndicator of the programming. Types of syndicated programming include feature films, popular television series previously shown on network television and current television series produced for direct distribution to television stations. Through barter and cash-plus-barter arrangements, a national syndicated program distributor typically retains a portion of the available advertising time for programming it supplies, in exchange for reduced fees to the station for such programming.

     Fox, UPN and The WB Network have each established an affiliation with some of the formerly independent stations. However, the amount of programming per week supplied to the affiliates by these networks is significantly less than that of the Major Networks, and as a result, these stations retain a significantly higher portion of the available inventory of broadcast time for their own use than Major Network affiliates.

     Television stations derive their revenues primarily from the sale of national, regional and local advertising. All network-affiliated stations, including those affiliated with Fox, UPN and The WB Network, are required to carry spot advertising sold by their networks. This reduces the amount of advertising available for sale directly by the network-affiliated stations.

     Advertisers wishing to reach a national audience usually purchase time directly from the Major Networks, Fox, UPN and The WB Network, or advertise nationwide on an ad hoc basis. National advertisers who wish to reach a particular region or local audience buy advertising time directly from local stations through national advertising sales representative firms. Additionally, local businesses purchase advertising time directly from the station's local sales staff. Advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, demographic characteristics of the DMA served by the station, the availability of alternative advertising media in the DMA, aggressive and knowledgeable sales forces and the development of projects, features and marketing programs that tie advertiser messages to programming. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, may adversely affect the broadcast business.

COMPETITION

     Broadcast television stations compete for advertising revenues primarily with other broadcast television stations and, to a lesser extent, with radio stations and cable system operators serving the same market. Major Network programming generally achieves higher household audience levels than those of Fox, UPN and The WB Network and other syndicated programming aired by independent stations. This is attributable to a number of factors, including the Major Networks' efforts to reach a broader audience, generally better signal carriage when broadcasting over VHF channels versus UHF channels and the greater amount of network programming being broadcast weekly. However, greater amounts of advertising time are available for sale during Fox, UPN and The WB Network programming and non-network syndicated programming, and as a result, the Company believes that the Company's programming will achieve a share of television market advertising revenues greater than its share of the market's audience.

     Broadcast television stations compete with other television stations in their DMAs for the acquisition of programming. Generally, cable systems do not compete with local stations for programming, but various national cable networks do from time to time acquire programming that could have been offered to local television stations. Public broadcasting stations generally compete with commercial broadcasters for viewers, but do not compete for advertising revenues. Historically, the cost of programming had increased because of an increase in the number of independent stations and a shortage of quality programming. However, over the past five years, program prices have stabilized or declined as a result of recent increases in the supply of programming. Currently programming studios produce enough programming to fill the broadcast time on seven commercial stations.

REGULATION

     Federal Regulation of Television Broadcasting. Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act. The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC. The Communications Act empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the locations of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for violation of such regulations. The Communications Act provides penalties for violation of such regulations. The Communications Act prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC. On February 8, 1996, the President signed into law the Telecom Act, which substantially amended the Communications Act. Set forth below is a general description of some of the principal areas of FCC regulation of the broadcast television industry.

     License Grant and Renewal. A party must obtain a construction permit from the FCC in order to build a new television station. Once a station is constructed, the permittee will receive a license which must be renewed by the FCC at the end of each license term. On January 24, 1997, pursuant to the Telecom Act, the FCC increased the terms of such licenses and their renewal to eight years. The Telecom Act directs the FCC to grant renewal of a broadcast license if it finds that the station has served the public interest, convenience, and necessity and that there have been no serious violations (or other violations which would constitute a 'pattern of abuse') by the licensee of the Communications Act or FCC rules and policies. If the FCC finds that a licensee has failed to meet these standards, and there are no sufficient mitigating factors, the FCC may deny renewal or condition renewal appropriately, including renewing for less than a full term. Any other party with standing may petition the FCC to deny a broadcaster's application for renewal. However, only if the FCC issues an order denying renewal will the FCC accept and consider applications from other parties for a construction permit for a new station to operate on the channel subject to such denial. The FCC may not consider any such applicant in making determinations concerning the grant or denial of the licensee's renewal application.

     Some of the Pending Acquisitions involve the Company's acquisition of construction permits for stations not yet constructed. After each station is built, the Company will apply for a license to 'cover', or replace, the construction permit. The Company is not aware of any facts or circumstances that would prevent the issuance or renewal of the licenses for the stations being acquired. The Communications Act provides that licenses continue in effect until the FCC disposes of the renewal application.

     Local Marketing Agreements. The Company has or intends to enter into LMAs from time to time in connection with certain of the Pending Acquisitions, and contemplates utilizing LMAs in connection with future acquisitions. By using LMAs, the Company gains the ability to provide programming and other services to a station proposed to be acquired pending receipt of all applicable FCC approvals with respect to the actual transfer of control or assignment of the applicable station license.

     FCC rules and policies generally require that the Company's LMAs permit the station licensee to retain ultimate control of the applicable station, including programming, and there can be no assurance that the Company will be able to air all of its scheduled programming on stations with which it has an LMA, or that in such event, the Company will receive the anticipated revenue from the sale of advertising for such programming. In addition, LMA's sometimes require that existing programming contracts of the licensee be honored. Accordingly, there can be no assurance that early termination of an LMA or unanticipated preemptions by a licensee of all or a significant portion of the Company's scheduled programming for a station subject to an LMA will not occur. Termination of an LMA or material preemptions of programming thereunder could adversely affect the Company.

     Multiple- and Cross-Ownership Restrictions. Current FCC regulations and policies impose significant restrictions on certain positional and ownership interests in broadcast companies and other media. The officers, directors and certain equity owners of a broadcast company are deemed to have 'attributable interests' in the broadcast company. In the case of a corporation, ownership is generally attributed to officers, directors and equity holders who own 5% or more of the company's outstanding voting stock. Institutional investors, including mutual funds, insurance companies and banks acting in a fiduciary capacity, may own up to 10% of the outstanding voting stock without being subject to attribution, provided that such equity holders exercise no control over the management or policies of the broadcasting company. Limited liability companies are generally treated as limited partnership for purposes of the FCC rules. These rules do not attribute limited partnership interests as long as the partnership certifies that the limited partners are insulated from management in accordance with the FCC's established criteria; if the certification is properly made, only the general partner (or managing member) of the partnership is deemed to have an attributable interest.

     Under current FCC rules governing multiple ownership of broadcast stations, a license to operate a television station will not be granted (unless established waiver standards are met) to any party (or parties under common control) that has an attributable interest in another television station with an overlapping service contour (the 'Duopoly Rule'). FCC regulations also prohibit one owner from having attributable interests in television broadcast stations that reach in the aggregate more than 35% of the nation's television households. For purposes of this calculation, stations in the UHF band (channels 14-69) are attributed with only 50% of the households attributed to stations in the VHF band (channels 2-13). The rules further prohibit (with certain qualifications) the holder of an attributable interest in a television station from also having an attributable interest in a radio station, daily newspaper or cable television system serving a community located within the relevant coverage area of that television station. Separately, the FCC's 'cross-interest' policy may, in certain circumstances, prohibit the common ownership of an attributable interest in one media outlet and a non-attributable equity interest in another media outlet in the same market. In pending rulemaking proceedings, the FCC is considering, among other possible changes, (i) the modification of its attribution rules and the 'cross-interest' policy, (ii) the relaxation of the Duopoly Rule and (iii) specific rules regarding ownership attribution to govern television LMAs comparable to those currently in force with respect to radio LMAs.

     Review of 'Must-Carry' Rules. FCC regulations implementing the Cable Television Consumer Protection and Competition Act of 1992 (the '1992 Cable Act') require each television broadcaster to elect, at three year intervals beginning October 1, 1993, to either (i) require carriage of its signal by cable systems in the station's market ('must-carry') or (ii) negotiate the terms on which such broadcast station would permit transmission of its signal by the cable systems within its market ('retransmission consent'). The United States Supreme Court upheld the must-carry rules in a 1997 decision.

     Digital Television Services. The FCC has adopted rules for implementing digital television ('DTV') service in the United States. Implementation of DTV will improve the technical quality of television signals and will provide broadcasters the flexibility to offer new services, including high-definition television ('HDTV') and data broadcasting.

     The FCC has established service rules and adopted a Table of Allotments for digital television. The Table provides all eligible broadcasters a second broadcast channel to each full-power television station for DTV operation. Stations will be permitted to phase in their DTV operations over a period of years following the adoption of a final table of allotments, after which they will be required to surrender their non-DTV channel. Affiliates of the top four networks in the top ten markets must be on the air with a digital signal by May 1, 1999. Affiliates of the top four networks in the next twenty largest markets must be on the air with a digital signal by November 1, 1999. The FCC has set a target of 2006 as the end-date of analog broadcasts. Meanwhile, Congress has from time to time considered proposals that would require incumbent broadcasters to bid at auction for the additional spectrum required to effect a transition to DTV, or, alternatively, would assign DTV spectrum to incumbent broadcasters and require the early surrender of their non-DTV channel for sale by public auction.

     The Telecom Act and the FCC's rules impose certain conditions on the FCC's implementation of DTV service. Among other requirements, the FCC must (i) limit the initial eligibility for such licenses to existing television broadcast licensees or permittees; (ii) allow DTV licensees to offer ancillary and supplementary services; (iii) charge appropriate fees to broadcasters that supply ancillary and supplementary services for which such broadcasters derive certain nonadvertising revenues; and (iv) recover at an unspecified time either the DTV license or the original license (the 'NTSC' license) held by the broadcaster.

     There are details regarding how interference levels will be calculated that the FCC has not yet ruled on. Conversion to DTV operations could reduce a station's geographical coverage area after such rules are adopted if the interference standards are changed. Equipment and other costs associated with the DTV transition, including the necessity of temporary dual-mode operations, will impose some near-term financial costs on television stations providing the service. The potential also exists for new sources of revenue to be derived from DTV. The Company cannot predict the overall effect the transition to DTV might have on the Company's business.

     Other Pending FCC Proceedings. In 1995, the FCC issued notices of proposed rulemaking proposing to modify or eliminate most of its remaining rules governing the broadcast network-affiliate relationship. The network-affiliate rules were originally intended to limit networks' ability to control programming aired by affiliates or to set station advertising rates and to reduce barriers to entry by new networks. These proceedings are pending. The dual network rule, which generally prevents a single entity from owning more than one broadcast television network, is among the rules under consideration in these proceedings. However, the Telecom Act substantially relaxed the dual network rule by providing that an entity may own more than one television network; however, no two national television networks in existence on February 8, 1996 may merge or be acquired by the same party. The Company is unable to predict how or when the FCC proceedings will be resolved or how those proceedings or the relaxation of the dual network rule may affect the Company's business.

     Pursuant to a Congressional directive contained in the Telecom Act, the FCC has commenced a proceeding to devise rules and an implementation schedule for universal closed captioning of video programming.

     The FCC continues to enforce strictly its regulations concerning broadcasters' equal employment obligations, 'indecent' programming, political advertising, environmental concerns, technical operating matters and antenna tower maintenance. The FCC also has made clear its intent to enforce equal employment opportunity guidelines and recruitment efforts and record-keeping requirements by imposing monetary forfeitures, periodic reporting conditions and short-term license renewals.

     There are additional FCC regulations as well as policies, and regulations and policies of other federal agencies, affecting the business and operations of broadcast stations. Proposals for additional or revised rules are considered by federal regulatory agencies and Congress from time to time. It is not possible to predict the resolution of these issues or other issues discussed above, although their outcome could, over a period of time, affect, either adversely or favorably, the broadcasting industry generally or the Company specifically.

     The foregoing does not purport to be a complete summary of all the provisions of the Communications Act, the Telecom Act or other Congressional acts or of the regulations and policies of the FCC thereunder. Reference is made to the Communications Act, the Telecom Act, other Congressional acts, such regulations and policies, and the public notices promulgated by the FCC for further information.

EMPLOYEES

     At December 31, 1997, the Company had 68 employees, none of which were subject to collective bargaining agreements and Koplar Communications employed at Station KPLR approximately 95 employees, 43 of which were subject to collective bargaining agreements. The Company believes that its relationships with its employees are good.

PROPERTIES AND FACILITIES

     Set forth below is certain information with respect to the Company's existing and planned studio and other leased facilities. All of the Company's leased studio, office and tower facilities are or are anticipated to be leased pursuant to long-term leases that management believes to be adequate. Information as to tower height reflects the height above average terrain (HAAT) as reported in the BIA Market Report, 1997.

LOCATION--USE                                        APPROXIMATE SIZE     OWNERSHIP
-------------------------------------------------    ----------------     ---------
St. Louis, MO
  Studio and office facilities(1)................     36,000 sq. ft.      Owned
  Tower..........................................     1,011 ft.           Owned
Beaverton, OR
  Studio and office facilities...................     15,255 sq. ft.      Leased
  Tower..........................................     1,785 ft.           Leased
Knoxville, TN
  Studio and office facilities...................     8,000 sq. ft.       Leased
  Tower..........................................     2,795 ft.           Leased
Provo, UT
  Studio and office facilities...................     8,000 sq. ft.       Leased
  Tower..........................................     2,308 ft.           Leased

------------------
(1) Excludes 30,000 square feet of apartment space located above the studio and office facilities.

     In connection with the Albuquerque Acquisition, the Company is currently in the process of securing leases for studio and office facilities and transmission facilities. See 'Risk Factors--Risks Related to Acquisitions.' Management believes that its facilities are adequate for the conduct of its business presently and for the foreseeable future.

     The principal executive offices of the Company and its subsidiaries is 650 Town Center Drive, Suite 850, Costa Mesa, CA, 92626, (714) 445-5791.

LEGAL PROCEEDINGS

     The Company expects its operating subsidiaries to be parties to various legal proceedings from time to time in the course of their business activities. The Company maintains comprehensive general liability and other insurance which it believes to be adequate for the purpose. The Company does not know of any pending legal proceedings involving it or any of the stations to be acquired which would have a material adverse affect on its financial condition or results of operations.

     The Company's FCC applications for the Salt Lake City, the Albuquerque and the St. Louis Acquisitions were filed with the FCC on September 19, 1997, October 8, 1997 and September 30, 1997, respectively.

     The Company's FCC application for the Albuquerque Acquisition was approved by the FCC on December 16, 1997 and will become final once the approval is no longer subject to review which will occur 40 days after public notice is given by the FCC provided that no successful third party objection or FCC rescission occurs during that time. The Company's FCC application for the Salt Lake City Acquisition was approved by the FCC on October 20, 1997 and such approval has become final and no longer subject to review. The renewal application for the license for Station KPLR was filed by the licensee, Koplar Television Communications L.L.C., on September 30, 1997 and the FCC granted approval on October 24, 1997.

     The Company has been advised that a third party has filed an application to register 'ACME Television' as a service mark under federal law and has claimed common law rights in such service mark that predate its use by the Company. The Company is presently considering the alternatives available to it, which include the filing of a notice of opposition to registration of the service mark for such third party, negotiations with such third party to acquire its interest in the mark or agree to simultaneous use of the mark by each party in connection with its business, or ceasing to use 'ACME Television' as a mark. The Company cannot at this time predict the outcome of such alternatives, and there can be no assurance that the Company will be able to continue to use 'ACME Television' as a service mark.

                                   MANAGEMENT

     Full authority for the management of ACME Parent and the Company resides in their respective executive officers and the Board of Advisors of ACME Parent. Messrs. Kellner, Gealy and Allen each hold the same executive offices of the Company, ACME Intermediate and ACME Parent. Set forth below is certain information with respect to the members of the Board of Advisors of ACME Parent and the current and proposed senior management of the Company. All ages are set forth as of June 30, 1997. In addition to the current and proposed members of the Board of Advisors, there will be two additional board members appointed no later than December 17, 1997. See 'Description of ACME Parent--LLC Agreement.'

NAME                                       AGE                    POSITION
---------------------------------------    ---   ---------------------------------------------
EXECUTIVE OFFICERS/BOARD MEMBERS
Jamie Kellner..........................    50    Chairman of the Board, Chief Executive
                                                 Officer and Member of the Board of Advisors
Douglas Gealy..........................    37    President, Chief Operating Officer and Member
                                                 of the Board of Advisors
Thomas Allen...........................    44    Executive Vice President, Chief Financial
                                                 Officer and Member of the Board of Advisors
PROPOSED BOARD MEMBERS
Edward J. Koplar.......................    54    Chief Executive Officer of ACME St. Louis,
                                                 Inc. and Member of the Board of Advisors(1)
Michael V. Roberts.....................    48    Member of the Board of Advisors(2)
GENERAL MANAGERS
Lewis F. Cosby, III....................    47    General Manager of Station WINT
Stephen W. Dant........................    48    General Manager of Station KWBP
John J. Greenwood......................    35    General Manager of Station KAUO
William A. Lanesey.....................    37    General Sales Manager of Station KPLR

------------------
(1) Mr. Koplar is expected to hold these offices upon consummation of the St. Louis Acquisition.

(2) Mr. Roberts is expected to hold this office upon consummation of the Salt Lake City Acquisition.

     Jamie Kellner--Mr. Kellner is a founder of ACME Parent and serves as its Chairman, Chief Executive Officer and is a member of its Board of Advisors, which has exclusive authority to manage its business and affairs. Mr. Kellner is also a founder, chief executive officer and partner of The WB Television Network since January 1993. Previously, Mr. Kellner was President of the Fox Broadcasting Company for over five years. He currently serves on the board of directors of SMART TV, LLC and NELVANA LTD.

     Douglas Gealy--Mr. Gealy is also a founder of ACME Parent and serves as its President and Chief Operating Officer and a member of the Board of Advisors. Since June of 1996, Mr. Gealy has been involved in development activities with respect to ACME Parent. Prior to founding ACME Parent, Mr. Gealy served for one year as Executive Vice President of a group of eight broadcast television stations owned by Benedek Broadcasting. Previously, Mr. Gealy was a Vice President and General Manager of Station WCMH and its LMA WWHO, in Columbus, Ohio, and following the acquisition of these stations by NBC, served as President and General Manager of these stations.

     Thomas Allen--Mr. Allen is a founder, member of the Board of Advisors, Executive Vice President and the Chief Financial Officer of ACME Parent. Since June of 1996, Mr. Allen has been involved in development activities with respect to the Company. Previously, Mr. Allen was the Chief Operating Officer and Chief Financial Officer for Virgin Interactive Entertainment, from August 1993 to May 1996. Prior to that, Mr. Allen served as the Chief Financial Officer of the Fox Broadcasting Company for approximately seven years.

     Edward J. Koplar--Mr. Koplar will become a member of the Board of Advisors of ACME Parent and the Chief Executive Officer of ACME St. Louis, Inc. upon completion of the St. Louis Acquisition. Since 1979, Mr. Koplar has been the President for Koplar Communications and its predecessor for Station KPLR, Channel 11, St. Louis, Missouri.

     Michael V. Roberts--Mr. Roberts will become a member of the Board of Advisors pending a waiver by the FCC related to a station in which Mr. Roberts has an attributable interest in the St. Louis DMA. Mr. Roberts is co-founder of Roberts Broadcasting which owns several television stations in medium-sized markets in the U.S. and has served as its Chairman and Chief Executive Officer since 1989. Mr. Roberts is also the founder of companies active in commercial real estate development, construction program management and corporate management consulting. He currently serves on the board of directors of Home Shopping Network.

     Lewis F. Cosby, III--Mr. Cosby joined the Company in August 1997 as the general manager of Station WINT in Knoxville. From 1988 to 1996, Mr. Cosby was a partner and general manager of the CBS affiliate in Knoxville. Mr. Cosby has 25 years of experience in the broadcasting industry.

     Stephen W. Dant--Mr. Dant has been managing Station KWBP in Portland since June of 1997. Prior to joining the Company, Mr. Dant acted as a Vice President--General Manager for Citadel Communications, where he managed the ABC affiliate in Lincoln, NE. Before Citadel Communications, Mr. Dant managed stations in medium-sized markets for Davis-Goldfarb Company from 1993 to 1995 and Gateway Communications from 1988 to 1993. Mr. Dant has over 20 years of experience in the broadcasting industry.

     John J. Greenwood--Mr. Greenwood joined the Company in August 1997 to assist in developing the Company's stations in Knoxville and Salt Lake City. Mr. Greenwood will ultimately be the general manager for Station KAUO in Albuquerque. Prior to joining the Company, since 1994, Mr. Greenwood acted as the general sales manager and general manager for the Fox affiliate in Montgomery, AL for Woods Communication Corporation. From 1991 to 1994, Mr. Greenwood worked for Scripps Howard Broadcasting Co. as a sales manager for the CBS affiliate in Cincinnati, OH.

     William A. Lanesey--Mr. Lanesey will join Station KPLR as general sales manager in September 1997. He has over 14 years of broadcasting sales experience. Most recently, Mr. Lanesey acted as Vice President of Sales for the NBC affiliate in Columbus, Ohio from 1991 to 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                                         ALL OTHER
                                                                                                                        COMPENSATION
                                                                                                                        ------------
                                                                                      LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                           AWARDS
                                         ----------------------------------    -------------------------------------
                                                                  OTHER        RESTRICTED     SECURITIES     PAYOUTS
                                                                  ANNUAL         STOCK        UNDERLYING      LTIP
                                          SALARY     BONUS     COMPENSATION     AWARD(S)     OPTIONS/SARS    PAYOUTS
NAME AND PRINCIPAL POSITION    YEAR        ($)        ($)           $             ($)            (#)         (#)(4)
---------------------------   -------    --------   --------   ------------    ----------    ------------    -------
Jamie Kellner,
  Chief Executive
  Officer(1)...............    1997(2)     (3)            --             --            --              --       40.0              --
Douglas Gealy,
  Chief Operating
  Officer(1)...............    1997(2)    250,000         --             --            --              --       30.0              --
Thomas Allen,
  Chief Financial
  Officer(1)...............    1997(2)    133,900    150,000             --            --              --       30.0              --

------------------
(1) Each of Messrs. Kellner, Gealy and Allen commenced employment with the Company on June 17, 1997. Mr. Gealy received compensation retroactive to January 1, 1997.

(2) This table reflects the amount of compensation to be received by the end of the only completed fiscal year of the Company.

(3) The Consulting Agreement with Mr. Kellner does not provide for annual compensation; however, the Compensation Committee of ACME Parent has the discretion to pay Mr. Kellner such compensation pursuant thereto in the future as it deems appropriate.

(4) This column contains the number of Management Carry Units of ACME Parent owned by Messrs. Kellner, Gealy and Allen. Ownership of these units entitles them to certain distribution rights upon achievement of certain returns by non-management investors and are subject to forfeiture or repurchase by ACME Parent in the event of the termination of each individual's employment by ACME Parent under certain specified circumstances. The Management Carry Units vest over a five-year period, subject to acceleration upon the occurrence of certain events, such as an initial public offering, a change in control or a sale of ACME Parent. The dollar value of payouts as a result of ownership of these units cannot presently be determined.

EXECUTIVE COMPENSATION

     ACME Parent has entered into a six-year consulting agreement (the 'Consulting Agreement') with Jamie Kellner, and six-year employment agreements (the 'Employment Agreements') with each of Messrs. Gealy and Allen, in each case subject to reduction to five-year terms upon the consummation of an initial public offering of common stock of a successor to ACME Parent (an 'ACME IPO'). The Employment Agreements provide for an initial base salary of $250,000 each for Messrs. Allen and Gealy, subject to minimum annual adjustments for increases in the CPI. The Consulting Agreement does not provide for an initial base fee; however, the Compensation Committee has the discretion to pay Mr. Kellner such compensation pursuant thereto in the future as it deems appropriate. Messrs. Gealy and Allen are required to devote their full business time and attention to the business of ACME Parent and its subsidiaries. In addition, Messrs. Gealy and Allen have each agreed that during their respective engagement periods, each will make available to the Company video broadcast or distribution opportunities that could deliver The WB Network programming for DMA markets 20 to 100. Mr. Kellner is not required to devote any minimum time to the performance of his consulting duties or to make available to ACME Parent all video broadcast or distribution opportunities of which he may be aware. In connection with their engagement by ACME Parent, Messrs. Kellner, Gealy and Allen have each agreed that during such engagement and for a period of three years (subject to certain exceptions) thereafter, he will not engage in activities competitive with those of the Company in any DMA in which the Company operates.

     In connection with the St. Louis Acquisition, ACME Parent will enter into a management agreement with Edward J. Koplar (the 'Management Agreement'). The Management Agreement will have a term of three years, subject to automatic renewal for successive one year terms unless either party provides notice of termination. The Management Agreement provides for an annual fee of $1,000,000. Mr. Koplar is required to devote a sufficient amount of time, as determined in his reasonable judgment, necessary to manage and operate Station KPLR. Under the Management Agreement, Mr. Koplar has the right to voluntarily terminate his services provided thereunder and be paid any remaining consulting fees that would be payable for the remaining term of the Management Agreement at the effective date of such termination. In addition, if Mr. Koplar terminates the Management Agreement for cause, he is entitled to (i) the balance of the consulting fee which would have been payable to him through the remaining portion of the term of the Management Agreement, had such termination not occurred; and (ii) a maximum of $4,000,000, which amount decreases in $1,000,000 increments on each anniversary of the effective date of the Management Agreement. In addition, ACME Parent has agreed to grant Koplar Interactive Systems International, L.L.C. ('KISI'), an entity controlled by Mr. Koplar, the right to encode the broadcast signals of any other television stations it owns or operates with KISI's interactive technology.

LONG-TERM INCENTIVE PLAN

     The Company intends to adopt and maintain a long-term incentive compensation plan in which all general managers of Company stations will be eligible to participate. It is presently contemplated that such plan will be structured to provide incentive compensation to general managers based on the performance of their particular stations and the Company's stations as a whole. The ultimate terms and conditions of such plan will be determined by the Company, subject to the approval of ACME Parent and the Institutional Investors. The Company anticipates that it will adopt a similar plan for certain officers who were not founders of ACME Parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's stations have or will enter into affiliation agreements with The WB Network and related marketing arrangements. Jamie Kellner is an owner and the chief executive officer of The WB Network. See 'Business--Affiliation Agreements.'

     In connection with the St. Louis Acquisition, the Company entered into the St. Louis LMA with Koplar Communications. Edward J. Koplar is the controlling stockholder, chief executive officer and chief operating officer of Koplar Communications. See 'The Transactions--The Acquisitions--The St. Louis Acquisition.' In addition, the Company intends to enter into the Management Agreement with Mr. Koplar, and grant to an affiliate of Mr. Koplar the right to encode the broadcast signals of Station KPLR and other television stations the Company owns or operates with such entity's interactive technology. See 'Management--Executive Compensation.' The Company has also granted to Mr. Koplar approval rights with respect to certain dispositions of Station KPLR by the Company for a period of five years.

     In connection with the Salt Lake City Acquisition, the Company intends to enter into long-term agreements to lease studio facilities and transmission tower space for Station KZAR from an affiliate of Michael V. Roberts upon terms to be agreed upon prior to the closing of the Offering.

     In connection with the Salt Lake City Acquisition, the Company will reimburse the sellers of Roberts Broadcasting for up to $1.0 million of development expenses incurred with respect to Station KZAR.

     In connection with the Portland Acquisition, the Company entered into an LMA with Channel 32, Incorporated for Station KWBP.

     The owner of the seller of Station KAUO is a member of the immediate family of Mr. Roberts and Steven C. Roberts.

     Pursuant to an agreement among Koplar Communications, an affiliate of Roberts Broadcasting, Mr. Roberts and Steven C. Roberts, the affiliate of Roberts Broadcasting cannot (i) transfer its license for Station WHSL, East St. Louis, Illinois, (ii) commit any programming time of the station for commercial programming or advertising or (iii) enter into an LMA with respect to such station until June 1, 1998. Upon the written consent of the affiliate of Roberts Broadcasting, Mr. Roberts and Steven C. Roberts, these restrictions can be extended for an additional two year term. In the event that the current affiliation agreement for this station is terminated, the substitute format must be substantially similar to the current home shopping network format or, in the alternative, an infomercial format. The annual payment from Koplar Communications for these agreements was $200,000 during the first three years and will be $300,000 during the additional two year term.

     In connection with the transactions contemplated by the LLC Agreement, the Investment Agreement and the Acquisitions, ACME Parent and the Company have paid or agreed to pay an aggregate of approximately $3.5 million in financial advisory fees to CEA, Inc. CEA ACME, Inc., and CEA Capital Partners USA, L.P. are affiliates of CEA Inc.

     Immediately prior to the closing of the Units Offering, The TCW Group, Inc. exchanged its right to receive a portion of the membership units of ACME Intermediate offered pursuant to the Units Offering for (i) a convertible debenture of ACME Subsidiary Holdings IV, LLC ('Holdings IV'), a subsidiary of ACME Parent, which is convertible into such membership units of ACME Intermediate, and (ii) preferred membership units of Holdings IV.

     Pursuant to the definitive agreements with respect to the Acquisitions, the Company has made customary representations and warranties to the sellers and agreed to indemnify such sellers for breach of such representations and warranties. The holders of ACME Parent's Seller Units or their affiliates are beneficiaries of such indemnification.

     The Company believes that the terms of each of the foregoing transactions are or were at least as favorable to the Company or its affiliates as those that could be obtained from an unaffiliated party.

                             SECURITY OWNERSHIP OF
                CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

     Full authority for the management of ACME Parent and the Company resides in their respective executive officers and the Board of Advisors of ACME Parent. Messrs. Kellner, Gealy and Allen each hold the same executive offices of the Company, ACME Intermediate and ACME Parent. Accordingly, the following table sets forth certain information regarding the beneficial ownership of ACME Parent's membership units and Convertible Debentures after giving effect to the Transactions by (i) certain holders or groups of related holders who, individually or as a group, are the beneficial owners of 5% or more of the fully diluted equity interests of ACME Parent, (ii) the executive officers and members of the Board of Advisors of ACME Parent and (iii) the executive officers and members of the Board of Advisors of ACME Parent as a group. The LLC Agreement of ACME Parent authorizes the issuance of 50,000 Investor Units, 20,000 of which are issuable upon conversion of the Convertible Debentures (at a conversion rate equal to $1,000 of principal amount per Investor Unit), 20,000 Seller Units, 600 Management Capital Units, 942.5 Class A Founder Units, 533.33 Class B Founder Units, 100 Management Carry Units and 100 Terminated Management Units. The Percentage of Beneficial Ownership column set forth below reflects ownership percentages determined assuming conversion of the Convertible Debentures and is based upon capital contribution (or, in the case of the Convertible Debentures, amounts to be deemed to be capital contributions upon conversion). Pursuant to the LLC Agreement, distributions are made in respect of the various classes of such membership units in accordance with certain priority distributions and ownership percentages as set forth therein, and vary among the respective classes of membership units based upon the extent to which holders of designated classes of such membership units have achieved specified cumulative distributions. Currently, Messrs. Kellner, Gealy and Allen are the beneficial owners of the only outstanding voting membership units of ACME Parent. See 'Description of ACME Parent--LLC Agreement.'

                                                                                                   PERCENTAGE OF
                                                                                                    BENEFICIAL
                                                                                   NUMBER OF         OWNERSHIP
                                                                                   UNITS OR          ON AN AS
                                                                                   PRINCIPAL         CONVERTED
                                                                                  AMOUNTS OF       FULLY-DILUTED
NAME(1)                                                 TYPE OF INTEREST          DEBENTURES           BASIS
------------------------------------------------    ------------------------     -------------     -------------
BancBoston Ventures Inc.........................    Investor Units                     8,491.7          19.5
                                                    Class B Founder Units                133.3           0.3
                                                    Convertible Debentures       $ 1,000,000.0           2.3
Channel 32, Incorporated........................    Seller Units                       4,400.0          10.1
ACME Capital Partners(2)(4).....................    Class A Founder Units                942.5           2.2
Alta ACME, Inc.(3)(5)(6)........................    Class B Founder Units                133.3           0.3
CEA ACME, Inc.(4)...............................    Class B Founder Units                133.3           0.3
Alta Communications VI, L.P.(5)(6)..............    Convertible Debentures       $ 6,960,315.1          16.0
Alta-Comm S by S, LLC(5)(6).....................    Convertible Debentures       $   158,434.9           0.4
Alta Subordinated Debt Partners III, L.P.(6)....    Convertible Debentures       $ 2,372,916.7           5.4
CEA Capital Partners USA, L.P...................    Convertible Debentures       $ 9,491,666.7          21.8
TCW Shared Opportunity Fund II, L.P.(7).........    Investor Units                     1,590.9           3.7
                                                    Class B Founder Units                 33.3           0.1
TCW Leveraged Income Trust, L.P.(7).............    Convertible Debentures       $ 4,772,636.7          11.0
LINC ACME, Corporation(7).......................    Class B Founder Units                100.0           0.2
CIBC Wood Gundy Securities Corp.(8).............    Investor Units                     4,593.8          10.5
Steven C. Roberts...............................    Seller Units                       3,000.0           6.9

                                                                                                    PERCENTAGE OF
                                                                                                     BENEFICIAL
                                                                                     NUMBER OF        OWNERSHIP
                                                                                      UNITS OR        ON AN AS
                                                                                     PRINCIPAL        CONVERTED
                                                                                     AMOUNTS OF     FULLY-DILUTED
NAME(1)                                                    TYPE OF INTEREST          DEBENTURES         BASIS
--------------------------------------------------    --------------------------     ----------     -------------
Named Executive Officers and Board Members:
Jamie Kellner(9) .................................    Management Capital Units           290.0            0.7
1545 East Valley Road                                 Management Carry Units              40.0             --
Montecito, CA 93108
Douglas Gealy(9) .................................    Management Capital Units           160.0            0.3
890 Bluespring Lane                                   Management Carry Units              30.0             --
Frontenac, MO 63131
Thomas Allen(9) ..................................    Management Capital Units           150.0            0.3
650 Town Center Dr., Suite 850                        Management Carry Units              30.0             --
Costa Mesa, CA 92626
Michael V. Roberts ...............................    Seller Units                     3,000.0            6.9
1408 North Kingshighway
Suite 300
St. Louis, MO 63113
All members of the Board of Advisors and named
executive officers as a group (4 persons).........    Management Capital Units           600.0            1.4
                                                      Management Carry Units             100.0             --
                                                      Seller Units                     3,000.0            6.9

------------------
(1) Except as otherwise noted below, the persons named in the table have sole voting power and investment power with respect to all units or convertible debentures set forth in the table.

(2) Certain general partners of ACME Capital Partners may be deemed to have or share voting or investment power with respect to the membership units held by ACME Capital Partners. The general partners of ACME Capital Partners disclaim beneficial ownership with respect to such membership units except to the extent of their proportionate pecuniary interests therein.

(3) Alta Communications VI, L.P., Alta Subordinated Debt Partners III, L.P. and Alta--Comm S by S, LLC own all of the shares of Alta ACME, Inc. and therefore each of these entities may be deemed to have or share voting or investment power with respect to the membership units held by Alta ACME, Inc. Alta Communications VI, L.P. owns approximately 73.3% of the shares of Alta ACME, Inc. and therefore may be deemed to control Alta ACME, Inc. The principals of Alta Communications VI, L.P., Alta Subordinated Debt Partners III, L.P. and Alta Comm S by S, LLC disclaim beneficial ownership of all such membership interests and shares of common stock of Alta ACME, Inc. except to the extent of their proportionate pecuniary interests therein. In addition, individually no stockholder, director or officer of Alta ACME, Inc. is deemed to have or share such voting or investment power.

(4) CEA Capital Partners USA, L.P. owns all of the shares of CEA ACME, Inc. and therefore may be deemed to have or share voting or investment power with respect to the membership units held by CEA ACME, Inc. The principals of CEA Capital Partners USA, L.P. disclaim beneficial ownership of all such membership units and shares of common stock in CEA ACME, Inc. except to the extent of their proportionate pecuniary interests therein. J. Patrick Michael, Jr. owns a controlling interest in the general partner of CEA Capital Partners USA, L.P. and therefore may be deemed to beneficially own the Convertible Debentures and membership units held by CEA Capital Partners USA, L.P. Mr. Michael disclaims beneficial ownership of all such Convertible Debentures and membership units of CEA Capital Partners USA, L.P. except to the extent of his proportionate pecuniary interests therein.

(5) Alta Communications VI, L.P. and Alta Comm S by S, LLC are part of an affiliated group of investment funds referred to collectively as the Alta Communications Funds. The general partner of Alta Communications VI, L.P. is Alta Communications VI Management Partners, L.P. Alta Communications VI Management Partners, L.P. exercises sole voting and investment power with respect to all of the convertible debentures held of record by Alta Communications VI, L.P. Alta Communications, Inc. provides investment advisory services to each of the funds comprising the Alta

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    Communications Funds. Certain of the principals of Alta Communications, Inc. are partners of Alta Communications VI Management Partners, L.P. and Alta Comm S by S, LLC and as such may be deemed to have or share voting or investment power with respect to the convertible debentures held by Alta Communications VI, L.P. and Alta Comm S by S, LLC; individually no partner or officer of Alta Communications VI Management Partners, L.P. is deemed to have or share such voting or investment power. The principals of Alta Communications, Inc. disclaim beneficial ownership of all such convertible debentures and shares of common stock in Alta ACME, Inc. except to the extent of the proportionate pecuniary interests therein. In addition, certain principals of Alta Communications, Inc. are affiliated with Burr, Egan, Deleage & Co.

(6) The general partner of Alta Subordinated Debt Partners III, L.P. ('ASDP') is Alta Subordinated Debt Management III, L.P. Alta Subordinated Debt Management III, L.P. exercises sole voting and investment power with respect to all of the securities held of record by ASDP. Burr, Egan, Deleage & Co., directly or indirectly, provides investment advisory services to ASDP. Certain of the principals of Burr, Egan, Deleage & Co. are partners in Alta Subordinated Debt Management III, L.P. and, as such, may be deemed to have or share voting or investment power with respect to the securities held by ASDP; individually no partner or officer of Alta Subordinated Debt Management III, L.P. is deemed to have or share such voting or investment power. The principals of Burr, Egan, Deleage & Co. disclaim beneficial ownership of all of such securities except to the extent of their proportionate pecuniary interests therein. In addition, certain principals of Burr, Egan, Deleage & Co. are affiliated with Alta Communications, Inc.

(7) TCW Shared Opportunity Fund II, L.P., TCW Leveraged Income Trust, L.P. and LINC ACME, Corporation are subsidiaries of The TCW Group, Inc.

(8) CIBC Wood Gundy Securities Corp. was an Initial Purchaser in the Offering.

(9) Messrs. Kellner, Gealy and Allen are each executive officers of the Company, ACME Intermediate and ACME Parent and members of the Board of Advisors of ACME Parent. The Management Carry Units owned by Messrs. Kellner, Gealy and Allen entitle them to certain distribution rights upon achievement of certain returns by non-management investors and are subject to forfeiture or repurchase by ACME Parent in the event of the termination of each individual's employment by ACME Parent under certain specified circumstances.

                           DESCRIPTION OF ACME PARENT

LLC AGREEMENT

     The Limited Liability Company Agreement dated June 17, 1997 of ACME Television Holdings, LLC, as amended, (the 'LLC Agreement') provides for the admission of various persons as members of ACME Parent (the 'Members'), and sets forth the relative interests, rights and obligations of the Members. Each Member has such economic interest in the distributions, allocations of profits and losses and other relative rights, duties and powers as set forth in the LLC Agreement.

     The LLC Agreement authorizes the issuance of 50,000 Investor Units, each of which represents a capital contribution of $1,000 per unit and a preferential return amount of $1,000 per unit (the 'Investor Units'), 20,000 Seller Units, each of which represents a capital contribution of $1,000 per unit and a preferential return amount of $1,000 per unit (the 'Seller Units'), 600 Management Capital Units, each of which represents a capital contribution of $1,000 per unit and a preferential return amount of $2,000 per unit (the 'Management Capital Units'), 942.5 Class A Founder Units, each of which represents a capital contribution of $1,000 per unit and a preferential return amount of $1,500 per unit (the 'Class A Founder Units'), and 533.33 Class B Founder Units, each of which represents a capital contribution of $1,000 per unit and a preferential return amount of $1,500 per unit (the 'Class B Founder Units' together with the Class A Founder Units, the Management Capital Units, the Seller Units, and the Investor Units, the 'Non-Carry Units'). In addition, the LLC Agreement authorizes the issuance of 100 Management Carry Units (the 'Management Carry Units'), each representing an initial capital contribution of $1.00, and 100 Terminated Management Units (the 'Terminated Management Units'). The Management Carry Units, all of which are issued to Messrs. Kellner, Gealy and Allen, are subject to repurchase, forfeiture and exchange for Terminated Management Units as set forth in the LLC Agreement. The Management Carry Units vest over a five-year period, subject to acceleration upon the occurrence of certain events, such as an initial public offering, a change in control or a sale of ACME Parent. Terminated Management Units may be issued to holders of Management Carry Units upon their termination of employment with ACME Parent.

     Each outstanding membership unit is entitled to its pro rata share of all profits and losses of ACME Parent and to participate in distributions made by ACME Parent from time to time. The LLC Agreement provides that, prior to any distributions to Management Carry Units, the holders of Non-Carry Units are entitled to a priority return of their capital contributions ($1,000 per membership unit), plus varying preferential returns thereon (the 'Priority Capital Distributions'). After the holders of Non-Carry Units have received their Priority Capital Distributions, the holders of Non-Carry Units and Management Carry Units share any residual distributions with the holders of the Management Carry Units being entitled to receive up to fifty percent (50%) of any such residual distributions. If any Terminated Management Units are issued in exchange for Management Carry Units, the holders of Terminated Management Units will be entitled to participate in distributions after all of the Priority Distributions have been made.

     The membership units include various rights and limitations with respect to transferability as set forth in the LLC Agreement. In addition, Investor Units are subject to redemption at any time at the option of the holders of a majority of interest of the Investor Units after June 30, 2008 or upon any acceleration or pre-payment of the Convertible Debentures. Each of the other membership units, except for the Management Carry Units, are subject to redemption at the option of the holders of a majority in interest of the applicable class of membership units at any time upon the acceleration or pre-payment of the Convertible Debentures.

     The LLC Agreement vests full and exclusive control of the management of the business and affairs of ACME Parent in a three member Board of Advisors (the 'Board'), provided that the Board is required to obtain the prior written consent of the holders of at least 60% in interest of the Class B Founder Units for any of the following actions: (i) redemption of membership units, (ii) issuance of additional membership units, (iii) change in number of authorized membership units, (iv) payment or declaration of any dividend or distribution,
(v) authorization of any merger or consolidation of ACME Parent or any of its subsidiaries, (vi) authorization of the reorganization, sale or sale of material assets of ACME Parent or any of its Subsidiaries, (vii) authorization of any reclassification or recapitalization of the outstanding membership units, (viii) engagement by ACME Parent or its subsidiaries in any business other than the business now conducted or contemplated, (ix) alteration, modification or amendment of the LLC Agreement or the Investment Agreement and (x) application or consent to appointment of a receiver, trustee, custodian or liquidator; admission in writing by ACME Parent of the inability to pay debts; general assignment for benefit of creditors; and any action to take advantage of bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws; provided that any of the actions in clause (x) above shall require the prior written consent of members holding all of the Class B Founder Units and a majority in interest of each class of the Class A Founder Units and the Management Capital Units, voting separately. The size of the Board will increase to at least five members no later than December 17, 1997 upon election of two additional individuals by the holders of a majority of the Management Carry Units, subject to the approval of the holders of a majority in interest of the Management Carry Units and at least 60% in interest of the Class B Founder Units. In addition, the Company anticipates that Messrs. Koplar and Roberts will become members of the Board of Advisors upon consummation of the St. Louis Acquisition and the Salt Lake City Acquisition, respectively.

     Messrs. Kellner, Gealy and Allen are the initial members of the Board and their successors will be appointed by the holders of the Management Carry Units so long as none of the following events has occurred: (i) June 30, 2002, (ii) the thirtieth day after Jamie Kellner shall have ceased to act as Chairman and Chief Executive Officer of ACME Parent or be employed by The WB Network in a senior management capacity, (iii) the earlier of (A) the one-hundred and twentieth (120th) day after a clear and unequivocal announcement by Time Warner or The WB Network of the cessation of operations of The WB Network or (B) the thirtieth (30th) day after cessation of operation of The WB Network, (iv) the thirtieth (30th) day after the date Time Warner ceases to own at least thirty-five percent (35%) of the outstanding equity interests of The WB Network,
(v) the holders of any indebtedness in aggregate amount of $5,000,000 take any action to accelerate any of the Indebtedness outstanding or foreclose on collateral pledged in connection therewith or (vi) ACME Parent breaches certain terms and conditions of the LLC Agreement or the Investment Agreement. If any one of the aforementioned events occurs and ACME Parent has not consummated an initial public offering, the holders of a majority in interest of the Class B Founder Units shall be entitled to remove all members of the existing Board of Advisors and to elect six members of a reconstituted Board of Advisors made up of seven members and the holders of a majority in interest of the Management Capital Units shall be entitled to elect the remaining member of the reconstituted Board of Advisors. So long as any one of the aforementioned events has not occurred that has not been waived in writing, Messrs. Kellner, Gealy, Allen and Koplar will be entitled to two votes on each matter to be voted on at any meeting of the Board and each other member of the Board will be entitled to one vote, all actions to be taken by the Board will be by vote or written consent of a majority of the votes cast by Board members.

     So long as ACME Parent has not consummated an initial public offering, ACME Parent will have a compensation committee (the 'Compensation Committee') consisting of five (5) members, three (3) of which shall be appointed by holders of a majority in interest of the Class B Founder Units, one (1) of which shall be, so long as he is an officer of ACME Parent, Jamie Kellner, and one (1) of which shall be an unaffiliated member of the Board of Advisors. Any actions by the Compensation Committee shall require the affirmative vote of three (3) of the five (5) members of the Compensation Committee. The Compensation Committee has the exclusive power and authority to determine annually the appropriate annual compensation for each of the officers of ACME Parent. Except for Mr. Kellner, the members of the Compensation Committee have not yet been named.

     The LLC Agreement also provides for indemnification of the Board of Advisors, any Affiliate of the members of the Board of Advisors and each person serving as an officer, employee or other agent of the ACME Parent, including persons serving at the request of ACME Parent as directors, managers, officers, employees, agents or trustees of another organization in which ACME Parent has any interest as a shareholder, creditor or otherwise, with respect to liabilities incurred acting on behalf of ACME Parent, subject to limitations imposed thereon by applicable law.

INVESTMENT AGREEMENT

     Pursuant to the Investment Agreement, certain of the Institutional Investors agreed to purchase $40.0 million in the aggregate of Investor Units and Convertible Debentures of ACME Parent. The Investment Agreement also provides that the holders of the Investor Units and Convertible Debentures, voting together as a class, have the right to consent to certain transactions by ACME Parent and its subsidiaries, including incurring indebtedness for borrowed money (other than the Notes and the Revolving Credit Facility), acquisitions of additional stations or licenses, amendments to its organizational documents and the making of distributions in respect of its membership units.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

REVOLVING CREDIT FACILITY


     On December 2, 1997, the Company entered into an amended and restated revolving credit facility (the 'Revolving Credit Facility') with Canadian Imperial Bank of Commerce, New York agency, as agent, and the several lenders party thereto. The Revolving Credit Facility is a five-year senior secured revolving credit facility with $40.0 million of available borrowings. Proceeds of borrowings under the Revolving Credit Facility may be used for capital expenditures, working capital, acquisitions (with the prior approval of the lenders) and general corporate purposes. All subsidiaries of the Company and any future subsidiaries (other than ACME Finance Corporation) are or will be guarantors (the 'Bank Guarantors') of the Revolving Credit Facility, which is collateralized by a security interest in all assets of and stock of the Bank Guarantors. Borrowings under the Revolving Credit Facility will bear interest, payable quarterly, at LIBOR or the prime rate (as selected by the Company) plus spreads over such rates that vary with the Company's ratio of total debt to EBITDA.


     The Revolving Credit Facility requires prepayments and concurrent reductions of the commitment from asset sales or other transactions outside the ordinary course of business (subject to provisions permitting the proceeds of certain sales to be used to make approved acquisitions within stated time periods without reducing the commitments of the lenders) and contains covenants limiting the amounts of indebtedness that the Company may incur, requiring the maintenance of minimum EBITDA, a ratio of EBITDA to cash interest expense and the maintenance of a maximum amount of senior debt to EBITDA and total debt to EBITDA and limiting capital expenditures and other restricted payments without the express consent of the lenders. The Revolving Credit Facility also contains other customary covenants, representations, warranties, indemnities, conditions precedent to closing and borrowing, and events of default.

     All indebtedness of the Company to any affiliate is expressly subordinated to the repayment of all amounts owed in respect of the Revolving Credit Facility.

CAPITAL LEASE FACILITIES

     The Company intends to enter into a five-year capital lease facility with General Electric Capital Corporation (the 'GECC Capital Lease Facility') providing for up to $12.5 million of financing to purchase television station tower, antenna and production equipment. The GECC Capital Lease Facility will be amortized by sixty equal monthly payments and will contain prepayment penalties of 5%, 4%, 3% and 2% during the first, second, third and fourth years, respectively, after its execution date.

     The Company intends to enter into a second capital lease facility on terms substantially similar to the GECC Capital Lease Facility with NationsBank (together with the GECC Capital Lease Facility, the 'Capital Lease Facilities') providing for up to $7.5 million of financing at such time as such financing is required pursuant to the Company's capital expenditure plan.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Original Notes were sold by the Issuers to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Original Notes (i) to 'qualified institutional buyers' (as defined in Rule 144A under the Securities Act) in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A, (ii) to a limited number of institutional 'accredited investors' (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that prior to the purchase of any securities, executed and delivered a signed letter to the Initial Purchaser containing certain representations and agreements and (iii) outside the United States in compliance with Regulation S under the Securities Act.

     As a condition to the Purchase Agreement, the Issuers entered into the Registration Rights Agreement pursuant to which the Issuers agreed at their expense, for the benefit of the holders of the Original Notes, to (i) use their reasonable best efforts to file, within 45 days after the date of the original issuance of the Original Notes, a registration statement (the 'Exchange Offer Registration Statement') with the Commission with respect to a registered offer to exchange the Original Notes for the Exchange Notes, which have terms identical in all material respects to the Original Notes, (except that the Exchange Notes do not contain terms with respect to transfer restrictions) and
(ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Issuers will offer the Exchange Notes in exchange for surrender of the Original Notes. The Issuers will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Original Notes. For each Original Note surrendered to the Issuers pursuant to the Exchange Offer, the holder of such Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note, which shall be cancelled. Under existing interpretations by the Staff, the Exchange Notes would in general be freely transferable after the Exchange Offer without further registration under the Securities Act.

     Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an 'affiliate' (as defined in Rule 405 of the Securities Act) of the Issuers, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Original Notes and (iii) it is acquiring the Original Notes in the ordinary course of its business (a Holder unable to make the foregoing representations is referred to as a 'Restricted Holder'). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Original Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each broker-dealer (other than a Restricted Holder) that receives Exchange Notes for its own account pursuant to the Exchange Offer (a 'Participating Broker-Dealer') must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Based upon interpretations by the staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Issuers have agreed that, for a period of 180 days following consummation of the Exchange Offer, they will make this Prospectus available, for use in connection with any such resale, to any Participating Broker-Dealer and other persons, if any, with similar prospectus delivery requirements. Any Participating Broker-Dealer that resells Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and must deliver a prospectus in connection with such resales of Exchange Notes. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

See 'Plan of Distribution.' In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or such securities laws have been complied with. The Issuers have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes may request in writing.

     Based upon interpretations by the Staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the Issue Date or an initial Shelf Registration Statement is not filed within 30 days following delivery of a Shelf Notice prior to the filing date, (b) the Exchange Offer Registration has not been declared effective on or prior to the 150th day following the Issue Date, (c) the Exchange Offer is not consummated on or prior to the 180th day following the Issue Date, (d) a Shelf Registration Statement is not declared effective on or prior to the 180th day following the Issue Date, or
(e) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, the Issuers shall pay as liquidated damages to each holder of the Original Notes an amount (the 'Damage Amount') equal to 0.50% per annum of the average Accreted Value of the Original Notes during the first 90 days during which any such default exists, and the Damage Amount will be increased by an additional 0.25% per annum of the average Accreted Value of the Original Notes for each 90-day period that any such Damage Amount continues to accrue; provided that in no event shall the rate at which the Damage Amount accrues be more than 2%. Upon (w) the filing of the applicable Registration Statement in the case of clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement in the case of clause
(b) above or resumption of effectiveness in the case of clause (e) above, (y) the consummation of the Exchange Offer in the case of clause (c) above or (z) the effectiveness of a Shelf Registration Statement in the case of clause (d) above, the Damage Amount will cease to accrue from the date of such filing, effectiveness or consummation, as the case may be.

     If applicable, in the event that the Shelf Registration Statement ceases to be effective prior to the second anniversary of the Issue Date for a period in excess of 45 days whether or not consecutive, in any given year, then, in addition to any liquidated damages pursuant to the foregoing paragraph, the Issuers shall pay as additional liquidated damages to each holder of Original Notes an amount equal to 0.50% per annum of the average Accreted Value of the Original Notes during the first 90 days following such 46th day in the applicable year such Shelf Registration Statement ceases to be effective. Such additional liquidated damages will increase by an additional 0.25% per annum of the average Accreted Value for each additional 90 days that such Shelf Registration Statement is not effective, subject to the same aggregate maximum increase in liquidated damages of 2.0% referred to above. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, or the consummation of the Exchange Offer, as the case may be, liquidated damages on the Original Notes will be reduced to the extent that such liquidated damages related to the failure of any such event to have occurred. Upon the effectiveness of a Shelf Registration Statement, the liquidated damages on the Original Notes shall cease unless and until started again as described above.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Original Notes who were eligible to participate in the Exchange Offer but who did not tender their Original Notes or whose Original Notes were tendered but unaccepted will not have any further registration rights and such Original Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Original Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Original Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Issuers will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes accepted in the Exchange Offer. Holders may tender some or all of their Original Notes pursuant to the Exchange Offer. However, Original Notes may be tendered only in integral multiples of $1,000.

     The Issuers will keep the Exchange Offer open for not less than 30 days or longer if required by applicable law, after the date notice of the Exchange Offer is mailed to holders of the Original Notes.

     The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except (i) the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights of the holders of the Original Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Original Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

     As of the date of this Prospectus, $175,000,000 aggregate principal amount at maturity of the Original Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the Exchange Offer.

     Holders do not have any appraisal or dissenters' rights under the law or under the Indenture in connection with the Exchange Offer. The Issuers intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder.

     Original Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and will be entitled to the rights and benefits such holders have under the Indenture and, in certain limited circumstances, the Registration Rights Agreement.

     The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from the Issuers. The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under '--Certain Conditions to the Exchange Offer.'

     If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Holders who tender Original Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Notes pursuant to the Exchange Offer. The Issuer will pay all reasonable expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See '--Fees and Expenses.'

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term 'Expiration Date' shall mean 5:00 p.m., New York City time on
               , 1998, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Original Notes an announcement thereof, each prior to 5:00 p.m., New York City time, on the prior business day before the then Expiration Date.

     The Issuers reserve the right, in their sole discretion, (i) to delay accepting for exchange any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under '--Certain Conditions to the Exchange Offer' shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Original Notes. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Issuers will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

ORIGINAL ISSUE DISCOUNT OF ORIGINAL NOTES

     A holder of Exchange Notes will be required to include the accretion of the original issue discount at which the Original Notes were issued as gross income for U.S. federal income tax purposes prior to the receipt of the cash payments to which such income is attributable. See 'Certain U.S. Federal Income Tax Considerations Relating to the Notes--U.S. Holders--Original Issue Discount on the Original Notes.'

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Issuers will not be required to accept for exchange, or exchange any Exchange Notes for, any Original Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Original Notes for exchange, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers, or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of their subsidiaries;

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Issuers or any of their subsidiaries has occurred which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers;

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers;

          (d) there shall have occurred (i) any general suspension of trading in, or general limitation on prices for securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to the Issuers or (iii) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case any of the foregoing exists at the time of commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (e) any governmental approval has not been obtained, which approval the Issuers shall, in their reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     The Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Original Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Issuers.

Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Issuers expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Original Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under '--Certain Conditions to the Exchange Offer.' The Issuers will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The foregoing conditions are for the sole benefit of the Issuers and may be asserted by the Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Issuers will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the Exchange Offer Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the 'TIA').

PROCEDURES FOR TENDERING ORIGINAL NOTES

     Only a holder of Original Notes may tender such Original Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or, in the alternative, comply with DTC's ATOP procedures described below in '--Book-Entry Transfer; ATOP.' In addition, either (i) Original Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a 'Book-Entry Confirmation') of such Original Notes, if such procedure is available, into the Exchange Agent's account at DTC (the 'Book-Entry Transfer Facility') pursuant to the procedure for book-entry transfer described below or properly transmitted Agent's Message (as defined) must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under '--Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date. The Letter of Transmittal must be completed, signed and delivered even if tender instruction are being transmitted through DTC's ATOP procedures.

     Holders of Original Notes that are tendering by book-entry transfer to the Exchange Agent's account at DTC can execute the tender through ATOP, for which the transaction will be eligible. DTC participants that are accepting the Exchange Offer must transmit their acceptances to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's account at DTC. DTC will then send an Agent's Message to the Exchange Agent for its acceptance. Each DTC participant transmitting an acceptance of the Exchange Offer through the ATOP procedures will be deemed to have agreed to be bound by the terms of this Letter of Transmittal. Nevertheless, in order for such acceptance to constitute a valid tender of the DTC participant's Original Notes, such participant must complete and sign a Letter of Transmittal and deliver it to the Exchange Agent before the Expiration Date.

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE.

NO LETTER OF TRANSMITTAL OR ORIGINAL NOTES SHOULD BE SENT TO THE ISSUERS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Original Notes should contact the registered holder promptly and instruct such registered holder of Original Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such owner's name or obtain a properly completed bond power from the registered holder of Original Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an 'Eligible Institution').

     If the Letter of Transmittal is signed by a person other than the registered holder of any Original Notes listed therein, such Original Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Original Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Original Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers, provide evidence satisfactory to the Issuers of their authority to so act which must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Original Notes and withdrawal of tendered Original Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Issuers' acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Issuers, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable after the expiration or termination of the Exchange Offer.

     In all cases, issuance of Exchange Notes for Original Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Original Notes or a timely Book-Entry Confirmation of such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Original Notes are not accepted for exchange for any reason set forth in the terms and conditions of the

Exchange Offer or if Original Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder thereof (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER; ATOP

     The Issuers understand that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Original Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC may make book-entry delivery of the Original Notes by causing DTC to transfer such Original Notes into the Exchange Agent's account with respect to the Original Notes in accordance with DTC's procedures for such transfer. Although delivery of the Original Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, a Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

     The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's ATOP to tender. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer the Original Notes to the Exchange Agent in accordance with the DTC's ATOP procedures for transfer. The DTC will then send an Agent's Message to the Exchange Agent.

     The term 'Agent's Message' means a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant in DTC's ATOP that is tendering Original Notes which are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the agreement may be enforced against such participant.

     Each DTC participant transmitting an acceptance of the Exchange Offer through the ATOP Procedures will be deemed to have agreed to be bound by the terms of the Letter of Transmittal. Nevertheless, in order for such acceptance to constitute a valid tender of the DTC participant's Original Notes, such participant must complete and sign a Letter of Transmittal and deliver it to the Exchange Agent before the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Original Notes and (i) whose Original Notes are not immediately available or (ii) who cannot deliver their Original Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Original Notes and the principal amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Original Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), or properly transmitted Agent's Message as well as all tendered Original Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Original Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under '--Exchange Agent' or (ii) holders must comply with the appropriate procedures of DTC's ATOP system. Any such notice of withdrawal must specify the name of the person having tendered the Original Notes to be withdrawn, identify the Original Notes to be withdrawn (including the principal amount of such Original Notes), and (where certificates for Original Notes have been transmitted) specify the name in which such Original Notes were registered, if different from that of the withdrawing holder. If certificates for Original Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Original Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under '--Procedures for Tendering' above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

BY REGISTERED OR                     BY HAND:
BY CERTIFIED MAIL OR
OVERNIGHT COURIER:                   Wilmington Trust Company
                                     c/o Harris Trust Company of
Wilmington Trust Company             New York,
Corporate Trust Administration       as Agent
1100 North Market Street             88 Pine Street
Wilmington, Delaware 19890-0001      19th Floor
                                     Wall Street Plaza
                                     New York, New York 10005

BY FACSIMILE:

Wilmington Trust Company
Corporate Trust Administration
Facsimile: (302) 651-1079
Confirm by Telephone: (302)
651-8869
Attn. Jill Rylee

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES; INDEMNIFICATION

     The expenses of soliciting tenders will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Issuers and its affiliates.

     The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses but exclude the fees of counsel to the Initial Purchasers.

     The Issuers have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act. In addition, the Issuers have agreed to indemnify each Participating Broker-Dealer selling Exchange Notes during the period of 180 days after the consummation of the Exchange Offer, the officers and directors of each such broker-dealer, and each person, if any, who controls any such broker-dealer within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities including reasonable legal fees and expenses caused by, arising out of or based upon any untrue statement or alleged untrue statement of or any omission or alleged omission to state therein a material fact contained in the Exchange Offer Registration Statement or this Prospectus, subject to certain restrictions.

TRANSFER TAXES

     The Issuers will pay all transfer taxes, if any, applicable to the exchange of Original Notes pursuant to the Exchange Offer. If, however, certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in the Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Original Notes will be amortized over the term of the Notes.

REGULATORY APPROVALS

     The Issuers do not believe that the receipt of any material federal or state regulatory approvals will be necessary in connection with the Exchange Offer, other than the effectiveness of the Exchange Offer Registration Statement under the Securities Act.

OTHER

     Participation in the Exchange Offer is voluntary and holders of Original Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decision on what action to take with respect to the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes, as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes not so tendered could be adversely affected. Upon consummation of this Exchange Offer, the Issuers have no further obligations to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. These circumstances involve Exchange Notes provided to the Initial Purchaser for those Original Notes having the status of an unsold allotment in the initial distribution and Exchange Notes held by Participating Broker-Dealers. Based on interpretations by the Staff, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an 'affiliate' of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange

Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.'

                            DESCRIPTION OF THE NOTES

     The Original Notes were issued and the Exchange Notes will be issued under an Indenture, dated as of September 30, 1997 (the 'Indenture'), by and among the Issuers, the Subsidiary Gruarantors and Wilmington Trust Company, as trustee (the 'Trustee'). The form and terms of the Exchange Notes will be the same as the form and terms of the Original Notes except that (i) the Exchange Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights of holders of Original Notes under the Registration Rights Agreement, which rights terminate upon consummation of the Exchange Offer. The Exchange Notes and Original Notes are referred to herein collectively as the 'Notes.' The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'TIA'), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the TIA for a statement of them. The following is a summary of the material terms and provisions of the Notes. This summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Notes and the Indenture (including the definitions contained therein). A copy of the Indenture and Form of Notes are filed as exhibits to the Exchange Offer Registration Statement of which this Prospectus is a part. As used in this 'Description of the Notes,' the 'Company' refers to ACME Television, LLC, but not its Subsidiaries. Definitions relating to certain capitalized terms are set forth under '--Certain Definitions'. Capitalized terms that are used but not otherwise defined herein have the meanings ascribed to them in the Indenture and such definitions are incorporated herein by reference.

GENERAL

     The Notes are joint and several obligations of the Issuers. The Notes are limited to $175.0 million aggregate principal amount at maturity. The Notes are general senior unsecured obligations of the Issuers, ranking pari passu in right of payment to all future unsubordinated indebtedness of the Issuers and senior in right of payment to any subordinated indebtedness of the Issuers. The Original Notes were issued at a substantial discount to their aggregate principal amount at maturity such that the gross proceeds from the issuance of the Original Notes were approximately $127.4 million. Based on the issue price thereof, the yield to maturity of the Notes is 10 7/8% per annum (computed on a semi-annual bond equivalent basis).

     The Notes are guaranteed, on a senior unsecured basis, as to payment of principal, premium, if any, and interest, jointly and severally by the Guarantors.

MATURITY, INTEREST AND PRINCIPAL

     The Notes will mature on September 30, 2004. Cash interest will not accrue or be payable on the Notes prior to September 30, 2000. Thereafter, cash interest on the Notes will accrue at the rate of 10 7/8% per annum and will be payable semi-annually on each March 31 and September 30, commencing March 31, 2001, to the holders of record of Notes at the close of business on the March 15 and September 15 immediately preceding such interest payment date. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 30, 2000. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     As discussed under 'Exchange Offer--Registration Rights,' pursuant to the Registration Rights Agreement, the Issuers have agreed, at their expense, for the benefit of the holders of the Original Notes, either (i) to effect a registered Exchange Offer under the Securities Act to exchange the Original Notes for Exchange Notes, which will have terms identical in all material respects to the Original Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) or (ii) in the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated with 180 days of the Issue Date, or under certain other circumstances, to register the Original Notes for resale under the Securities Act through a shelf registration statement (a 'Shelf Registration Statement'). In the event that either (a) the Exchange Offer

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Registration Statement is not filed with the Commission on or prior to the 45th day following the Issue Date, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th day following the Issue Date, (c) the Exchange Offer is not consummated on or prior to the 180th day following the Issue Date or (d) a Shelf Registration Statement is not declared effective on or prior to the 180th day following the Issue Date, the Issuers shall pay as liquidated damages to each holder of the Original Notes an amount (the 'Damage Amount') equal to 0.50% per annum of the average Accreted Value of the Original Notes for the first 90 days during which any such default exists, and the Damage Amount will be increased by an additional 0.25% per annum of the average Accreted Value of the Original Notes for each 90-day period that any such liquidated damages continue to accrue; provided that in no event shall the Damage Amount be increased by more than 2.0%. Upon (w) the filing of the Exchange Offer Registration Statement in the case of clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement in the case of clause
(b) above, (y) the consummation of the Exchange Offer in the case of clause (c) above or (z) the effectiveness of a Shelf Registration Statement in the case of clause (d) above, the Damage Amount will cease to accrue from the date of such filing, effectiveness or consummation, as the case may be. Any Damage Amounts will be payable in cash. See 'Exchange Offer-- Registration Rights.'

     Original Notes that remain outstanding after the consummation of the Exchange Offer and Exchange Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

OPTIONAL REDEMPTION

     The Notes will be redeemable at the option of the Issuers, in whole at any time or in part from time to time, on or after September 30, 2001 at the following redemption prices (expressed as percentages of the principal amount of maturity thereof), together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on September 30 of each year listed below:

YEAR                                                 PERCENTAGE
--------------------------------------------------   ----------
2001..............................................     105.438%
2002..............................................     102.719%
2003 and thereafter...............................     100.000%

     In addition, the Issuers may redeem in the aggregate up to 35% of the aggregate principal amount at maturity of Notes at any time and from time to time prior to September 30, 2000 at a redemption price equal to 110.875% of the Accreted Value thereof, out of the Net Proceeds of one or more Public Equity Offerings; provided that not less than 65% of the aggregate principal amount at maturity of Notes is outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering; provided that if the Public Equity Offering shall be Common Stock of the Parent the proceeds of such Public Equity Offering must be contributed to the Company as common equity.

     In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, or while such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, Accreted Value will cease to accrete or interest will cease to accrue, as the case may be, on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

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CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

  Limitation on Additional Indebtedness

     The Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuers may incur Indebtedness (and the Company and its Subsidiaries may incur Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Issuers' Consolidated Leverage Ratio is less than 7.0 to 1. The accretion of original issue discount (and any accruals of interest) on the Notes shall not be deemed an incurrence of Indebtedness for purposes of this covenant.

     Notwithstanding the foregoing, the Issuers and their Subsidiaries may incur Permitted Indebtedness; provided that the Issuers will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

     The Issuers will not, and will not permit any of their Subsidiaries to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Issuers or any of their Subsidiaries unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Subsidiary, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary, as the case may be.

  Limitation on Restricted Payments

     The Issuers will not make, and will not permit any of their Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, the Issuers could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under '--Limitation on Additional Indebtedness' above; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Issuer's Cumulative EBITDA minus
     1.4 times the Company's Cumulative Consolidated Interest Expense, (2) 100% of the aggregate Net Proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted, exercised or exchanged, as the case may be, and (3) without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by the Company from any equity contribution from a holder of the Company's Capital Stock, excluding, in the case of clauses (c)(2) and (3), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the

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substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company, (v) Permitted Tax Distributions and (vi) the forfeit of a deposit that was a Permitted Investment under clause (viii) of the definition of 'Permitted Investment' at the time such deposit was made; provided that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i), (ii) and (vi) shall be included in such calculation.

     Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Issuers' latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

  Limitation on Liens

     The Issuers will not, and will not permit any of their Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Issuers or any of their Subsidiaries or any shares of Capital Stock or Indebtedness of any Subsidiary (other than Indebtedness of a Guarantor pledged to secure other Indebtedness incurred in accordance with the Indenture) of the Issuers which owns property or assets, now owned or hereafter acquired, unless
(i) if such Lien secures Indebtedness which is pari passu with the Notes or the Guarantee of a Guarantor, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes or the Guarantee of a Guarantor, any such Lien shall be subordinated to a Lien securing the Notes or such Guarantee, as the case may be, to the same extent as such Indebtedness is subordinated to the Notes.

  Limitation on Investments

     The Issuers will not, and will not permit any of their Subsidiaries to, make any Investment other than (i) a Permitted Investment or (ii) an Investment that is made as a Restricted Payment in compliance with the 'Limitation on Restricted Payments' covenant, after the Issue Date.

  Limitation on Transactions with Affiliates

     The Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an 'Affiliate Transaction') or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Issuers and their Wholly Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Issuers or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Issuers or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $1 million which is not permitted under clause (i) above, the Issuers must obtain a resolution of the Board of Directors of the Issuers certifying that such Affiliate Transaction complies with clause
(ii) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or

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having a fair market value in excess of $5 million which is not permitted under clause (i) above, the Issuers must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

     The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under '--Limitation on Restricted Payments' above, or (ii) reasonable fees, compensation and equity incentives in the form of Capital Stock (other than Disqualified Capital Stock) paid to and indemnity provided on behalf of, officers, directors or employees of the Issuers or any Subsidiary of the Issuers as determined in good faith by the Company's Board of Directors or senior management or (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date or (iv) any affiliation agreements with the WB Television Network.

  Limitation on Creation of Subsidiaries

     The Issuers shall not create or acquire, nor permit any of their Subsidiaries to create or acquire, any Subsidiary other than a Subsidiary that is acquired or created in connection with the acquisition by the Company of a media related business or asset; provided, however, that each Subsidiary acquired or created shall at the time it has either assets or stockholder's equity in excess of $5,000 have evidenced its Guarantee with such documentation satisfactory in form and substance to the Trustee relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such Guarantee, pursuant to which such Subsidiary shall become a Guarantor. See '--General' and '--Guarantees.'

  Limitation on Certain Asset Sales

     The Issuers will not, and will not permit any of their Subsidiaries to, consummate an Asset Sale unless (i) the Issuers or such applicable Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company, and evidenced by a board resolution); (ii) not less than 80% of the consideration received by the Company or such applicable Subsidiary, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Company is undertaking a Permitted Asset Swap; and (iii) the Asset Sale Proceeds received by the Company or such Subsidiary are applied (a) first, to the extent the Company or any such Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or any such Subsidiary as conducted on the Issue Date; provided that (1) such investment occurs or the Company or any such Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 180 days following receipt of such Asset Sale Proceeds and (2) Asset Sale Proceeds so contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on such 180th day in the case of clauses (iii)(a) and (iii)(b)(1) or on such 270th day in the case of clause
(iii)(b)(2) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the purchase date (an 'Excess Proceeds Offer'). If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

     If the Issuers are required to make an Excess Proceeds Offer, the Issuers shall mail, within 30 days following the date specified in clause (iii)(c) above, a notice to the holders stating, among other things: (1) that such holders have the right to require the Issuers to apply the Available Asset Sale Proceeds to repurchase such

                                       77
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Notes at a purchase price in cash equal to (x) 100% of the Accreted Value thereof, if the applicable purchase date is on or prior to September 30, 2000, or (y) 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the purchase date, if the purchase date is after September 30, 2000; (2) the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed; (3) the instructions that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

     In the event of the transfer of substantially all of the property and assets of the Issuers and their Subsidiaries as an entirety to a Person in a transaction permitted under '--Merger, Consolidation or Sale of Assets' below, the successor Person shall be deemed to have sold the properties and assets of the Issuers and their Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the 'Asset Sale' provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the 'Asset Sale' provisions of the Indenture by virtue thereof.

  Limitation on Preferred Stock of Subsidiaries

     The Issuers will not permit any of their Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to hold any such Preferred Stock unless the Company or such Subsidiary would be entitled to incur or assume Indebtedness under '--Limitation on Additional Indebtedness' above (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

  Limitation on Capital Stock of Subsidiaries

     The Issuers will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary of the Company or (ii) permit any of its direct Subsidiaries to issue any Capital Stock other than to the Issuers or a Wholly Owned Subsidiary of the Issuers. The foregoing restrictions shall not apply to either (x) an Asset Sale made in compliance with '--Limitation on Certain Asset Sales' above or the issuance of Preferred Stock in compliance with '--Limitation on Preferred Stock of Subsidiaries' above or (y) a Permitted Lien. In no event will the Company sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of Finance or will Finance sell any Capital Stock.

  Limitation on Sale and Lease-Back Transactions

     The Issuers will not, and will not permit any of their Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of the Company and evidenced by a board resolution and (ii) the Issuers could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with '--Limitation on Additional Indebtedness' above.

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  Limitation on Conduct of Business

     The Issuers and their Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

  Limitation on Conduct of Business of ACME Finance Corporation

     ACME Finance Corporation ('Finance') will not own any operating assets or other properties or conduct any business other than to serve as an Issuer and an obligor on the Notes.

  Payments for Consent

     The Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CHANGE OF CONTROL OFFER

     Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an offer to purchase (the 'Change of Control Offer') each holder's outstanding Notes at a purchase price (the 'Change of Control Purchase Price') equal to (x) 101% of the Accreted Value thereof, if the Change of Control Payment Date (as defined) is on or prior to September 30, 2000, or (y) 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the Change of Control Payment Date, if the Change of Control Payment Date is after September 30, 2000, in each case in accordance with the procedures set forth below.

     Within 20 days of the occurrence of a Change of Control, the Issuers shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the 'Change of Control Payment Date'));

          (3) that any Note not tendered will continue to accrete Accreted Value or accrue interest, as the case may be;

          (4) that, unless the Issuers default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete Accreted Value or accrue interest, as the case may be, after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion principal amount at maturity of the Notes surrendered;

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          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

     On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 principal amount at maturity and integral multiples thereof.

     The Indenture provides that, (A) if either Issuer or any Subsidiary thereof has issued any outstanding (i) indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and such Issuer or such Subsidiary is required to make a change of control Offer or to make a distribution with respect to such subordinated indebtedness or Preferred Stock in the event of a change of control, the Issuers shall not consummate any such offer or distribution with respect to such subordinated indebtedness or Preferred Stock until such time as the Issuers shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuers' Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (B) the Issuers will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

     The Issuers comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the 'Change of Control' provisions of the Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the 'Change of Control' provisions of the Indenture by virtue thereof.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Neither of the Issuers will consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless (in the case of the Company): (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation or a limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Indenture and the Notes and the obligations thereunder shall remain in full force and effect; provided, that at any time the Company or its successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Company or the surviving entity as the case may be is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and (iv) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under '--Certain Covenants--Limitation on Additional Indebtedness' above.

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the

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Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of the Indenture as provided under '--Guarantees') shall consolidate or merge with or into any other Person unless (i) the Person surviving such merger (if other than the Guarantors) is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of such Guarantor under the Indenture and such Guarantee and the obligations thereunder shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company is at least equal to the Consolidated Net Worth of the Company immediately before such transaction.

FULL AND UNCONDITIONAL GUARANTEES

     The Notes are fully and unconditionally guaranteed (each, a 'Guarantee') on a senior basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are senior in right of payment to the prior payment in full of all subordinated indebtedness of the Guarantor, to the same extent and in the same manner that all payments pursuant to the Notes are senior in right of payment to the prior payment in full of all subordinated indebtedness of the Issuers.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock is sold, in each case in a transaction in compliance with the covenant described under 'Limitation on Certain Asset Sales,' or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with 'Merger, Consolidation or Sale of Assets,' and such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

     The following events are defined in the Indenture as 'Events of Default':

          (i) default in payment of any Accreted Value, principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise;

          (ii) default for 30 days in payment of any interest on the Notes;

          (iii) default by the Issuers or any Subsidiary of the Company in the observance or performance of any other covenant in the Notes or the Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding (except in the case of a default with respect to the 'Change of Control' or 'Merger, Consolidation or Sale of Assets'

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     covenant which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) failure to pay when due principal, interest or premium in an aggregate amount of $5 million or more with respect to any Indebtedness of the Issuers or any Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $5 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in the Indenture;

          (v) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5 million shall be rendered against the Issuers or any Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (vi) certain events involving bankruptcy, insolvency or reorganization of the Issuers or any Subsidiary thereof.

     The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of Accreted Value or principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to either of the Issuers) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding may declare the Notes to be immediately due and payable in an amount equal to the Accreted Value of the Notes, premium, if any, plus accrued and unpaid interest, if any, to the date of acceleration and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of Accreted Value, principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the above Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the Accreted Value or principal and all premium and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount at maturity of the Notes then outstanding shall have the right to waive any existing default or Event of Default and its consequences or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in the Indenture and under the TIA.

     No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount at maturity of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 30 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

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DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides the Issuers may elect either (a) to defease and be discharged from any and all of its obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ('defeasance') or (b) to be released from its obligations with respect to the Notes under certain covenants contained in the Indenture ('covenant defeasance') upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. government obligations which through the payment of Accreted Value and interest in accordance with their terms will provide money, in an amount sufficient to pay the Accreted Value of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, (i) the Issuers have delivered to the Trustee an opinion of counsel (as specified in the Indenture) (A) to the effect that neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (B) describing either a private ruling concerning the Notes or a published ruling of the Internal Revenue Service, to the effect that holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit; (iii) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound; (iv) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of the Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; (v) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with; (vi) the Issuers shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) certain other customary conditions precedent are satisfied.

MODIFICATION OF INDENTURE

     From time to time, the Issuers and the Trustee may, without the consent of holders of the Notes, amend or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting the Issuers and the Trustee, with the consent of holders of at least a majority in principal amount at maturity of the outstanding Notes, to modify or supplement the Indenture, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture, (ii) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note, (iii) reduce the Accreted Value of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) waive a default on the payment of the Accreted Value of, interest on, or redemption payment with respect to any Note, (vi) make any change in provisions of the Indenture protecting the right of each holder of Notes to receive payment of Accreted Value of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount at maturity of Notes to waive Defaults or Events of Default; or
(vii) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the holders of Notes.

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REPORTS TO HOLDERS

     So long as the Issuers are subject to the periodic reporting requirements of the Exchange Act, they will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if the Issuers are entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, they will nonetheless continue to furnish such information to the Commission and holders of the Notes.

COMPLIANCE CERTIFICATE

     The Issuers will deliver to the Trustee on or before 90 days after the end of the Issuers' fiscal year and on or before 45 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

THE TRUSTEE

     The Trustee under the Indenture is the Registrar and Paying Agent with regard to the Notes. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar under such Indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption and, further, is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

     The Notes will be issued in a transaction exempt from registration under the Act and will be subject to the restrictions on transfer described in 'Notice to Investors.'

     The registered holder of a Note may be treated as the owner of it for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     'Accreted Value' means, as of any date prior to September 30, 2000, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) $727.83 and (b) the portion of the excess of the principal amount at maturity of each Note over $727.83 which shall have been amortized on a daily basis and compounded semiannually on each March 31 and September 30 at the rate of 10 7/8% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months; and, as of any date on or after September 30, 2000, the Accreted Value of each Note shall mean the aggregate principal amount at maturity of such Note.

     'Acquired Indebtedness' means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such merger, consolidation or acquisition.

     'Adjusted Net Assets' of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities

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under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     'Affiliate' means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by,' and 'under common control with'), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under '--Certain Covenants--Limitation on Transactions with Affiliates' beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

     'Asset Acquisition' means (a) an Investment by the Issuers or any Subsidiary of the Issuers in any other Person pursuant to which such Person shall become a Subsidiary of the Issuers or any Subsidiary of the Issuers, or shall be merged with or into the Issuers or any Subsidiary of the Issuers or (b) the acquisition by the Issuers or any Subsidiary of the Issuers of the assets of any Person (other than a Subsidiary of the Issuers) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     'Asset Sale' means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Subsidiary of the Company or (b) any other property or assets of the Company or of any Subsidiary thereof; provided that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under '--Merger, Consolidation or Sale of Assets.'

     'Asset Sale Proceeds' means, with respect to any Asset Sale, (i) cash received by the Issuers or any Subsidiary of the Issuers from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Subsidiary of the Issuers as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by the Issuers or a Subsidiary of the Issuers as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Issuers or a Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Issuers or any Subsidiary of the Issuers from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     'Attributable Indebtedness' in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement and (ii) the present value of the notes (discounted at the rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     'Available Asset Sale Proceeds' means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not

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yet been the basis for an Excess Proceeds Offer in accordance with clause
(iii)(c) of the first paragraph of '--Certain Covenants--Limitation on Certain Asset Sales'.

     'Board of Directors' means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

     'Capital Stock' means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     'Capitalized Lease Obligations' means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     'Cash Equivalents' means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ('S&P') or Moody's Investors Service, Inc. ('Moody's'); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     A 'Change of Control' means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company or Holdings shall cease to be the managing member of the Company, (ii) prior to the consummation of an Initial Public Offering, the Permitted Holders cease to be the beneficial owners (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of at least a majority of the total voting power of the Common Stock entitled to elect the Board of Directors of Holdings, (iii) prior to the consummation of an Initial Public Offering, the Permitted Holders shall cease collectively to control at least a majority of the voting power of the Board of Directors of Holdings and (iv) in connection with or after an Initial Public Offering, any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 20% of the total voting power of the Common Stock of Holdings or the Company, and the Permitted Holders beneficially own, in the aggregate, less than 30% of the total voting power of Holdings or the Company, as the case may be.

     'Common Stock' of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     'Consolidated Interest Expense' means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption 'interest expense' or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, (i) Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock, (ii) imputed interest included in Capitalized Lease Obligations, (iii) all commissions, discounts and other fees and charges

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owed with respect to letters of credit and bankers' acceptance financing, (iv)
the net costs associated with Interest Rate Agreements and other hedging obligations, (v) amortization of other financing fees and expenses, (vi) the interest portion of any deferred payment obligation, (vii) amortization of discount or premium, if any, and (viii) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

     'Consolidated Leverage Ratio' means, with respect to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Subsidiaries as of the date of calculation (the 'Transaction Date') on a consolidated basis determined in accordance with GAAP to (ii) such Person's EBITDA for the four full fiscal quarters (the 'Four Quarter Period') ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, 'EBITDA' shall be calculated after giving effect on a pro forma basis to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be included only to the extent includable pursuant to the definition of 'Consolidated Net Income') attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period; provided that if any such Asset Acquisition relates to the acquisition of a television broadcast station which is not an affiliate of a Network and which had a negative Net Income for the Four Quarter Period, it may be assumed, for purposes of such pro forma calculation, that the Net Income of such station for such period was zero. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     'Consolidated Net Income' means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the 'other Person') in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation,
(c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

     'Consolidated Net Worth' means with respect to any Person at any date, the consolidated stockholders' equity or members' capital of such Person less the amount of such stockholders' equity or members' capital attributable to Disqualified Capital Stock of such Person and its subsidiaries, as determined in accordance with GAAP.

     'Cumulative Consolidated Interest Expense' means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from October 1, 1997 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     'Cumulative EBITDA' means, with respect to any Person, as of any date of determination, EBITDA from October 1, 1997 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     'Disqualified Capital Stock' means any Capital Stock of a Person or a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that (i) Preferred Stock of a Person or any Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Subsidiary which provisions have substantially the same effect as the provisions of the Indenture described under 'Change of Control,' shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and (ii) Capital Stock of any limited liability company or other pass through entity for federal income tax purposes shall not be deemed to be Disqualified Capital Stock solely by virtue of the fact that its holders are entitled to Permitted Tax Distributions.

     'EBITDA' means, with respect to any Person and its Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles and television programming obligations (net of cash payments with respect to television programming obligations) for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Cash Equivalents.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

     'fair market value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

     'GAAP' means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     'incur' means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and 'incurrence,' 'incurred,' 'incurrable,' and 'incurring' shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     'Indebtedness' means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed,
(iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of such Person or any Subsidiary thereof, and (vi) obligations of any such Person under any currency agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such currency agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that
(i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, (i) any trade payable arising from the purchase of goods or materials or for services obtained and (ii) television programming obligations entered into in the ordinary course of business shall not be deemed to be 'Indebtedness' of the Company or any of its Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     'Independent Financial Advisor' means an investment banking firm of national reputation in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     'Initial Public Offering' means an underwritten public offering of Common Stock of the Company or a Parent registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in net proceeds of at least $25.0 million to the Company or such Parent, as the case may be.

     'Interest Rate Agreement' means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     'Investments' means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the

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business or assets or stock or other evidence of beneficial ownership of, any
Person or the making of any investment in any Person. Investments shall exclude
(i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (ii) the repurchase of securities of any Person by such Person. For the purposes of the 'Limitation on Restricted Payments' covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Issuers or any of their Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Issuers or any Subsidiary of the Issuers sells or otherwise disposes of any Common Stock of any direct or indirect Subsidiary of the Issuers such that, after giving effect to any such sale or disposition, the Issuers no longer own, directly or indirectly, greater than 50% of the outstanding Common Stock of such Subsidiary, the Issuers shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Subsidiary not sold or disposed of.

     'Issue Date' means the date the Original Notes were first issued by the Issuers and authenticated by the Trustee under the Indenture.

     'Lien' means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     'Net Income' means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     'Net Proceeds' means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Issuers which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

     'Network' means (i) each of the American Broadcasting Company, CBS, Inc., Fox Broadcasting Company, National Broadcasting Co., Inc., The WB Television Network, United Paramount Network and (ii) any successor Person of a Person identified in clause (i) of this definition.

     'Officers' Certificate' means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

     'Parent' means any Person which owns all or substantially all of the Common Stock of the Company.

     'Permitted Asset Swap' means any transfer of properties or assets by the Company or any of its Subsidiaries in which 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of the transferor; provided, that (i) the aggregate fair market value (as determined in good faith by the Board of Directors of Holdings) of the property or assets being transferred by the Company or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors) of the property or assets received by the Company or such Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors) of all property or assets transferred by the Company and any of its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed 15% of the total assets of the Company on the last day of the preceding fiscal year.

     'Permitted Holders' means (i) BancBoston Capital, (ii) Alta Communications, Inc., Alta Communications, VI L.P., Alta-Comm S by S, LLC, Alta Subordinated Debt Partners III, L.P., (iii) CEA Capital Partners, CEA Capital Partners USA, L.P., (iv) Trust Company of the West, (v) any Person controlled or managed by a Person identified in clauses (i)-(iv) of this definition, (vi) Jamie Kellner,
(vii) Douglas Gealy, (viii) Thomas Allen, (ix) ACME Parent and (x) any partnership, corporation or other entity all of the partners, shareholders, members or owners of which are any one or more of the foregoing.

     'Permitted Indebtedness' means:

           (i) Indebtedness of the Company or any Subsidiary of the Company arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $40 million outstanding at any time;

          (ii) Indebtedness under the Notes;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

          (iv) Indebtedness of the Company to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary;

          (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $20 million;

          (vi) Interest Rate Agreements;

          (vii) Refinancing Indebtedness;

          (viii) additional Indebtedness of the Company and its Subsidiaries not to exceed $5 million in aggregate principal amount at any one time outstanding;

          (ix) fidelity and surety bonds incurred in the ordinary course of business; and

          (x) any guarantee by a Guarantor of Indebtedness of the Company incurred in accordance with the Indenture.

     'Permitted Investments' means Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Subsidiary thereof, in the Company or a Subsidiary of the Company;

          (ii) Investments by the Company, or by a Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary thereof;

          (iii) Investments in cash and Cash Equivalents;

          (iv) reasonable and customary loans made to employees in connection with their relocation or for travel expenses or advances not to exceed $1 million in the aggregate at any one time outstanding;

          (v) an Investment that is made by the Company or a Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under '--Certain Covenants--Limitation on Certain Asset Sales' above;

          (vi) Interest Rate Agreements entered into in the ordinary course of the Company's or its Subsidiaries business;

          (vii) options to purchase television broadcast station licenses and related assets (or Capital Stock of Persons owning such assets) having an exercise price of any amount not in excess of $100,000 entered into

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     in connection with the execution of local marketing agreements and
     Investments pursuant to local marketing agreements to operate television broadcast stations which are combined with such an option;

          (viii) deposits made pursuant to legally binding agreements to acquire, or pursuant to local marketing agreements with options to acquire, broadcast television station licenses and related assets (or Capital Stock of Persons owning such assets), in an amount not to exceed 10% of the purchase price; provided that the station to be acquired will be owned by the Company or a Restricted Subsidiary upon consummation of the contemplated acquisition and provided, further, that deposits made under this clause shall cease to be treated as Permitted Investments upon forfeit of such deposit for any reason; and

          (ix) additional Investments not to exceed $1 million at any one time outstanding.

     'Permitted Liens' means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or a Subsidiary of the Company, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (g) Liens securing Purchase Money Indebtedness of the Company or any Subsidiary; provided, however, that (i) the Purchase Money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

          (h) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (i) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

          (j) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (k) Liens securing Indebtedness under the Senior Credit Facility;

          (l) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under '--Certain Covenants--Limitation on Incurrence of Additional Indebtedness;' provided that (i) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and (ii) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company.

     'Permitted Tax Distributions' means, subject to the limitations set forth in clause (v) of the second paragraph under 'Certain Covenants--Limitation on Restricted Payments,' distributions by the Company to ACME Intermediate Holdings, LLC ('ACME Intermediate') from time to time in an amount approximately equal to the income tax liability (or interest or penalties thereon) of the members of ACME Intermediate and ACME Television Holdings, LLC ('ACME Parent') resulting from (i) the taxable income of the Company (after taking into account all of the Company's prior tax losses, to the extent such losses have not previously been deemed to reduce the taxable income of the Company), based on the approximate highest combined tax rate that applies to any one of such members; and (ii) any audit of such member (or the Company or ACME Parent) with respect to a prior taxable year and paid or payable by such member during the most recent taxable year, as and to the extent that such amounts are attributable to the member being allocated more taxable income than was previously reported to such member as a result of any position taken by the Company or by ACME Parent in determining and reporting its taxable income for the year in question.

     'Person' means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     'Preferred Stock' means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     'Property' of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     'Public Equity Offering' means a public offering by the Company or any Parent of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     'Purchase Money Indebtedness' means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     'Redeemable Dividend' means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

     'Refinancing Indebtedness' means Indebtedness that refunds, refinances or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company pursuant to the first paragraph of the covenant described under 'Certain Covenants--Limitation on Additional Indebtedness' or by the Company or its Subsidiaries pursuant to clause (ii) of the definition of 'Permitted Indebtedness,' but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded,

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refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly Owned Subsidiary of the Company.

     'Restricted Payment' means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, and (v) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Subsidiary of the Company. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     'Sale and Lease-Back Transaction' means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     'Senior Credit Facility' means the Credit Agreement to be entered into between the Company, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, New York Agency, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the 'Limitation on Additional Indebtedness' covenant) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     'Subsidiary' of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     'Wholly Owned Subsidiary' means any Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

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                         BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Notes will be represented by single, permanent global certificates in definitive, fully registered form (the 'Global Securities') to be deposited with, or on behalf of, The Depository Trust Company ('DTC') and registered in the name of a nominee of DTC.

THE GLOBAL SECURITIES

     The Issuers expect that, pursuant to procedures established by DTC (i) upon the issuance of the Global Securities, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interest represented by such Global Security to the respective accounts for persons who have accounts with DTC and (ii) ownership of beneficial interests in the Global Securities will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC ('Participants')) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Securities will be limited to Participants or persons who hold interests through Participants.

     So long as DTC or its nominee is the registered owner or holder of any of the Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner of the Exchange Notes represented by the applicable Global Security for all purposes under the Indenture. No beneficial owner of an interest in the Global Securities will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

     Payments on the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Issuers or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Issuers expect that DTC or its nominee, upon receipt of any payment in respect of a Global Security, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the applicable Global Security as shown on the records of DTC or its nominee. The Issuers also expect that payments by Participants to owners of beneficial interests in Global Securities held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell such Security to persons in states which required physical delivery of Certificated Securities, or to pledge such securities, such holder must transfer its interest in the applicable Global Security in accordance with the normal procedures of DTC.

     DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of such portion of the Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Securities representing Exchange Notes for Exchange Notes in certificated form (the 'Certificated Securities,' which it will distribute to its Participants.

     DTC has advised the Issuers as follows: DTC is a limited purpose trust company organized under laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

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
     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers or any other person will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary is not appointed by the Issuers, in the case of the Exchange Notes, within 90 days, Certificated Securities will be issued in exchange for the Global Securities.

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
                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of certain material U.S. federal income tax consequences of the Exchange Offer and the acquisition, ownership and disposition of the Notes. This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the Notes by a prospective investor in light of such investor's personal circumstances. This discussion does not address the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the 'Code'), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, financial institutions, insurance companies, persons that hold the Notes as part of a 'straddle,' 'hedge,' 'conversion transaction' or other integrated investment, persons that have a 'functional currency' other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not describe any U.S. federal alternative minimum tax consequences, and does not describe any tax consequences arising under U.S. federal gift and estate or other U.S. federal tax laws (except to the limited extent set forth below under 'Non-U.S. Holders') or under the tax laws of any state, local or foreign jurisdiction.

     This discussion is based upon the Code, existing regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

     Persons considering the Exchange Offer or the purchase of Notes should consult their own tax advisors concerning the application of U.S. federal income, estate and other tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

                                  U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation, partnership or other entity organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. federal income tax regardless of the source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all its substantial decisions or, if the trust was treated as a U.S. person on August 19, 1996, the trust elects to continue to be treated as a U.S. person under regulations to be issued (a 'U.S. Holder'). Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.

DEBT CHARACTERIZATION

     The Company and each holder will agree to treat the Notes as indebtedness for federal income tax purposes, and the following discussion assumes that such treatment is correct. If the Notes were not respected as debt, they likely would be treated as equity ownership interests in the Company. In such event, the Company would not be entitled to claim a deduction for interest payable on the Notes. As a result, the Company's after-tax cash flow and, consequently, its ability to make payments with respect to the Notes could be reduced.

ORIGINAL ISSUE DISCOUNT ON THE ORIGINAL NOTES

     The Original Notes were issued with original issue discount ('OID'), and U.S. Holders of the Notes (including cash basis holders) will be required to include such OID in income as interest income on a constant yield to maturity method basis, generally in advance of the receipt of the cash payments to which such income is attributable and generally in increasing amounts until September 30, 2000. However, U.S. Holders will not be required to include separately in income cash payments received on the Notes, even if denominated as interest (other than payments of Penalty Interest, described below).

     The total amount of OID with respect to a Note will be equal to the excess of the 'stated redemption price at maturity' of such Note over the 'issue price' of the corresponding Original Note. The 'stated redemption price at maturity' of a Note will be equal to the sum of all payments (other than payments of Penalty Interest, described below), whether denominated as interest or principal, required to be made on such Note other than

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
payments of 'qualified stated interest.' Qualified stated interest is generally stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. Because interest is not payable on the Notes until September 30, 2001, none of the interest payments will be payments of qualified stated interest and all such payments will be included in the stated redemption price at maturity. The 'issue price' of a Note is the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which a substantial portion of the Original Notes were initially sold.

     The amount of OID required to be included in a U.S. Holder's income for any taxable year (regardless of whether the holder uses the cash or accrual method of accounting) is the sum of the daily portions of OID with respect to the Notes for each day during the taxable year or portion of the taxable year in which the holder holds such Note. The daily portion is determined by allocating to each day in any 'accrual period' a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the holder and may vary in length over the term of the Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on either the first or final day of an accrual period. The amount of OID allocable to each accrual period will be equal to the product of the adjusted issue price of the Note at the beginning of an accrual period and the yield to maturity of such Note (determined on the basis of a compounding assumption that reflects the length of the accrual period). The adjusted issue price of a Note at the beginning of an accrual period will be equal to the original issue price of the corresponding Original
Note increased by all previously accrued OID (disregarding any reduction on account of acquisition premium, described below) and reduced by the amount of all previous cash payments (other than payments of Penalty Interest, described below) on the Note. The yield to maturity is that interest rate, expressed as a constant annual interest rate, that when used in computing the present value of all payments of principal and interest (other than payments of Penalty Interest, described below) to be paid in connection with the Notes produces an amount equal to the issue price of the corresponding Original Notes.

     The Notes may be determined to be subject to the rules under the Code regarding 'applicable high yield discount obligations' ('AHYDOs') because their yield to maturity exceeds the relevant applicable Federal rate ('AFR') by more than five percentage points. Under Section 163(e) and 163(i) of the Code, a C corporation that is an issuer of debt obligations subject to the AHYDO rules may not deduct any portion of OID on the obligations until such portion is actually paid. A debt obligation is generally subject to the AHYDO rules if (i) its maturity date is more than five years from the date of issue, (ii) its yield to maturity equals or exceeds the sum of the AFR for the calendar month in which the obligation is issued plus five percentage points and (iii) it has 'significant OID.' A debt obligation will have significant OID for this purpose if, as of the close of any accrual period ending more than five years after issuance, the total amount of income includable by a holder with respect to the debt instrument exceeds the sum of (i) the total amount of 'interest' paid under the obligation before the close of such accrual period and (ii) the product of the issue price of the debt instrument and its yield to maturity. In addition, if the yield to maturity on an AHYDO obligation exceeds the sum of the AFR plus six percentage points, a portion of the OID, equal to the product of the total OID times the ratio of (a) the excess of the yield to maturity over the sum of the AFR plus six percentage points to (b) the yield to maturity, will not be deductible by the issuer and will be treated for some purposes as dividends to the holders of the obligations (to the extent that such amounts would have been treated as dividends to the holders if they had been distributions with respect to the issuer's stock). Amounts treated as dividends will be nondeductible by the issuer, and may qualify for the dividends received deduction for corporate U.S. Holders, but will be treated as OID and not as dividends for withholding tax purposes. It is unclear whether the AHYDO rules would apply to an issuer that is a limited liability company, such as the Company, and whether or how the dividend recharacterization rule would be applied. The Issuers intend to take the position that the Notes are not subject to the AHYDO rules because for tax purposes the Issuer is a partnership that is not subject to such rules.

     The Issuers will provide certain information to the IRS, and will furnish annually to record holders of the Notes information with respect to OID accruing during the calendar year. Because this information will be based upon the adjusted issue price of the Note as if the holder were the original holder of the instrument who purchased it at the original price, holders who purchase the Notes for an amount other than the original issue price will be required to determine for themselves the amount of OID.

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ACQUISITION OR BOND PREMIUM AND MARKET DISCOUNT

     A U.S. Holder who purchases a Note for an amount that is greater than its adjusted issue price as of the purchase date will be considered to have purchased such Note at an 'acquisition premium.' The amount of OID that such holder must include in its gross income with respect to such Note for any taxable year is generally reduced by the portion of such acquisition premium properly allocable to such year.

     A U.S. Holder who purchases a Note at a cost in excess of its principal amount will be considered to have purchased the Note at a premium, and may make an election, applicable to all Notes held by such holder, to amortize such premium, using a constant yield method, over the remaining term of the Note (or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date, and by amortizing such allowance over the shorter period to such call date).

     If a U.S. Holder purchases, subsequent to its original issuance, a Note for an amount that is less than its 'revised issue price' as of the purchase date, the amount of the difference generally will be treated as 'market discount,' unless such difference is less than a specified de minimis amount. The Code provides that the revised issue price of a Note equals its issue price plus the amount of OID includable in the income of all holders for periods prior to the purchase date (disregarding any deduction for acquisition premium) reduced by the amount of all prior cash payments (other than payments of Penalty Interest described below) on the Notes. Subject to a de minimis exception, a U.S. Holder will be required to treat any gain recognized on the sale, exchange, redemption, retirement or other disposition of the Notes as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, a U.S. Holder may be required to defer, until the maturity date of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

     Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the holder elects to accrue market discount on a constant interest method. A U.S. Holder of a Note may elect to include market discount in income currently as it accrues (under either the ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a U.S. Holder of Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or maintained to purchase or carry such debt instruments, would not apply.

ELECTION TO TREAT ALL INTEREST AS OID

     A U.S. Holder of a Note may elect, subject to certain limitations, to include all interest that accrues on the Note in gross income on a constant-yield basis. For purposes of this election, interest includes stated interest, OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

     In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the holder's basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the holder, and no payments on the Note will be treated as payments of qualified stated interest. The election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS.

     If the election to apply the constant-yield method to all interest on a
Note is made with respect to a Note on which there is market discount, the electing holder will be treated as having made the election described above under 'Acquisition or Bond Premium and Market Discount' to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such holder.

EXCHANGE NOTES

     Neither an exchange of Original Notes for Exchange Notes nor the filing of a registration statement with respect to the resale of the Notes should be a taxable event to holders of Original Notes, and holders should not recognize any taxable gain or loss or any interest income as a result of such an exchange or such a filing. Each exchanging holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the corresponding Original Notes immediately prior to the exchange. The Issuers are obligated to pay additional


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interest ('Penalty Interest') to the holder under certain circumstances described under 'Exchange Offer-- Purpose and Effect of the Exchange Offer.' Any such payments should be treated for tax purposes as interest, taxable to holders as such payments become fixed and payable.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A holder's adjusted tax basis in a Note will, in general, equal the holder's cost for the Note, increased by any amounts included in income as OID, market discount or de minimis market discount which the holder has previously elected to accrue in gross income on an annual basis and reduced by any amortized premium which the holder has previously elected to offset against interest on the Notes and any cash payments (other than payments of Penalty Interest) in respect of the Note. Upon the sale, exchange, redemption, retirement or other disposition of a Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement and the holder's tax basis in the Note. Except as described above regarding market discount, gain or loss recognized by a holder on the sale, exchange, redemption or retirement of a Note will be capital gain or loss and will, in the case of individuals, be long-term capital gain or loss subject to a maximum rate of 20% if the Note had been held for more than eighteen months at the time of such disposition. An individual will be taxed on his or her net capital gain at a rate of 28% for property held for 18 months or less but more than one year. Special rules (and generally lower maximum rates) apply for individuals in lower ax brackets. Certain limitations exist on the deductibility of capital losses by both corporations and individuals.

BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments of principal, the proceeds of a sale before maturity, and the accrual and payment of OID on a Note with respect to non-corporate holders. 'Backup withholding' at a rate of 31% will apply to such payments if the holder fails to provide an accurate taxpayer identification number, to report all interest and dividends required to be shown on its Federal income tax returns, or otherwise establish an exemption. Backup withholding tax is not an additional tax and may be credited against a U.S. Holder's regular U.S. Federal income tax liability.

                                NON-U.S. HOLDERS

     The following discussion is limited to certain U.S. federal income and estate tax consequences relevant to a holder of a Note that is not a U.S. Holder (a 'Non-U.S. Holder').

     This discussion does not deal with all aspects of U.S. federal income and estate taxation that may be relevant to the purchase, ownership or disposition of the Notes by any particular Non-U.S. Holder in light of such Holder's personal circumstances, including holding the Notes through a partnership.

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the 'New Withholding Regulations') were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Non-U.S. Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the Note will be considered 'U.S. trade or business income' if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a qualified resident of a country having an applicable income tax treaty with the United States containing a permanent establishment provision, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

STATED INTEREST

     Generally, any interest and OID paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. federal income tax (or withholding of tax) if the interest qualifies as 'portfolio interest.' Interest and OID on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a 'controlled foreign corporation' with respect to which the Company is a 'related person' within the meaning of Section 881(c)(3)(C) of the Code, (ii) the Non-U.S. Holder is not a bank for purposes of Section 881(c)(3)(A) of the Code that is being paid such interest or OID pursuant to an extension of credit made

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pursuant to a loan agreement entered into in the ordinary course of its trade or business and (iii) the beneficial owner, under penalties of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner's name and address.

     The gross amount of payments to a Non-U.S. Holder of interest and OID, if any, that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. federal income tax rates rather than the 30% gross withholding tax rate and, if the Non-U.S. Holder is a foreign corporation, may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits,' as adjusted for certain items, unless it qualifies for a lower rate under an applicable treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the IRS designates), as applicable, prior to payment of interest. These forms must be periodically updated.

     As described above, OID, if any, accruing on the Notes will be subject to U.S. withholding tax only if (i) it is not U.S. trade or business income and
(ii) it does not qualify for the portfolio interest exception. In such an instance, while U.S. tax will be imposed against OID on the Notes prior to payment, such tax will only be withheld from stated interest payments on the Notes. However, such additional withholding may result in U.S. withholding tax on stated interest payments exceeding 30%.

SALE, EXCHANGE OR REDEMPTION OF NOTES

     Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note, generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition or (iii) the Non-U.S. Holder is subject to certain provisions applicable to certain U.S. expatriated persons.

FEDERAL ESTATE TAX

     Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. federal estate tax, provided that any interest on the Notes would have qualified as portfolio interest if received by such individual at the time of his or her death.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company must report annually to the IRS and to each Non-U.S. Holder any interest and OID, if any, that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     The regulations provide that backup withholding and information reporting will not apply to payments of principal and interest on the Notes by the Company to a Non-U.S. Holder if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the Holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a 'U.S. related person' will not be subject to information reporting or backup withholding. (For this purpose, a 'U.S. related person' is (i) a 'controlled foreign corporation' for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.)

     In the case of the payment of proceeds from the disposition of Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a
U.S. Holder).

     The New Withholding Regulations will alter the foregoing rules in certain respects and generally will apply to any payments (including original issue discount) in respect of a Note or proceeds from the sale of a Note that are made after December 31, 1998. The New Withholding Regulations provide documentation procedures designed to simplify compliance by withholding agents. The New Withholding Regulations generally do not affect the documentation rules described above, but add other certification options. Under the New Withholding Regulations, withholding of U.S. federal income tax may apply to payments on a taxable sale or other disposition of a Note by a Non-U.S. Holder who does not provide appropriate certification to the withholding agent with respect to such transaction.

     The New Withholding Regulations provide transition rules concerning existing certificates, such as Internal Revenue Service Form W-8. Valid withholding certificates that are held on December 31, 1998 will generally remain valid until the earlier of December 31, 1999 or the date of expiration of the certificate under the law in effect prior to January 1, 1999. Further, certificates dated prior to January 1, 1998 will generally remain valid until the end of 1998, irrespective of the fact that their validity would otherwise expire during 1998. Non-U.S. Holders of the Notes should consult their tax advisors concerning the possible application of the New Withholding Regulations to amounts of original issue discount that they are required to include in income as well as the possible application of such regulations to any payments made on or with respect to the Notes.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

                              PLAN OF DISTRIBUTION

     Each holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an 'affiliate' (as defined in Rule 405 of the Securities Act) of the Issuers, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in the ordinary course of its business (a Holder unable to make the foregoing representations is referred to as a 'Restricted Holder'). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Original Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each broker-dealer (other than a Restricted Holder) that receives Exchange Notes for its own account pursuant to the Exchange Offer (a 'Participating Broker-Dealer') must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Based upon interpretations by the staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. The Issuers have agreed that, for a period of 180 days following consummation of the Exchange Offer, they will make this Prospectus available, for use in connection with any such resale, to any Participating Broker-Dealer and other persons, if any, with similar prospectus delivery requirements. During this period the Issuers shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement this Prospectus, in order to permit such Prospectus to be delivered by all persons subject to the prospectus delivery requirements.

     Based upon interpretations by the Staff, the Issuers believe that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and must deliver a prospectus in connection with such resales of Exchange Notes. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     The Issuers have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                    EXPERTS

     The consolidated balance sheets of Station KPLR as of December 31, 1996 and 1995 and the consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The financial statements of ACME Television, LLC as of September 30, 1997, and for the nine months ended September 30, 1997 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The Financial statements of Channel 32, Incorporated for the period from December 16, 1993 (inception) to June 30, 1994, each of the years in the two year period ended June 30, 1996 and the period from July 1, 1996 to June 17, 1997 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                           VALIDITY OF EXCHANGE NOTES

     The validity of the Exchange Notes will be passed upon for the Company by Dickstein Shapiro Morin & Oshinsky LLP, 2101 L Street, N.W., Washington, D.C. 20037, counsel to the Company.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement on Form S-4 (the 'Exchange Offer Registration Statement') under the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Exchange Offer Registration Statement. For further information with respect to the Issuers and this Exchange Offer, reference is made to the Exchange Offer Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof.

     Statements contained in this Prospectus as to the contents of any contract or document filed as an exhibit to the Exchange Offer Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Exchange Offer Registration Statement, each such statement being qualified by such reference.

     Copies of the Exchange Offer Registration Statement and all exhibits and schedules thereto may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     As a result of the Exchange Offer, the Issuers will become subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the 'Exchange Act'). In accordance therewith, the Company will file certain reports and information with the Commission. The Issuers have also agreed that, whether or not they are required to do so by the Commission, they will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

     The Issuers have also agreed that, if they are not subject to the information requirements of Sections 13 or 15(d) of the Exchange Act at any time while the Notes constitute 'restricted securities' within the meaning of the Securities Act, they will furnish to holders and beneficial owners of the Notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                              PAGE
                                                                                                              -----
ACME TELEVISION, LLC
Report of KPMG Peat Marwick LLP............................................................................   F-2
Consolidated Balance Sheet as of September 30, 1997........................................................   F-3
Consolidated Statement of Operations and Members' Capital for the nine months ended September 30, 1997.....   F-4
Consolidated Statement of Cash Flows for the nine months ended September 30, 1997..........................   F-5
Notes to Consolidated Financial Statements.................................................................   F-6
Financial Information of Registrant........................................................................   F-11

KOPLAR COMMUNICATIONS, INC.
Report of Coopers & Lybrand L.L.P..........................................................................   F-15
Consolidated Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997 (unaudited)............   F-16
Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and 1996, and the nine
  months ended September 30, 1996 (unaudited) and 1997 (unaudited).........................................   F-17
Consolidated Statements of Shareholders' Deficit for the years ended December 31, 1994, 1995 and 1996 and
  the nine months ended September 30, 1997 (unaudited).....................................................   F-18
Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996, and the nine
  months ended September 30, 1996 (unaudited) and 1997 (unaudited).........................................   F-19
Notes to Consolidated Financial Statements.................................................................   F-20

CHANNEL 32, INCORPORATED
Report of KPMG Peat Marwick LLP............................................................................   F-33
Statement of Operations for the period from December 16, 1993 (inception) to June 30, 1994, and the years
  ended June 30, 1995 and 1996, and the period from July 1, 1996 to June 17, 1997..........................   F-34
Statement of cash flows for the period from December 16, 1993 (inception) to June 30, 1994, and the years
  ended June 30, 1995 and 1996, and the period from July 1, 1996 to June 17, 1997..........................   F-35
Notes to Financial Statements..............................................................................   F-36

                          INDEPENDENT AUDITORS' REPORT

The Members
ACME Television, LLC:

We have audited the accompanying consolidated balance sheet of ACME Television, LLC and subsidiaries as of September 30, 1997, and the related consolidated statements of operations and members' capital and cash flows for the nine month period ended September 30, 1997. In connection with our audit of the consolidated financial statements, we have also audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ACME Television, LLC and subsidiaries as of September 30, 1997 and the results of their operations and their cash flows for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statement taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          KMPG PEAT MARWICK LLP

Los Angeles, California
November 12, 1997

                     ACME TELEVISION, LLC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                                           1997
                                                                                                         --------
Current assets:
  Cash and cash equivalents...........................................................................   $ 27,211
  Accounts receivable, less allowance for doubtful accounts of $39....................................        405
  Due from affiliates.................................................................................     14,876
  Current portion of programming rights...............................................................        581
  Prepaid expenses and other current assets...........................................................        201
                                                                                                         --------
       Total current assets...........................................................................     43,274
                                                                                                         --------
Property and equipment, net...........................................................................      4,177
Programming rights, net of current portion............................................................        590
Note receivable.......................................................................................      1,811
Broadcast licenses, net of accumulated amortization of $335...........................................     22,570
Deposits..............................................................................................    143,016
Other assets..........................................................................................      9,961
                                                                                                         --------

                                                                                                         $225,399
                                                                                                         ========
                                        LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
  Accounts payable....................................................................................   $  2,296
  Accrued expenses....................................................................................      7,776
  Current portion of programming rights payable.......................................................        876
  Notes payable to bank...............................................................................      3,500
  Current portion of obligations under lease..........................................................        284
                                                                                                         --------
       Total current liabilities......................................................................     14,732
Programming rights payable, net of current portion....................................................        597
Obligations under lease, net of current portion.......................................................        422
Senior Subordinated discount notes....................................................................    127,370
                                                                                                         --------
       Total liabilities..............................................................................    143,121
                                                                                                         --------
Members' capital......................................................................................     85,516
Accumulated deficit...................................................................................     (3,238)
       Total members' capital.........................................................................     82,278
                                                                                                         --------

                                                                                                         $225,399
                                                                                                         ========

                See accompanying notes to financial statements.

                     ACME TELEVISION, LLC AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                           1997
                                                                                                          -------

Broadcast revenues.....................................................................................   $ 2,155
                                                                                                          -------

Operating expenses:

  Programming..........................................................................................     1,096

  Selling, general and administrative..................................................................     3,173

  Depreciation and amortization........................................................................       551
                                                                                                          -------

          Total operating expenses.....................................................................     4,820

          Operating loss...............................................................................    (2,665)

  Interest expense.....................................................................................      (573)
                                                                                                          -------

          Net loss.....................................................................................    (3,238)

  Parent's contribution................................................................................    85,516
                                                                                                          -------

          Members' capital at September 30, 1997.......................................................   $82,278
                                                                                                          =======

                See accompanying notes to financial statements.

                     ACME TELEVISION, LLC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                          1997
                                                                                                        ---------
Cash flows from operating activities:
  Net loss...........................................................................................   $  (3,238)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization...................................................................         551
     Changes in assets and liabilities:
       Increase in accounts receivable, net..........................................................        (405)
       Increase in programming rights................................................................        (102)
       Increase in prepaid expenses and other current assets.........................................        (201)
       Increase in notes receivable..................................................................      (1,811)
       Increase in accounts payable..................................................................       2,296
       Increase in accrued expenses..................................................................       7,776
       Decrease in programming rights payable........................................................        (150)
                                                                                                        ---------
          Net cash provided by operating activities..................................................       4,716
                                                                                                        ---------
Cash flows from investing activities--
  Deposit relating to acquisition agreements.........................................................    (143,016)
  Purchase of property and equipment.................................................................      (2,963)
                                                                                                        ---------
       Net cash used in investing activities.........................................................    (145,979)
                                                                                                        ---------
Cash flows from financing activities:
  Increase in other assets...........................................................................      (9,961)
  Contribution from parent...........................................................................      47,565
  Notes payable to bank..............................................................................       3,500
  Issuance of Senior Discount Notes..................................................................     127,370
                                                                                                        ---------
       Net cash provided by financing activities.....................................................     168,474
                                                                                                        ---------
          Net increase (decrease) in cash............................................................      27,211
Cash at beginning of period..........................................................................          --
                                                                                                        ---------
Cash at end of period................................................................................   $  27,211
                                                                                                        =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
     Interest........................................................................................   $     540
     Income taxes....................................................................................          --
                                                                                                        =========

  Non cash transactions:
     Contribution of the net assets of ACME Television of Oregon, LLC from Parent in exchange for
      membership units...............................................................................   $  23,075
     Due from affiliates in exchange for membership units............................................   $  14,876
                                                                                                        =========

                See accompanying notes to financial statements.

                     ACME TELEVISION, LLC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

(1) DESCRIPTION OF BUSINESS AND FORMATION

     ACME Television, LLC (the Company) was formed on August 8, 1997. Upon formation, the Company received a contribution from ACME Television Holdings, LLC (ACME Parent), through ACME Intermediate Holdings, LLC (ACME Intermediate), of ACME Parent's wholly owned subsidiaries--ACME Television of Oregon, LLC (ACME Oregon) and ACME Television of Tennessee, LLC (ACME Tennessee) and certain other net assets. This contribution of $25,455,000, was made in exchange for membership units in the Company and was treated as a transaction between entities under common control, similar to a pooling of interests. Accordingly, the transaction was recorded at historical cost and the Company has reflected the result of operations of the entities contributed for the period presented. In addition, on September 30, 1997, ACME Intermediate made an additional contribution of $60,061,000 in exchange for membership units in the Company.

     The Company's subsidiaries (hereinafter referred to in this paragraph collectively as 'Subsidiary Guarantors') are fully, unconditionally, and jointly and severally liable for the Company's senior discount notes referred to in note
6. The Subsidiary Guarantors are wholly owned and constitute all of the Company's direct and indirect subsidiaries. The Company has not included separate financial statements of the aforementioned subsidiaries because (1) the Company has no assets or independent operations other than its investments in its subsidiaries and (ii) the separate financial statements and other disclosures concerning such subsidiaries are not deemed material to investors.

     The Subsidiary Guarantors have jointly and severally guaranteed the Notes (as defined) on a full and unconditional basis, the aggregate assets, liabilities, earnings and equity of the Subsidiary Guarantors are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis and the Company has not presented separate financial statements and other disclosures concerning the Subsidiary Guarantors because management has determined that such information is not material to investors.

     Various agreements to which the Company and/or the Subsidiary Guarantors are parties restrict the ability of the Subsidiary Guarantors to make distributions to the Company. The Investment and Loan Agreement (the 'Investment Agreement'), dated June 17, 1997, as amended, among ACME Parent, and the parties thereto and the Limited Liability Company Agreement (the 'LLC Agreement'), dated June 17, 1997, as amended, among ACME Parent and the parties thereto each contain certain restrictions on the ability of the Subsidiary Guarantors to declare or pay dividends to the Company in the absence of the consent of certain parties thereto. The Indenture governing the Notes prevents the Subsidiary Guarantors from declaring or paying any dividend or distribution to the Company unless certain events have not occurred and certain financial covenants are satisfied. The Loan Agreement (as defined) also prohibits distributions from the Subsidiary Guarantors to the Company except for certain circumstances during which default has not occurred thereunder.

     ACME Parent owns, directly and indirectly, 92% of the outstanding members units of ACME Intermediate. ACME Intermediate owns, directly or indirectly, 100% of the outstanding members units of the Company.

     ACME Oregon was formed on March 5, 1997 to acquire Station KWBP, serving Portland, Oregon from Channel 32, Incorporated. Prior to the acquisition of Station KWBP (June 17, 1997), ACME Oregon operated the station and financed its losses, effective January 1, 1997 pursuant to a Local Marketing Agreement with the Channel 32, Incorporated. The acquisition was completed on June 17, 1997 (see note 3). ACME Tennessee was formed on April 17, 1997 to acquire Station WINT, serving Knoxville, Tennessee. This acquisition was completed on October 7, 1997 (See Note 4). The financial statements reflect start-up expenses associated with WINT incurred during the quarter ended September 30, 1997.

     On July 25, 1997 the Company formed ACME Television Licenses of Missouri, Inc. (ACME Missouri) for the purpose of acquiring Station KPLR and on October 31, 1997 adopted limited liability company agreements for ACME Television of Utah, LLC (ACME Utah) and ACME Television of New Mexico, LLC (ACME New Mexico) for the purpose of acquiring Stations KZAR and KAOU, respectively. These acquisitions did not occur on or prior to September 30, 1997. (See Note 4)

                     ACME TELEVISION, LLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Consolidation

     The Consolidated Financial Statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions have been eliminated.

  Revenue Recognition

     Revenue from to the sale of airtime related to advertising and contracted time is recognized at the time of broadcast.

  Cash and Cash Equivalents

     For purposes of reporting the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  Programming Rights

     Programming rights represent costs incurred for the right to broadcast certain features and syndicated television programs. Programming rights are stated at the lower of amortized cost or estimated realizable value. The cost of such programming rights and the corresponding liability are recorded when the initial program becomes available for broadcast under the contract. Programming rights are amortized over the life of the contract on a straight line basis related to the usage of the program. The portion of the cost estimated to be amortized within one year and after one year are reflected in the balance sheets as current and noncurrent assets, respectively. The payments under these contracts that are due within one year and after one year are similarly classified as current and noncurrent liabilities.

     Commitments for programming rights that have been executed, but which have not been recorded in the accompanying financial statements, as the underlying programming is not yet available for broadcast, were approximately $1,375,000 as of September 30, 1997.

  Property and Equipment

     Property and equipment are stated at cost. The cost of maintenance is expensed.

     Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets. The principal lives used in determining depreciation rates of various assets are as follows:

Broadcasting and other equipment............................    3-15 years
Furniture and fixtures......................................     5-7 years
Vehicles....................................................       5 years
Equipment under capital leases..............................    5-15 years

  Barter and Trade Transactions

     Revenue and expenses associated with barter agreements in which broadcast time is exchanged for programming rights are recorded at the average rate of the airtime exchanged. Trade transactions, which represent the exchange of advertising time for goods or services, are recorded at the estimated fair value of the products or services received. Barter and trade revenue is recognized when advertisements are broadcast. Merchandise or services received from airtime trade sales are charged to expense or capitalized when used or received.

                     ACME TELEVISION, LLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Carrying Value of Long-Lived Assets

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.' The carrying value of long-lived assets (tangible and intangible) is reviewed if the facts and circumstances suggest that they may be impaired. For purposes of this review, assets are grouped at the operating company level which is the lowest level for which there are identifiable cash flows. If this review indicates that an asset's carrying value will not be recoverable, as determined based on future expected, undiscounted cash flows, the carrying value is reduced to fair market value.

  Income Taxes

     The Company is a limited liability company, therefore, no income taxes have been provided for its operations. Any liability or benefit from the income or loss is the responsibility of the individual members.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include the allowance for doubtful accounts, net realizable value of programming rights and the evaluation of intangible assets. Actual results could differ from those estimates.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable and cash. The Company believes that concentrations of credit risk with respect to accounts receivable, which are unsecured, are limited due to the Company's ongoing relationship with its clients. The Company provides its estimate of uncollectible accounts. The Company has not experienced significant losses relating to accounts receivable.

(3) ACQUISITION

     On June 17, 1997, ACME Parent acquired substantially all of the assets and assumed certain liabilities of Channel 32, Incorporated, relating to the operations of Station KWBP, in exchange for $18,675,000 in cash and $4,400,000 of membership units in ACME Parent. The acquisition was accounted for using the purchase method. The excess of the purchase price over the fair value of net assets acquired of approximately $22,767,000, has been recorded as broadcast licenses and is being amortized over a period of 20 years.

     In addition, the results of station KWBP were recorded by the Company beginning January 1, 1997 pursuant to a Local Marketing Agreement whereby ACME Oregon effectively operated the station and funded the stations' losses during the period from January 1, 1997 to June 17, 1997 (the acquisition date). The unaudited pro forma financial information reflects the net revenue and net loss assuming the transaction occurred on January 1, 1997. This unaudited pro forma financial information does not necessarily reflect the results of operations that would have occurred had the acquisition occurred on January 1, 1997.

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                                           1997
                                                     -----------------
Net Revenues......................................      $ 2,155,000
Net Loss..........................................      $(3,754,000)

                     ACME TELEVISION, LLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997


(4) SUBSEQUENT AND PENDING ACQUISITIONS


     On October 7, 1997, the Company acquired Crossville Limited Partnership, the owners of Station WINT in exchange for $13,200,000 in cash.

     On July 29, 1997, ACME Missouri entered into a stock purchase agreement to acquire Koplar Communications, Inc. (KCI). On September 30, 1997, ACME Missouri placed $143 million into an escrow account, classified as a deposit on the accompanying Consolidated Balance Sheet, in connection with this acquisition, entered into a long-term LMA with Station KPLR and filed requisition applications with the FCC for the transfer of the Station's license to ACME Missouri. The LMA will terminate upon completion of the sale, which is expected to occur during the first half of 1998. Under the terms of the escrow agreement, the sellers can elect to withdraw the escrow funds, less certain obligations of the sellers' to be paid out of escrow, on January 2, 1998 or thereafter. Upon doing so, the sellers must simultaneously transfer control of KCI's stock into a separate trust account for the benefit of ACME Missouri.

     Pursuant to the LMA entered into on September 30, 1997 relating to Station KPLR, the Company will retain all revenues generated by the station, bear all operating expenses of the station and have the right to program the station subject to KCI's ultimate authority for programming and the station's existing programming commitments.

     On August 22, 1997, ACME Utah and ACME New Mexico entered into separate agreements with related sellers to acquire Stations KZAR and KAOU, respectively. These agreements call for an aggregate purchase price of $14 million for the two stations, of which $8 million will be paid in cash and $6 million in membership interests in ACME parent.

(5) DUE FROM AFFILIATE

     The Company had $14,876,000 due from ACME Parent as of September 30, 1997. Subsequent to September 30, 1997, ACME Parent repaid the Company's notes payable to bank of $3,500,000 and repaid substantially all of the remaining balance to the Company. Accordingly, the Company has recorded the due from affiliate as a current asset.

(6) SENIOR DISCOUNT NOTES

     On September 30, 1997, the Company issued Senior Discount Notes (Notes) with a face value of $175 million and received $127,370,000 in gross proceeds from such issuance. These Notes provide for semi-annual cash interest payments at an annual rate of 10.875% beginning in the fourth year with the first interest payment due on March 31, 2001. The Notes are subordinated to the Company's bank revolver (see Note 7) and to the Company's capital equipment finance facilities. The Notes mature on September 30, 2004 and may not be prepaid without penalty.

     The Notes contain certain covenants and restrictions including restrictions on future indebtedness and limitations on investments, and transactions with affiliates. ACME Television was in compliance with all such convenants and restrictions at September 30, 1997.

     Costs associated with the issuance of these notes, including the underwriters fees and related professional fees are included in long-term other assets and will be amortized over the term of the notes.

                     ACME TELEVISION, LLC AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

(7) BANK REVOLVER

     On August 15, 1997, the Company entered into a $22.5 million revolving credit facility (the Loan Agreement) with Canadian Imperial Bank Corporation
(CIBC), of which $3.5 million was drawn and outstanding as of September 30, 1997. Under the terms of the Loan Agreement, advances bear interest at either the alternative base rate or the adjusted LIBOR rate, as defined in the Loan Agreement.

     On October 6, 1997, the ACME Parent paid off the outstanding principle and accrued interest under the Loan Agreement on behalf of the Company.

(8) COMMITMENTS AND CONTINGENCIES

  Obligations under Leases

     The Company is obligated under noncancelable operating leases for office space and its transmission site. Future minimum lease payments as of September 30, 1997 under noncancelable operating leases with initial or remaining terms of one year or more are as follows:

Three months ended December 31, 1997.........................   $   73,000
Year ending December 31:
  1998.......................................................      295,000
  1999.......................................................      296,000
  2000.......................................................      298,000
  2001.......................................................      301,000
  2002.......................................................      306,000
  Thereafter.................................................    2,317,000
                                                                ----------
                                                                $3,886,000
                                                                ==========

     Total rental expense under operating leases for the nine months ended September 30, 1997 was approximately $83,000.

  Programming Rights Payable

     Maturities on the Company's programming rights payables (including commitments not recognized in the accompanying financial statements due to the lack of current availability for broadcast) for each of the next five years are as follows:

Three months ended December 31, 1997......................   $  187,000
Year ending December 31:
  1998....................................................      833,000
  1999....................................................      687,000
  2000....................................................      471,000
  2001....................................................      315,000
  Thereafter..............................................      355,000
                                                             ----------
       Total..............................................   $2,848,000
                                                             ==========

                     ACME TELEVISION, LLC (PARENT COMPANY)
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                                 BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)


                                                                                 SEPTEMBER 30,
                                                                                     1997
                                                                                 -------------
CURRENT ASSETS:
     Cash & Equivalents.........................................................   $  27,178
     Due from affiliates........................................................      14,876
     Prepaid expenses and other current assets..................................         138
                                                                                   ---------
          Total Current Assets..................................................      42,192

     Property and equipment, net................................................           9
     Investment in and advances to subsidiaries.................................     170,779
     Other assets:
          Acquisition related costs.............................................         170
          Prepaid financing costs, less current portion.........................       7,041
          Other.................................................................          16
                                                                                   ---------
          Total Assets..........................................................   $ 220,207
                                                                                   =========

CURRENT LIABILITIES:
     Accounts payable...........................................................   $   1,583
     Accrued liabilities........................................................       5,476
     Current portion of long-term liabilities:
          Notes payable to banks................................................       3,500
                                                                                   ---------
          Total Current Liabilities.............................................      10,559

     10 7/8% Senior Discount Notes..............................................     127,370
                                                                                   ---------

          Total Liabilities.....................................................     137,929
                                                                                   ---------

EQUITY:
     Members' capital/Shareholders' equity......................................      85,516
     Accumulated deficit........................................................      (3,238)
                                                                                   ---------
          Total Equity..........................................................      82,278
                                                                                   ---------
          TOTAL LIABILITIES & EQUITY............................................   $ 220,207
                                                                                   =========


           See accompanying notes to condensed financial statements.

                     ACME TELEVISION, LLC (PARENT COMPANY)
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                                                 NINE MONTHS
                                                                                    ENDED
                                                                                SEPTEMBER 30,
                                                                                    1997
                                                                                -------------

Revenues........................................................................   $    --

Selling, general and administrative expenses....................................       743
                                                                                   -------

     Operating loss.............................................................      (743)

Interest income from subsidiary.................................................       871
Interest expense................................................................       (61)
                                                                                   -------

     Net loss before equity in net loss of subsidiaries.........................        67

Equity in net loss of subsidiaries..............................................    (3,305)
                                                                                   -------

     Net loss...................................................................   ($3,238)
                                                                                   =======

           See accompanying notes to condensed financial statements.

                     ACME TELEVISION, LLC (PARENT COMPANY)
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                            STATEMENT OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                                  NINE MONTHS
                                                                                     ENDED
                                                                                 SEPTEMBER 30,
                                                                                     1997
                                                                                 -------------
Net Loss........................................................................   ($  3,238)

Adjustment to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.................................................           1
  Equity in net loss of subsidiaries............................................       3,305
  Changes in assets and liabilities:
     Increase in prepaid expenses and other current assets......................        (138)
     Increase in accounts payables..............................................       1,583
     Increase in accrued expenses...............................................       5,476
                                                                                   ---------
       Net cash used in operating activities....................................       6,989
                                                                                   ---------
Cash flows from investing activities:
  Purchase of property and equipment............................................         (10)
  Investment in and advances to affiliates......................................    (151,009)
                                                                                   ---------
       Net cash used in investing activities....................................    (151,019)
                                                                                   ---------
Cash flows from financing activities:
  Increase in other assets......................................................      (7,227)
  Contributions from parent.....................................................      47,565
  Notes payable to bank.........................................................       3,500
  Issuance of Senior Discount Notes.............................................     127,370
                                                                                   ---------
       Net cash provided from financing activities..............................     171,208
                                                                                   ---------
          Net increase in cash..................................................      27,178

          Cash at beginning of period...........................................           0

            Cash at end of period...............................................   $  27,178
                                                                                   =========
       Supplemental disclosues of cash flow information:

          Cash paid during the period for:
            Interest............................................................         (31)
            Income taxes........................................................           0

          Non cash transactions:
            Contributions of the net assets of ACME Television of Oregon, LLC
               from Parent in exchange for membership units.....................      23,075
            Due from affiliates in exchange for membership units................      14,876
                                                                                   =========

           See accompanying notes to condensed financial statements.

                              ACME TELEVISION, LLC
                    NOTES TO CONDENSED FINANCIAL INFORMATION

(1) BASIS OF PRESENTATION

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Condensed Financial Statements of the Registrant do not include all of the information and notes normally included with financial statements prepared in accordance with generally accepted accounting principles. It is therefore suggested that these Condensed Financial Statements be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this filing.

(2) CASH DIVIDENDS

There have been no cash dividends declared by the Company.

(3) LONG-TERM DEBT


There are no cash interest payments due on the Company's Senior Discount Notes until March 31, 2001.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Koplar Communications, Inc.:

     We have audited the accompanying consolidated balance sheets of Koplar Communications, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Koplar Communications, Inc. and Subsidiary as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

St. Louis, Missouri
March 28, 1997, except for
  Note 19, as to which the date is
  September 30, 1997.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

                                                                                               DECEMBER 31,       SEPTEMBER 30,
                                                                                            ------------------    -------------
                                                                                             1995       1996          1997
                                                                                            -------    -------    -------------
                                                                                                                   (UNAUDITED)
                                         ASSETS
Current assets:
  Cash...................................................................................   $   244    $    23       $    --
  Receivables, less allowance for doubtful accounts of $180 and $213 at December 31, 1995
     and 1996, and $252 at September 30, 1997, respectively..............................     7,192      6,549         7,281
  Current portion of programming rights..................................................     5,000      4,700         4,889
  Prepaid expenses and other current assets..............................................     1,382        757           171
  Income tax receivable..................................................................        --        173            --
  Deferred income taxes..................................................................       330        342         1,542
                                                                                            -------    -------      --------
     Total current assets................................................................    14,148     12,544        13,883
Property and equipment, net..............................................................     2,653      2,638         2,394
Programming rights less current portion..................................................     9,362      6,232         4,097
Deferred financing costs.................................................................     2,607        287           239
Other assets.............................................................................       789      1,612         1,709
                                                                                            -------    -------      --------
     Total assets........................................................................   $29,559    $23,313       $22,322
                                                                                            =======    =======      ========
                          LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Note payable--revolver.................................................................   $ 4,130    $    --       $    --
  Current portion of long-term debt and obligations under capital leases.................     1,221         --            --
  Current portion of programming obligations.............................................     5,500      5,300         5,089
  Current portion of note payable--programmer............................................     1,180        400           400
  Accounts payable and accrued expenses..................................................     2,055      1,494         2,552
  Cash overdraft.........................................................................        --      1,244           532
  Accrued interest.......................................................................       976        112           110
  Income taxes payable...................................................................       600         --            --
  Other liabilities......................................................................       195        195         6,095
                                                                                            -------    -------      --------
     Total current liabilities...........................................................    15,857      8,745        14,778
Long-term obligations:
  Long-term debt and obligations under capital leases, less current portion..............     9,931     13,650        12,381
  Programming obligations, less current portion..........................................     8,932      7,047         4,542
  Notes payable--officer/shareholder.....................................................     1,168         --            --
  Note payable--programmer, less current portion.........................................     2,412      3,755         3,455
  Deferred income taxes..................................................................     2,101      1,940         1,940
  Other liabilities......................................................................       692        510           282
                                                                                            -------    -------      --------
     Total liabilities...................................................................    41,093     35,647        37,378
                                                                                            -------    -------      --------
Commitments
Shareholders' deficit:
  Class A preferred voting stock; $110 par value. Authorized 5,000 shares; issued and
     outstanding 863 shares ($1,100 per share liquidation value).........................        95         95            95
  Common nonvoting stock; $1 par value. Authorized 25,000 shares; issued and outstanding
     21,206 shares.......................................................................        21         21            21
  Paid-in capital........................................................................     1,041      1,041         1,041
  Note receivable--officer/shareholder...................................................    (1,111)    (1,111)       (1,111)
  Accumulated deficit....................................................................   (11,580)   (12,380)      (15,102)
                                                                                            -------    -------      --------
     Net shareholders' deficit...........................................................   (11,534)   (12,334)      (15,056)
                                                                                            -------    -------      --------
     Total liabilities and shareholders' deficit.........................................   $29,559    $23,313       $22,322
                                                                                            =======    =======      ========

          See accompanying notes to consolidated financial statements.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                                       NINE MONTHS ENDED SEPTEMBER
                                                         YEAR ENDED DECEMBER 31,                   30,
                                                      -----------------------------    ----------------------------
                                                       1994       1995       1996          1996            1997
                                                      -------    -------    -------    ------------    ------------
                                                                                               (UNAUDITED)
Revenues...........................................   $33,146    $27,528    $27,260      $ 19,751        $ 21,347
Operating expenses:
  Programming......................................    13,581      9,503     11,365         9,413           8,458
  Selling, general and administrative..............    12,113     11,632     11,318         7,914          13,722
  Depreciation and amortization....................     1,085        791        702           518             490
                                                      -------    -------    -------    ----------      ----------
          Total operating expenses.................    26,779     21,926     23,385        17,845          22,670
                                                      -------    -------    -------    ----------      ----------
          Operating income.........................     6,367      5,602      3,875         1,906          (1,323)
                                                      -------    -------    -------    ----------      ---------
Other income (expense):
  Interest expense.................................    (5,777)    (2,842)    (2,155)       (1,522)         (1,117)
  Gain on sale of broadcasting subsidiary..........    11,440         --         --            --              --
  Realization of amount due under Tax Sharing
     Agreement.....................................     3,596         --         --            --              --
  Other income.....................................       360        262        121            90             140
  Other expense....................................    (2,419)      (583)      (820)         (579)         (1,453)
                                                      -------    -------    -------    ----------      ----------
  Other income (expense)...........................     7,200     (3,163)    (2,854)       (2,011)         (2,430)
                                                      -------    -------    -------    ----------      ----------
Income (loss) before income taxes, discontinued
  operations and extraordinary items...............    13,567      2,439      1,021          (105)         (3,753)
Provision (benefit) for income taxes...............     3,272        523        462           425          (1,031)
                                                      -------    -------    -------    -----------     ----------
          Income (loss) before discontinued
            operations and extraordinary items.....    10,295      1,916        559          (530)         (2,722)
Discontinued operations--income from operations of
  divested subsidiaries............................     1,262         --         --            --              --
                                                      -------    -------    -------    -----------     ----------
          Income (loss) before extraordinary
            items..................................    11,557      1,916        559          (530)         (2,722)
Extraordinary items:
  Gain on forgiveness of programming obligations,
     including interest............................    21,525         --         --            --              --
  Gain on forgiveness of senior debt, including
     interest......................................    24,775         --         --            --              --
  Gain on forgiveness of other obligations.........       834         --         --            --              --
  Loss on early extinguishment of debt, net of
     taxes of $868.................................        --         --     (1,359)           --              --
                                                      -------    -------    -------     ---------      ----------
          Net income (loss)........................   $58,691    $ 1,916    $  (800)     $   (530)       $ (2,722)
                                                      =======    =======    =======     =========      ==========

          See accompanying notes to consolidated financial statements.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND NINE MONTHS ENDED SEPTEMBER 30,
                                      1997
                             (DOLLARS IN THOUSANDS)

                                                                                      NOTE
                                             CLASS A        COMMON                 RECEIVABLE
                                            PREFERRED      NONVOTING    PAID-IN     OFFICER/      ACCUMULATED
                                           VOTING STOCK      STOCK      CAPITAL    SHAREHOLDER      DEFICIT       TOTAL
                                           ------------    ---------    -------    -----------    -----------    --------
Balance, January 1, 1994................       $ --           $70       $    --      $    --       $ (67,716)    $(67,646)
Merger of Koplar Enterprises, Inc.......         95           (49)           --           --          (4,471)      (4,425)
                                                ---           ---       -------    -----------    -----------    --------
Balance after merger....................         95            21            --           --         (72,187)     (72,071)
Spin-off of World Events Productions,
  Ltd. to shareholder...................         --            --         1,041           --              --        1,041
Sale of Koplar Properties, Inc. to
  shareholder...........................         --            --            --       (1,111)             --       (1,111)
     Net income.........................         --            --            --           --          58,691       58,691
                                                ---           ---       -------    -----------    -----------    --------
Balance, December 31, 1994..............         95            21         1,041       (1,111)        (13,496)     (13,450)
     Net income.........................         --            --            --           --           1,916        1,916
                                                ---           ---       -------    -----------    -----------    --------
Balance, December 31, 1995..............         95            21         1,041       (1,111)        (11,580)     (11,534)
     Net loss...........................         --            --            --           --            (800)        (800)
                                                ---           ---       -------    -----------    -----------    --------
Balance, December 31, 1996..............         95            21         1,041       (1,111)        (12,380)     (12,334)
     Net (loss) (unaudited).............         --            --            --           --          (2,722)      (2,722)
                                                ---           ---       -------    -----------    -----------    --------
Balance, September 30, 1997
  (unaudited)...........................       $ 95           $21       $ 1,041      $(1,111)      $ (15,102)    $(15,056)
                                               ====           ===       =======    ===========    ===========    ========

          See accompanying notes to consolidated financial statements.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                 NINE MONTHS ENDED SEPTEMBER
                                                                YEAR ENDED DECEMBER 31,                      30,
                                                            --------------------------------    ------------------------------
                                                              1994        1995        1996          1996             1997
                                                            --------    --------    --------    -------------    -------------
                                                                                                         (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................................   $ 58,691    $  1,916    $   (800)      $(3,566)         $(2,722)
                                                            --------    --------    --------    ----------        ---------
  Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
      Realization of amount due under Tax Sharing
        Agreement........................................     (3,596)         --          --            --               --
                                                            --------    --------    --------    ----------       ----------
      Deferred income taxes..............................      2,271        (500)       (173)           --               --
      Amortization of programming rights.................      7,333       5,418       5,360         4,006            3,554
      Adjustment to carrying value of programming
        rights...........................................         --          --       1,500         1,500               --
    Amortization of intangible assets....................         26          --          --            --               --
    Amortization of deferred financing costs.............        384         798         411           396               48
    Loss on early extinguishment of debt.................         --          --       2,227         2,227               --
    Redemption premium on long-term debt.................     (2,365)         --          --            --               --
    Depreciation.........................................      1,085         791         702           518              490
    Gain on sale of broadcasting subsidiary..............    (11,440)         --          --            --               --
    Change in net assets and liabilities of divested
      subsidiaries.......................................     (1,262)         --          --            --               --
    Gain on forgiveness of programming obligations,
      including interest.................................    (21,525)         --          --            --               --
    Gain on forgiveness of senior debt, including
      interest...........................................    (24,775)         --          --            --               --
    Gain on forgiveness of other obligations.............       (834)         --          --            --               --
    Changes in assets and liabilities:
      Receivables........................................        377      (1,100)        643         1,603             (732)
      Prepaid expenses and other current assets..........        468         (11)       (142)         (109)             118
      Other assets.......................................        175         (37)         44           (25)          (1,297)
      Accounts payable and accrued expenses..............     (2,771)        649        (561)         (104)           1,058
      Accrued interest...................................      3,520         350        (301)          (43)              (2)
      Income taxes receivable/payable....................        400         200        (773)         (128)             173
      Other long-term liabilities........................     (3,137)       (203)       (182)         (169)           5,672
                                                            --------    --------    --------    ----------       ----------
        Total adjustments................................    (55,666)      6,355       8,755         9,672            9,570
                                                            --------    --------    --------    ----------       ----------
        Net cash provided by operating activities........      3,025       8,271       7,955         6,106            6,848
                                                            --------    --------    --------    ----------       ----------
Cash flows from investing activities:
  Purchase of property and equipment.....................       (839)     (1,013)       (687)         (580)            (246)
  Investment in affiliate................................         --        (250)       (100)         (100)            (100)
  Deposit for PCS auction................................         --      (1,235)       (468)           --               --
  Return of deposits for PCS auction.....................         --          --         468            --               --
  Proceeds from sale of broadcast subsidiary.............     14,656          --          --            --               --
                                                            --------    --------    --------    ----------       ----------
      Net cash provided by (used in) investing
        activities.......................................     13,817      (2,498)       (787)         (680)            (346)
                                                            --------    --------    --------    ----------       ----------
Cash flows from financing activities:
  Repayment of notes payable--officer/shareholder........         --          --      (1,168)       (1,168)              --
  Payment on other debt and obligations under capital
    leases...............................................       (895)       (124)        (21)          (18)            (300)
  Payment on programming obligations.....................     (9,740)     (5,230)     (5,515)       (4,067)          (4,224)
  Cash overdraft.........................................         --          --       1,244           720             (712)
  Repayment of long-term debt............................    (20,000)     (2,619)    (11,640)      (10,848)          (1,269)
  Proceeds from long-term debt...........................     14,000          --      14,159        14,159               --
  Proceeds from (payment on) revolver, net...............      1,766       2,364      (4,130)       (4,130)              --
  Cash paid to shareholder upon divestiture of
    subsidiaries.........................................        (82)         --          --            --               --
  Payment on deferred financing costs....................     (3,789)         --        (318)         (318)              --
                                                            --------    --------    --------    ----------       ----------
      Net cash used in financing activities..............    (18,740)     (5,609)     (7,389)       (5,670)          (6,525)
                                                            --------    --------    --------    ----------       ----------
      Net increase (decrease) in cash....................     (1,898)        164        (221)         (244)             (23)
Cash, beginning of period................................      1,978          80         244           244               23
                                                            --------    --------    --------    ----------       ----------
Cash, end of period......................................   $     80    $    244    $     23       $    --          $    --
                                                            ========    =======-    ========    ==========       ==========
Interest paid............................................   $  1,873    $  1,725    $  1,575       $ 1,009          $ 1,055
                                                            ========    ========    ========    ==========       ==========
Income taxes paid........................................   $  1,730    $    601    $    120           120               --
                                                            ========    ========    ========    ==========       ==========
Noncash transactions:
  New programming rights purchased under installment
    obligations..........................................   $  3,909    $  5,685    $  3,430       $ 2,044          $ 3,334
                                                            ========    ========    ========    ==========       ==========
  Sale of KP to shareholder..............................   $  1,111          --          --            --               --
                                                            ========    ========    ========    ==========       ==========
  Spin-off of WEP to shareholder.........................   $  1,041          --          --            --               --
                                                            ========    ========    ========    ==========       ==========

          See accompanying notes to consolidated financial statements.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(1) ORGANIZATION

     The Company operates an independent television station in St. Louis, Missouri (KPLR-TV) and until June 29, 1994, also operated an independent television station in Sacramento, California (KRBK-TV). The broadcasting license of KPLR-TV is owned by Koplar Television Co., L.L.C., a 99.9%-owned subsidiary of Koplar Communications, Inc.

     Beginning in late 1990, the television industry and, in particular, the St. Louis television market experienced a severe decline in advertising revenues which, coupled with a continuing rise in fixed, long-term programming costs and sports broadcast rights fees, caused the Company to experience significant cash flow difficulties. As a result, the Company had been in payment default on its senior notes with its long-term lenders beginning May 16, 1991. On October 11, 1991, the lenders issued notices of acceleration to the Company of all unpaid principal, amounting to $35,000,000, plus accrued interest. During 1991, the Company, because of its cash flow difficulties, also began to delay programming payments to program distributors, and was consequently in default of these agreements based on the stated payment terms of the program contracts.

     On November 16, 1993, Bankers Trust Company purchased the senior notes from the long-term lenders. Also, during 1993, management executed an agreement with Pappas Telecasting Companies (Pappas) to sell substantially all of the assets of Koplar Communications of California, Inc. (KRBK-TV). In addition, the Company entered into agreements with Pappas whereby, concurrent with the closing of the sale, Pappas would extend a loan to the Company and provide management services to the Company under a management services agreement for a period of seven years. The agreements with Pappas did not prohibit the Company from seeking and obtaining alternative sources of financing prior to the closing, in which case the lending and management agreements could be terminated for a specified fee. During 1994, the Company completed a refinancing with Foothill Capital Corporation and the sale of KRBK-TV to Pappas, along with a series of related restructuring transactions. The proceeds of the refinancing were used, along with the proceeds from the sale of KRBK-TV, to redeem the Bankers Trust senior notes, pay the termination fee associated with the management services agreement, provide up-front payments related to the restructuring of the Company's programming obligations and pay various other fees and liabilities.

     In addition, during 1994, a corporate restructuring of the Company and related entities was completed whereby Koplar Enterprises, Inc., formerly the parent of Koplar Communications, Inc. (KCI), was merged into KCI, World Events Productions, Ltd., a subsidiary of KCI, was spun off to a shareholder, and Koplar Properties, Inc., a subsidiary of KCI, was sold to a shareholder.

     The aforementioned transactions are more fully described in the accompanying footnotes.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. In management's opinion, all adjustments necessary for a fair presentation are reflected in the interim periods presented. All adjustments are of a normal recurring nature.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     The following is a summary of the significant accounting policies followed in the preparation of these financial statements:

  Basis of Consolidation

     The consolidated financial statements include the accounts of Koplar Communications, Inc. and subsidiary. Accordingly, all references herein to Koplar Communications, Inc. include the consolidated results of its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Interim Financial Information

     The consolidated financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 are unaudited but reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the accompanying consolidated financial position and results of operations and cash flows. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1997.

  Cash and Credit Concentrations

     The Company maintains several cash accounts, including a lockbox account, in one financial institution. The cash balances in these accounts may at times exceed insured limits. The majority of the Company's receivables are due from local and national advertising agencies and are not collateralized.

     The Company had a negative cash balance in its account of approximately $1,244,000 at December 31, 1996 and $532,000 at September 30, 1997,
respectively. These amounts are included in current liabilities as a cash overdraft.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets. The accelerated cost recovery system (ACRS) and modified accelerated cost recovery system (MACRS) are used for income tax purposes. Renewals and betterments are capitalized to the related asset accounts, while repair and maintenance costs, which do not improve or extend the lives of the respective assets, are charged to operations.

     When assets are retired or otherwise disposed of, the assets and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recorded in operations.

  Programming Rights

     Programming rights are recorded at cost when the program is available to the Company for broadcasting. Agreements define the lives of the rights and the number of showings. The cost of programming rights is charged against earnings either on the straight-line basis over the term of the agreement or per play for certain syndicated contracts based on the number of plays specified in the contract.

     Programming rights and related obligations are recorded at cost without recognition of any imputed interest charges.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Programming rights representing the cost of rights of programs available for broadcasting at the end of each period and which management expects to be broadcast in the succeeding fiscal year are shown as a current asset.

     The Company assesses the valuation of its programming rights on an ongoing basis by evaluating the unamortized rights and future programming rights commitments and comparing the anticipated future number of plays and related revenue potential with the related unamortized cost. When unamortized cost exceeds the undiscounted estimated future revenue, the Company will recognize an adjustment to the related carrying value. During 1996, the Company recorded an adjustment to the carrying value of certain programming rights of $1,500,000.

  Deferred Financing Costs

     Financing costs incurred in connection with obtaining financing are deferred and amortized on a straight-line basis over the term of the borrowings. Amortization of deferred financing costs, included in interest expense, totaled approximately $384,000, $798,000 and $411,000, for the years ended December 31, 1994, 1995 and 1996, respectively. In addition, the Company expensed approximately $2,227,000 of deferred financing costs during 1996 as a result of the Company's refinancing of its long-term debt (see note 6). Accordingly, the expense related to this transaction has been reflected as an extraordinary item in the consolidated statements of operations.

  Income Taxes

     Deferred income taxes are recognized for the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the temporary differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

  Interest Rate Hedge Agreements

     The Company enters into interest rate hedge agreements which involve the exchange of fixed- and floating-rate interest payments periodically over the life of the agreement without the exchange of the underlying principal amounts. The differential to be paid or received is accrued as interest rates change and recognized over the life of the agreements as an adjustment to interest expense.

  Revenue Recognition

     Revenues from advertisements are recognized as the commercials are broadcast.

  Barter Revenues

     Barter transactions in which the Company accepts products or services in exchange for commercial air time are recorded at the estimated fair values of the products or services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used. Certain of the Company's programming agreements involve the exchange of advertising time for programming. The Company does not record revenues and cost of revenues related to these arrangements, which have no impact on earnings. The Company estimates that revenues and costs associated with these agreements were approximately $2,696,000, $2,124,000 and $2,612,000 for 1994, 1995 and 1996, respectively.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(3) PREPAID EXPENSES AND OTHER CURRENT ASSETS

     In 1995, the Company placed a refundable deposit of $1,235,000 with the FCC in order to bid on the regional rights for a new technology, personal communications system. This product is expected to replace cell phones, beepers and other portable communications technology. The Company was the successful bidder on a number of PCS licenses. During 1996, $468,000 of the initial deposit was returned to the Company. Approximately $767,000 remains on deposit, which is included in other long-term assets, with the FCC for the obtained licenses.

     In fourth quarter 1996, another round of PCS bidding was opened by the FCC. The Company has a deposit of $467,500 with the FCC which is included in prepaid expenses and other current assets. The auction was concluded and the deposit was returned in the first quarter of 1997.

(4) PROPERTY AND EQUIPMENT

     A summary of property and equipment at December 31, 1995 and 1996 is as follows (dollars in thousands):

                                                                                             ESTIMATED
                                                                      1995      1996       USEFUL LIVES
                                                                     ------    -------    ---------------
Land..............................................................   $  464    $   464                 --
Buildings and improvements........................................    1,822      1,780     15 to 40 years
Equipment, furniture and fixtures.................................    6,854      6,463      3 to 15 years
                                                                     ------    -------
                                                                      9,140      8,707
Less accumulated depreciation.....................................   (6,487)    (6,069)
                                                                     ------    -------
                                                                     $2,653    $ 2,638
                                                                     ======    =======

     Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was approximately $1,085,000, $791,000 and $702,000, respectively.

(5) NOTE PAYABLE--REVOLVER

     The note payable--revolver was repaid in July 1996 as part of a debt refinancing with Nations Bank. Outstanding checks of $1,179,229, which cleared against the revolver, are reflected in the note payable--revolver balance at December 31, 1995.

(6) LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

     The Company's long-term debt and obligations under capital leases at December 31, 1995 and 1996 consist of the following (dollars in thousands):

                                                        1995       1996
                                                       -------    -------
Long-term debt......................................   $11,131    $13,650
Obligations under capital leases....................        21         --
                                                       -------    -------
                                                        11,152     13,650
Less current portion................................    (1,221)        --
                                                       -------    -------
                                                       $ 9,931    $13,650
                                                       =======    =======

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(6) LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES--(CONTINUED)
     At December 31, 1995, the Company's long-term debt consisted of a revolving loan and a term loan to Foothill Capital Corporation. The Company used $3,000,000 of the term loan proceeds to pay a commitment fee to Foothill for entering into the financing arrangement. Such arrangement required the payment of interest monthly at 12%.

     On July 10, 1996, the Company refinanced the existing debt maintained by Foothill with Boatmen's. The Company received a revolving commitment from Nations Bank of $19,000,000 (the Loan Agreement), of which $14,266,000 was drawn from the commitment to satisfy certain existing obligations and refinancing costs. The maximum amount available under the revolving loan commitment is as follows for the periods outlined:

July 10, 1996--June 30, 1997...............................  $  19,000,000
July 1, 1997--June 30, 1998................................     18,000,000
July 1, 1998--June 30, 1999................................     17,000,000
July 1, 1999--June 30, 2000................................     15,500,000
July 1, 2000--June 30, 2001................................     14,000,000

     At December 31, 1996, the Company had borrowed $13,650,000 against the revolving commitment agreement. Under the terms of the Loan Agreement, the Company shall repay the loan and all unpaid interest thereon on July 1, 2001. The loan bears interest at either the alternative base rate or the adjusted LIBOR rate, as defined in the Loan Agreement.

     In order to minimize interest rate risk, the Company entered into a five-year interest rate swap for $5,000,000 of the borrowings, which locked in an interest rate of approximately 10%. The Company also entered into a three-year interest rate swap for $2,000,000 of the borrowings, which locked in an interest rate of approximately 10%. In addition, the Company entered into a 30-day interest rate swap for $5,000,000 of the outstanding borrowings, which locked in an interest rate of approximately 8.87% at December 31, 1996. The remaining borrowings accrue interest at the prime interest rate plus 1/4-- 3/4% per annum based on certain criteria. Interest is payable monthly. In addition, the Company will pay quarterly a commitment fee of .5% per annum of the unused portion of the revolving commitment to Nations Bank. Amounts outstanding under the Loan Agreement are collateralized by substantially all assets of the Company.

     Based upon the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of long-term debt approximates carrying value.

     The Loan Agreement includes various restrictive covenants including requirements that the Company maintain a specified minimum fixed charge coverage, maximum funded debt to operating cash flow ratio and maximum funded obligations ratio. In addition, the agreement places limitations on the amount of capital expenditures and the amount of capital leases.

     The assets and related obligations under capital leases have been recorded at amounts equal to the present value of future minimum lease payments. Assets held under capital leases as of December 31, 1995 are included in equipment at a cost of approximately $114,000, less accumulated depreciation of approximately $90,000. There is no remaining lease obligation at December 31, 1996.

     On June 29, 1994, utilizing the proceeds from the sale of KRBK and refinancing of the Company's debt with Foothill, the Company redeemed its senior notes by making a payment to Bankers Trust Company of $20,000,000 plus a redemption premium of $3,750,000, net of interest paid through the redemption date of $1,385,000. Upon redemption of the senior notes, all remaining liability for principal and interest under the senior notes was forgiven. Accordingly, the Company has recorded a gain on forgiveness of senior debt and

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(6) LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES--(CONTINUED) accrued interest in the amount of $24,775,000, which is reflected as an extraordinary item in the 1994 Consolidated Statement of Operations.

(7) PROGRAMMING OBLIGATIONS

     Programming obligations are generally classified as current or noncurrent liabilities according to the payment terms of the various contracts.

     During previous years, the Company was in technical default on its programming obligations and subsequently reached restructuring agreements with all of its program distributors in 1994. Under the restructuring agreements, all prior defaults under the original programming agreements were waived by the program distributors. The Company received partial forgiveness on outstanding programming obligations, and all accrued interest on delinquent payments was also forgiven. The total gain on forgiveness of programming obligations and accrued interest was $21,525,000 and is reflected as an extraordinary item in the 1994 Consolidated Statement of Operations. Several of the restructuring agreements contain provisions under which the Company may be held liable for an amount greater than the restructured liability amount that is currently recorded at December 31, 1996. The Company may also be held secondarily liable for certain of a formerly-owned subsidiary's programming obligations in the event of that subsidiary's default on the restructured obligations in the future. Also, certain agreements state that the entire programming obligations amount prior to restructuring (including accrued interest) becomes payable upon default of the restructured terms going forward. Additionally, several agreements contain cross-default provisions whereby default by one company (the Company or KRBK) causes the other to be in default of their restructured obligations.

     At December 31, 1996, future minimum payments based on contractual agreements are as follows (in thousands):

FISCAL YEAR,
------------------------------------------------
1997............................................  $   5,300
1998............................................      4,176
1999............................................      2,688
2000............................................        183
                                                  ---------
                                                  $  12,347
                                                  =========


(8) NOTE PAYABLE--PROGRAMMER

     Note payable--programmer represents an additional amount owed to Warner Brothers ('WB') in connection with the restructuring of certain programming obligations in 1994 (see note 7). The Company entered into a Stock Purchase, Option and Repurchase Agreement with WB, under which the Company has an obligation in the amount of $3,692,000 to WB in addition to the liability currently recorded as programming obligations.

     Under this agreement, the Company issued a promissory note for $3,092,000 to WB (payable in even installments over 36 months, plus interest at 1% over the prime rate per annum, payments to begin upon notification by WB to the Company), and also transferred to WB stock in an entity which is partially owned by the shareholder of the Company (see note 17). However, the agreement gives the programmer a 'Put Right' under which the stock may be transferred by WB to the Company at any time until either June 28, 1997 or the exercise of the First Option (see below), at which time $600,000 is payable within thirty days. In 1995, $100,000 was paid on the Put Right. At December 31, 1995, the remaining liability was $3,592,000.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(8) NOTE PAYABLE--PROGRAMMER--(CONTINUED)
     The Company replaced the note payable--programmer with a restructured agreement on December 31, 1996. The previous note payable and the related accrued interest were replaced with Note A and Note B. Note A is in the amount of $2,000,000 and at December 31, 1996, $1,900,000 is outstanding. Interest accrues at prime plus 1/2%. Principal of $100,000 plus accrued interest to date are payable quarterly until the note is satisfied. There is no accrued interest at December 31, 1996.

     Note B is an option note for $2,250,000. At December 31, 1996, $2,250,000 was outstanding on Note B. The programmer has an option which can be called between January 1, 2000 and December 31, 2001. If called, WB would receive 12% of a related entity's stock instead of cash payments on the $2,250,000 promissory note. The Company has a 'Put Right' which can be exercised between January 1, 1997 and December 31, 2001. If put, WB would receive 12% of the related entity's stock instead of cash payments on the $2,250,000 promissory note. Interest accrues at prime. There is no accrued interest at December 31, 1996.

(9) NOTE RECEIVABLE--SHAREHOLDER

     One June 1, 1994, the Company divested Koplar Properties, Inc. and Subsidiary (KP) to a shareholder of the Company. KP is primarily engaged in the renting and operating of commercial and residential real estate in the St. Louis area.

     The common stock of KP was sold to the shareholder of the Company in exchange for a nonrecourse promissory note receivable in an amount equal to the appraised value of the purchased stock. The amount of this promissory note receivable was determined based on an independent market value appraisal of the common stock of KP. The gain on the sale of KP, amounting to $291,000 has been deferred. The promissory note bears interest at an applicable Federal rate and is payable in five equal annual installments beginning June 1997. The note receivable has been classified as a contra-equity account, net of the deferred gain, for financial statement reporting purposes.

(10) COMMITMENTS

     In conjunction with obtaining new programming and other related considerations the Company has commitments amounting to approximately $5,394,000 for future programming rights and other considerations as of December 31, 1996.

     The aggregate payments for these commitments over the next five years are as follows (in thousands):

1997.............................................................   $  281
1998.............................................................    1,323
1999.............................................................    1,772
2000.............................................................    1,316
2001.............................................................      702
                                                                    ------
                                                                    $5,394
                                                                    ======

     In January 1995, the Company entered into an Affiliation Agreement with WB Communications (Warner Brothers) under which KPLR-TV became an affiliate of the WB Network. The term of this agreement is for five years and is noncancelable by the Company. Under this agreement, Warner Brothers provides programming to KPLR-TV in exchange for a specified number of advertising spots during this programming which are to be retained and sold by Warner Brothers. With the launch of the WB Network on January 11, 1995, KPLR-TV is

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(10) COMMITMENTS--(CONTINUED)
required to broadcast the network programming during one specified prime-time evening in each week. Throughout the five-year term of the agreement, the network broadcast requirements of the agreement increase until the network programming is broadcast seven nights per week, plus a specified number of weekday morning, afternoon and late night timeframes.

     Under the Affiliation Agreement, the Company is required to make an annual payment to Warner Brothers if the ratings and revenues in prime time broadcasts of WB Network programming for the current year exceed ratings and revenues achieved by the Company in the preceding year. No such payments were payable to Warner Brothers for the years ended December 31, 1995 and 1996.

     The Company has an operating lease for certain equipment that calls for annual payments of approximately $42,000 for a remaining period of thirteen years. Total rent expense under operating leases for the years ended December 31, 1994, 1995 and 1996 was approximately $100,000, $116,000 and $123,000, respectively.

(11) NOTES PAYABLE--OFFICER/SHAREHOLDER

     Indebtedness to the shareholder of the Company consists of a promissory note payable for $1,023,000 and debentures payable for $145,000, totaling $1,168,000 at December 31, 1995. Unpaid interest on these notes is included in accrued interest at December 31, 1995. The notes and interest were repaid in July 1996 when the Company refinanced its Foothill debt with Nations Bank (see note 6).

(12) INCOME TAXES

     The provisions for income taxes on continuing operations for the years ended December 31 consists of the following (in thousands):

                                                                       1994     1995     1996
                                                                      ------    -----    -----
Current:
  Federal.............................................................$  361    $ 876    $ 552
  State...............................................................   640      147       83
Deferred:
  Federal............................................................. 1,980     (436)    (150)
  State...............................................................   291      (64)     (23)
                                                                      ------    -----    -----
     Provision for income taxes.......................................$3,272    $ 523    $ 462
                                                                      ======    =====    =====

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(12) INCOME TAXES--(CONTINUED)
     The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. Federal income tax rate of 34% to income before income taxes, discontinued operations and extraordinary items for the years ended December 31 is as follows (in thousands):

                                                                              YEARS ENDED DECEMBER 31,
                                                                             ---------------------------
                                                                              1994       1995      1996
                                                                             -------    ------    ------
Income before income taxes, discontinued operations, and extraordinary
  items...................................................................   $13,567    $2,439    $1,021
                                                                             =======    ======    ======
 Tax provision computed at statutory rate..................................   $ 4,613    $  829    $  347
Increases (reductions) in taxes due to:
  State income taxes (net of Federal tax benefit).........................       614        55        40
  Increase (decrease) in valuation allowance..............................    (2,301)        0         0
  Other...................................................................       346      (361)       75
                                                                             -------    ------    ------
Actual tax provision......................................................   $ 3,272    $  523    $  462
                                                                             =======    ======    ======

     In 1994, a valuation allowance related to deferred income tax assets of approximately $15,441,000 was reversed due primarily to the gains on forgiveness of debt and discontinued operations. There was no valuation allowance at December 31, 1994, 1995 and 1996. As a result of the reversal of the valuation allowance and the exclusion from taxable income of a significant portion of the gain on forgiveness of obligations, no tax effect has been presented related to 1994 extraordinary items and discontinued operations as the amounts are not material.

     Pursuant to an agreement (Tax Sharing Agreement) entered into by the Company and Four Seasons Group, Inc. (Four Seasons), a former subsidiary of the Company which was spun off in 1989, the Company had a claim against Four Seasons for 50% of all tax deficiencies arising during the periods prior to the spin-off. During 1994, Koplar Enterprises, Inc. (KE), formerly the parent of Koplar Communications, Inc., executed an agreement with Four Seasons whereby Four Seasons acquired a portion of a promissory note payable by KE (the Note), issued in connection with a prior redemption of certain shares of KE's preferred stock. Four Seasons exchanged such acquired portion of the Note for the amount owing by Four Seasons pursuant to the Tax Sharing Agreement, thereby satisfying KE's obligation to pay such portion of the Note to Four Seasons, and satisfying Four Seasons' obligation to KE under the Tax Sharing Agreement. KE had not recorded a benefit related to the Tax Sharing Agreement in prior years since it was not realizable until payment of the tax obligation by KE and payment by Four Seasons of certain of its obligations arising from the agreement. During 1994, the Company has reflected income related to the realization of the amount due under the Tax Sharing Agreement of approximately $3,596,000.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(12) INCOME TAXES--(CONTINUED)
     The tax effect of temporary differences between the tax basis of assets and liabilities and their corresponding amounts for financial statement reporting purposes at the tax rates expected to be in effect when such differences reverse are as follows (in thousands):

                                                                            1995      1996
                                                                           ------    ------
Current deferred income tax asset:
  Allowance for doubtful accounts.......................................   $  (71)      (83)
  Accrued vacation payable..............................................      (64)      (64)
  Bonus payable.........................................................     (195)     (195)

Noncurrent deferred income tax liability:
  Book over tax basis of fixed assets...................................       76        22
  Book over tax basis of programming rights.............................    2,025     1,918
                                                                           ------    ------
  Net deferred income tax liability.....................................   $1,771     1,598
                                                                           ======    ======

     During 1996, the Internal Revenue Service (IRS) initiated an audit of the Company's 1994 Federal income tax returns. Because the IRS has not made a final determination of any Federal tax liabilities, no estimate of any resulting liability can be made. In the opinion of management, the proposed adjustments, if any, from the IRS will not have a material effect on the consolidated financial position, results of operations or liquidity of the Company.

(13) 401(K) PLAN

     Substantially all employees are eligible to participate in a 401(k) Plan sponsored by the Company. The Company may match a specified percentage of an employee's contribution up to a defined limit at its discretion. The amount charged to expense by the Company for the years ended December 31, 1994, 1995 and 1996 was approximately $74,000, $62,000 and $55,000, respectively.

(14) INVESTMENT IN AFFILIATE

     In 1995, the Company entered into an agreement with another television station in St. Louis which provides that the Company make annual payments of $200,000 to the owners of the station (the Owners) for three years, in return for programming and other considerations over a three-year period. The agreement may be extended by the Owners for an additional two years. Under a separate agreement, the Company has agreed to make up to $3,500,000 in capital contributions to a limited liability company owned by the Company and the owners, formed to acquire television stations and invest in other communications opportunities, as approved by the Company. No such additional contributions have been made.

(15) MERGER WITH KOPLAR ENTERPRISES, INC.

     On June 21, 1994, a plan of merger was adopted whereby KE was merged into Koplar Communications, Inc. The merger was consummated on June 30, 1994. In connection with the merger, 862.875 shares of KE Class A Preferred Voting Stock, par value $110 and 21,206.25 shares of KE Common Nonvoting Stock, par value $1, were canceled and identical amounts of Class A Preferred Voting and Common Nonvoting Stock were issued by the Company to the existing shareholders of KE.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(15) MERGER WITH KOPLAR ENTERPRISES, INC.--(CONTINUED)
     The Class A Preferred Voting Stock provides for full voting rights on a one-vote-per-share basis and noncumulative annual dividends of $121 per share only if, as and when declared by the Board of Directors. The stock is redeemable at the Company's option at $1,100 per share and has a liquidation value of $1,100 per share.

(16) DIVESTITURE OF SUBSIDIARIES--DISCONTINUED OPERATIONS

     On June 1, 1994, the Company divested two of its subsidiaries, World Events Productions, Ltd. (WEP) and Koplar Properties, Inc. and Subsidiary (KP). WEP is primarily engaged in the business of international production and marketing of television programming, and KP is primarily engaged in the renting and operating of commercial and residential real estate in the St. Louis area. Both entities were divested to the shareholder of the Company.

     The common stock of WEP was distributed to the Shareholder of the Company in a tax-free spin-off transaction. The shareholder's deficit of WEP at the date of divesture was recorded as an increase to additional paid-in capital for the year ended December 31, 1994, reflecting the fact that WEP's liabilities exceeded its assets at the time of divestiture.

     The common stock of KP was sold to the shareholder of the Company in exchange for a nonrecourse promissory note receivable as described in Note 9.

     Condensed financial information of World Events Productions, Ltd. and Koplar Properties, Inc. at June 1, 1994 (the date of divestiture) and for the five months then ended is as follows (in thousands):

                                                                      WEP        KP
                                                                    -------    ------
Current assets...................................................   $   207       293
Noncurrent assets................................................       351     2,912
                                                                    -------    ------
                                                                    $   558     3,205
                                                                    =======    ======
Current liabilities..............................................   $ 1,421     1,717
Noncurrent liabilities...........................................       178       377
Shareholder's equity (deficit)...................................    (1,041)    1,111
                                                                    -------    ------
                                                                    $   558     3,205
                                                                    =======    ======
Revenues.........................................................   $   613       491
                                                                    =======    ======
Operating income.................................................   $   334        94
Interest and other...............................................        --       834
                                                                    -------    ------
Income from operations of divested subsidiaries..................   $   334       928
                                                                    =======    ======

     The net income of these entities in 1994 through date of divestiture is recorded as income from operations of divested subsidiaries in the 1994 Consolidated Statement of Operations.

(17) RELATED PARTY TRANSACTIONS

     During previous years, the Company advanced funds under a loan agreement to ISW, Inc. (ISW), a company which is partially owned by the shareholder of the Company. The amount of the loans receivable and accrued interest amounted to approximately $3,480,000 at December 31, 1993. Prior to 1994, WEP determined collection of the loan and accrued interest was questionable and established an allowance for the entire amount. In 1996, the

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(17) RELATED PARTY TRANSACTIONS--(CONTINUED)
Company advanced $443,210 to ISW. This amount was included in a loan receivable balance which is fully reserved.

     In 1994, prior to its divestiture, WEP transferred these loans and accrued interest to the Company. Pursuant to a Debt Conversion Agreement dated June 29, 1994, approximately $600,000 of the total receivable was converted by the Company into ISW common stock. This common stock was then transferred by the Company to a program distributor pursuant to a programming restructuring agreement, as described in Note 8. At December 31, 1995 and 1996, the remaining balance of loans and interest receivable by the Company from ISW is approximately $2,808,000 and $3,251,000 with a corresponding allowance.

     The Company was charged approximately $70,000, $139,200 and $139,200 in 1994, 1995 and 1996, respectively, in rent and parking charges by KP.

(18) SALE OF BROADCAST SUBSIDIARY--KRBK-TV

     On November 11, 1993, the Company had entered into an agreement with Pappas Telecasting Companies (Pappas) to sell substantially all of the assets and assign specified liabilities of KRBK-TV to Pappas for $22,000,000 plus certain working capital adjustments as defined in the agreement, payable in cash at closing. The agreement and transaction was contingent upon successful restructuring of the programming obligations, among other things. As part of the arrangement with Pappas, the Company and Pappas had entered into a management services agreement, as well as a lending agreement which would have been effective at the time of closing of the sale of KRBK-TV. The Company was seeking alternative financing at the time these agreements with Pappas were completed.

     During 1994, the Company completed restructuring agreements with its program distributors, as discussed in Note 7. The sale of the assets and liabilities of KRBK-TV to Pappas took place on June 29, 1994, for a net sale price of $22,356,000.

     Concurrent with the sale transaction, the Company obtained alternative financing to the proposed Pappas lending agreement, as discussed in Notes 5 and
6. Upon closing of this alternative financing, the lending agreement and management services agreement were terminated by the Company. As required under the management services agreement, a total of $7,000,000 plus liquidated damages and expenses of $700,000 was owed to Pappas, which was applied against the purchase price for KRBK-TV resulting in net proceeds of $14,656,000.

                          KOPLAR COMMUNICATIONS, INC.
                                 AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                 (INFORMATION RELATING TO THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

(18) SALE OF BROADCAST SUBSIDIARY--KRBK-TV--(CONTINUED)
     The assets and liabilities of KRBK-TV that were sold to Pappas on June 29, 1994 are reflected below (in thousands):

Assets:
  Accounts receivable..............................................   $ 3,224
  Prepaid expenses and deposits....................................       163
  Programming rights...............................................     8,011
  Property, plant and equipment....................................    11,149
  Accumulated depreciation.........................................    (7,283)
  FCC license......................................................     1,481
                                                                      -------
     Total assets sold.............................................   $16,745
                                                                      =======
Liabilities:
  Accounts payable and accrued expenses............................   $ 1,211
  Capital leases payable...........................................       133
  Programming obligations..........................................    12,185
                                                                      -------
     Total liabilities transferred or assigned.....................   $13,529
                                                                      =======

     The following summarizes the revenues and expenses included in the 1994 Consolidated Statement of Operations (in thousands):

Revenues............................................................   $ 7,108
Programming costs...................................................    (3,986)
Selling, general and administrative.................................    (2,974)
Other, net..........................................................    (1,153)
                                                                       -------
  Net loss..........................................................   $(1,005)
                                                                       ========

     The Company recorded a gain on the sale of these assets and liabilities in the amount of $11,440,000, which has been reflected in the accompanying 1994 Consolidated Statement of Operations.

(19) SALE OF COMPANY

     On July 29, 1997, the shareholders of the Company (Owners) agreed to sell all of their shares of the Company's common and preferred stock to ACME Television Holdings, LLC (ACME) for $146,000,000. On September 30, 1997, pursuant to the stock purchase agreement between ACME and the Owners, ACME placed $143,000,000 into an escrow account and ACME and the Owners filed with the FCC a request to transfer the Company's broadcast license. The Company has also entered into a local marketing agreement with ACME under the terms of which ACME receives the economic benefit of the Company's earnings, effective October 1, 1997. In connection with the ACME transaction, the Company has recorded at September 30, 1997 approximately $5.9 million in non-recurring bonus expense to certain executive and other employees of the Company. This amount is included in other current liabilities as of September 30, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Channel 32, Incorporated:

     We have audited the accompanying statements of operations and cash flows of Channel 32, Incorporated (a wholly owned subsidiary of Peregrine Communications, Ltd. effective as of July 1, 1995) for the period from December 16, 1993 (inception) to June 30, 1994 (Predecessor) and the years ended June 30, 1995 (Predecessor) and 1996 (Successor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Channel 32, Incorporated's operations and its cash flows for the period from December 16, 1993 (inception) to June 30, 1994 (Predecessor) and the years ended June 30, 1995 (Predecessor) and 1996 (Successor) in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Los Angeles, California
November 13, 1997

                       CHANNEL 32, INCORPORATED (NOTE 1)
                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT





                                                     PERIOD FROM
                                                     DECEMBER 16,                                        PERIOD FROM
                                                   1993 (INCEPTION)     JUNE 30,          JUNE 30,       JULY 1, 1996
                                                   TO JUNE 30, 1994       1995              1996       TO JUNE 17, 1997
                                                   ----------------   -------------      -----------   ----------------
                                                    (PREDECESSOR)     (PREDECESSOR)      (SUCCESSOR)     (SUCCESSOR)
                                                                                                         (UNAUDITED)

Broadcast revenues, net..........................      $     --       $    288,178       $2,728,857      $ 1,305,886

                                                       --------       -------------      -----------     -----------
Operating expenses:
  Programming and production.....................         6,676             622,688        3,273,608        1,303,808
  Selling, general and administrative............        10,950             273,422        1,462,360        1,060,497
  Depreciation and amortization..................            --             234,498          541,878          346,469
                                                       --------       -------------      -----------     ------------
          Total operating expenses...............        17,626           1,130,608        5,277,846        2,710,774
                                                       --------       -------------      -----------     ------------
          Operating loss.........................       (17,626)           (842,430)      (2,548,989)      (1,404,888)
                                                       --------       -------------      -----------    -------------
Other income (expense):
  Interest expense...............................        (4,691)           (200,112)      (3,252,202)      (2,221,688)
  Interest income................................            --                  --           44,821               --
  Write-off of due from parent...................            --                  --         (188,586)              --
  Other expenses, net............................            --                  --          (70,254)         (10,181)
                                                       --------       -------------      -----------     ------------
          Other expense, net.....................        (4,691)           (200,112)      (3,466,221)      (2,231,869)
Loss before income taxes.........................       (22,317)         (1,042,542)      (6,015,210)      (3,636,757)
Income taxes.....................................            --                  --               --               --
                                                       --------       -------------      -----------     ------------
          Net loss...............................      $(22,317)       $ (1,042,542)     $(6,015,210)    $ (3,636,757)
                                                       ========       =============      ===========     ============

                 See accompanying notes to financial statements

                       CHANNEL 32, INCORPORATED (NOTE 1)
                            STATEMENTS OF CASH FLOWS





                                                          PERIOD FROM
                                                          DECEMBER 16,       JUNE 30,        JUNE 30,       PERIOD FROM
                                                        1993 (INCEPTION)   -------------    -----------     JULY 1, 1997
                                                        TO JUNE 30, 1994       1995            1996       TO JUNE 17, 1997
                                                        ----------------   -------------    -----------   ----------------
                                                         (PREDECESSOR)                                      (SUCCESSOR)
                                                                           (PREDECESSOR)    (SUCCESSOR)     (UNAUDITED)
 Cash flows from operating activities:
  Net loss............................................      $(22,317)       $(1,042,542)    $(6,015,210)    $ (3,636,757)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization.....................            --            288,083         951,377        1,322,513
    Changes in assets and liabilities:
      (Increase) decrease in programming rights.......            --           (122,500)       (401,559)        (380,400)
      (Increase) decrease in accounts receivable,
         net..........................................            --            (59,470)       (167,353)          23,242
      Increase (decrease) in due from related party...            --                 --          14,700         (692,301)
      (Increase) decrease in other assets.............        (3,494)            (5,000)        (82,646)        (357,606)
      Increase (decrease) in due to related party.....                                           63,887          (63,887)
      Increase (decrease) in accounts payable.........            --            252,704         (56,523)         651,014
      Increase (decrease) in accrued expenses.........         4,691            179,117         184,414          182,932
      Increase (decrease) in programming rights
         payable......................................            --             97,437         249,377          308,612
                                                            --------        -----------      ----------     ------------
         Net cash used in operating activities........       (21,120)          (412,171)     (5,259,536)      (2,642,638)
                                                            --------        -----------      ----------     ------------
Cash flows from investing activities:
  Acquisition of property and equipment...............      (138,297)          (978,711)       (998,429)        (355,717)
  Disposal of property and equipment..................            --                 --         236,910               --
  Increase in broadcast licenses......................            --           (243,785)       (315,000)              --
                                                            --------        -----------      ----------     ------------
         Net cash used in investing activities........      (138,297)        (1,222,496)     (1,076,519)        (355,717)
                                                            --------        -----------      ----------     ------------
Cash flows from financing activities:
  Proceeds from borrowings............................       159,417          1,793,519       8,038,056        3,110,138
  Payment of borrowings...............................            --           (159,417)     (1,793,519)          (2,635)
  Payments of obligations under capital lease.........            --                 --              --          (10,217)
  Proceeds from issuance of common stock..............            --              1,600         100,108               --
                                                            --------        -----------      ----------     -------------
         Net cash provided by financing activities....       159,417          1,635,702       6,344,645        3,097,286
                                                            --------        -----------      ----------     ------------
         Net increase in cash.........................            --              1,035           8,590           98,931
Cash at beginning of year.............................            --                 --           1,035            9,625
                                                            --------        -----------      ----------     ------------
Cash at end of year...................................      $     --        $     1,035      $    9,625     $    108,556
                                                            ========        ===========      ==========     ============
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest..........................................      $     --        $    51,845     $   732,582     $    370,095
    Income taxes......................................      $     --        $        --     $        --     $         --
                                                            ========        ===========     ===========     ============
Noncash transactions:
  Acquisition of property and equipment in exchange
    for capital lease obligations.....................      $     --        $   650,000     $   185,000     $         --
                                                            ========        ===========     ===========     ============


                See accompanying notes to financial statements.

                       CHANNEL 32, INCORPORATED (NOTE 1)

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1996
                    (INFORMATION RELATING TO THE PERIOD FROM
                  JULY 1, 1996 TO JUNE 17, 1997 IS UNAUDITED)

(1) DESCRIPTION OF BUSINESS AND FORMATION

     Channel 32, Incorporated was incorporated under the laws of the state of Oregon on December 16, 1993. Channel 32, Incorporated (the Company) owns and operates KWBP-TV Channel 32, a television station (and The WB Network affiliate) in Portland, Oregon. The Company is a wholly owned subsidiary of Peregrine Communications, Ltd. (Peregrine) subsequent to Peregrine's acquisition of the Company effective July 1, 1995.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Effective July 1, 1995, Peregrine acquired Channel 32, Incorporated, for approximately $350,000. The Company paid $315,000 of this amount on behalf of Peregrine. The acquisition was accounted for using the purchase method of accounting. The Company has applied push-down accounting reflecting the full acquisition cost and resulting equity in the accompanying financial statements subsequent to the acquisition date. As a result of the acquisition, the financial information for periods after the acquisition (Successor) is presented on a different cost basis than for the periods prior to the acquisition (Predecessor) and, therefore, is not comparable. The purchase price has been allocated to the tangible assets of the Company acquired and liabilities assumed based on their estimated fair market value at the acquisition date. The net liabilities assumed plus the purchase price totaled approximately $1,400,000 and was allocated to broadcast licenses.

     The financial statements are presented as if the acquisition occurred on July 1, 1995, rather than the actual purchase dates which occurred between March and November 1995. The impact of recording the purchase as of July 1, 1995, instead of the actual acquisition dates, is not material to the accompanying financial statements

  Local Marketing Agreement

     Effective January 1, 1997, the operations of KWBP-TV were transferred to ACME Television of Oregon, LLC pursuant to a Local Marketing Agreement (LMA). Accordingly, the Company's financial statements subsequent to December 31, 1996 only include the Company's net activity pursuant to such LMA.

  Revenue Recognition

     Revenue related to the sale of airtime related to advertising and contracted time is recognized at the time of broadcast.

  Cash and Cash Equivalents

     For purposes of reporting the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

  Programming Rights

     Programming rights represent costs incurred for the right to broadcast certain features and syndicated television programs. Programming rights are stated at the lower of amortized cost or estimated realizable value. The cost of such programming rights and the corresponding liability are recorded when the initial program becomes available for broadcast under the contract. Programming rights are amortized over the life of the contract on an accelerated basis related to the usage of the program. Programming rights expected to be amortized during the next fiscal year are classified as current in the balance sheets. The payments under these contracts that are due within one year and after one year are reflected in the balance sheets as current and noncurrent liabilities, respectively.

                       CHANNEL 32, INCORPORATED (NOTE 1)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                             JUNE 30, 1995 AND 1996
                    (INFORMATION RELATING TO THE PERIOD FROM
                  JULY 1, 1996 TO JUNE 17, 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
     Commitments for programming rights that have been executed, but which have not been recorded in the accompanying financial statements, as the underlying programming is not available for broadcast, were approximately $0, $222,249 and $262,500 as of June 30, 1995, 1996 and March 31, 1997, respectively.

  Property and Equipment

     Property and equipment are stated at cost. The cost of maintenance is expensed.

     Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. The principal lives used in determining depreciation and amortization rates of various assets are as follows:

Buildings...........................................      39 years
Broadcasting equipment..............................    5-15 years
Furniture and fixtures..............................     5-7 years
Vehicles............................................       5 years
Equipment under capital leases......................    5-15 years

  Barter Transactions

     Revenue and expenses associated with barter agreements in which broadcast time is exchanged for programming rights are recorded at the average rate of the airtime exchanged. Barter transactions, which represent the exchange of advertising time for goods or services, are recorded at the estimated fair value of the products or services received. Barter revenue is recognized when advertisements are broadcast. Merchandise or services received from airtime trade sales are charged to expense or capitalized when used or received.

     Revenues and expenses include approximately $1,267,600 of barter transaction for the year ended June 30, 1996. The Company did not record revenues and expenses associated with barter transactions for the year ended June 30, 1995. The Company does not believe the omission of such barter transactions for the year ended June 30, 1995 is material to the Financial Statements taken as a whole.

  Carrying Value of Long-Lived Assets

     The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, 'Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.' The carrying value of long-lived assets (tangible and intangible) is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that an asset's carrying value will not be recoverable, as determined based on future expected undiscounted cash flows, the carrying value is reduced to fair market value.

  Income Taxes

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. Under SFAS No. 109 deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax basis of existing assets and liabilities.

                       CHANNEL 32, INCORPORATED (NOTE 1)
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                             JUNE 30, 1995 AND 1996
                    (INFORMATION RELATING TO THE PERIOD FROM
                  JULY 1, 1996 TO JUNE 17, 1997 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company believes that concentrations of credit risk with respect to accounts receivable, which are unsecured, are limited due to the Company's ongoing relationship with its clients. The Company provides for its estimate of uncollectible accounts on a periodic basis. The Company has not experienced significant losses relating to accounts receivable. For periods ended June 30, 1994, 1995, 1996 and March 31, 1997 and 1996 no customer accounted for more than 10% of revenues.

(3) INTANGIBLE ASSETS

     Intangible assets are stated at cost, less accumulated amortization, and are comprised of broadcast licenses. Broadcast licenses are being amortized on a straight-line basis over 15 years. The amount of amortization related to broadcast licenses was approximately $0, $11,000, $97,567, and $93,000 for the periods ended June 30, 1994, 1995 and 1996 and June 17, 1997, respectively.

(4) STOCKHOLDERS' EQUITY

     At June 30, 1995, the Company had 2,000 shares of authorized common stock with 1,000 shares issued to its 4 original shareholders and an option to purchase 818 shares representing 45% of the Company, with an exercise price of $452,000 held by Peregrine (Peregrine Option).

     In November 1995, the shareholders approved an increase in the number of authorized shares to 4,000 shares of common stock. The Company sold 250 shares of common stock for $100,000 to Aspen TV, LLC and sold an option for $108 to purchase 51% of the outstanding common stock, or 791 shares, for an exercise price of $150,000. This option is automatically cancelled and the Company will be obligated to repurchase the stock sold to Aspen TV, LLC for the sale price plus interest upon the Company's timely repayment of its debt obligation to Aspen TV, LLC. The Peregrine Option was cancelled at this time.

(5) RELATED PARTY TRANSACTIONS

     Due (to) from related party represent temporary advances in the form of expenses paid by or on behalf of the Company by Peregrine. The following is a summary of these amounts:

                                                                             JUNE 30,
                                                                        -------------------    MARCH 31,
                                                                         1995        1996        1997
                                                                        -------    --------    ---------
Due from related party--Peregrine....................................   $14,700    $     --    $      --
Due from related party--ACME Television of Oregon....................        --          --      692,301
Due to related party--Peregrine......................................        --     (63,887)          --
                                                                        -------    --------    ---------
  Total..............................................................   $14,700    $(63,887)   $ 692,301
                                                                        =======    ========    =========

                       CHANNEL 32, INCORPORATED (NOTE 1)
                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
                             JUNE 30, 1995 AND 1996
                    (INFORMATION RELATING TO THE PERIOD FROM
                  JULY 1, 1996 TO JUNE 17, 1997 IS UNAUDITED)

(5) RELATED PARTY TRANSACTIONS--(CONTINUED)
     Due from related party, ACME Television of Oregon, LLC relates to the balance due to the Company pursuant to the LMA agreement effective January 1, 1997.

(6) INCOME TAXES

     The Company did not record any tax benefit during the period from December 16, 1993 (inception) to June 30, 1994, the years ended June 30, 1995 and 1996 and the nine months ended March 31, 1996 and 1997.

     The provision for income taxes differs from the amount computed by applying the Federal statutory income tax rate of 34% to income before income taxes as shown below:

                                                               1994        1995          1996
                                                              -------    ---------    -----------
Computed 'expected' income tax benefit......................  $(8,000)   $(355,000)   $(2,100,000)
Increase in valuation allowance.............................    8,000      355,000      2,100,000
                                                              -------    ---------    -----------
  Income tax expense (benefit)..............................  $    --    $      --    $        --
                                                              =======    =========    ===========

     Deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences in the recognition of income and expenses for income tax and financial reporting purposes that will result in taxable or deductible amounts in future years. At June 30, 1996 and March 31, 1997, the net deferred income tax assets, related primarily to net operating loss carryforwards, were approximately $1,158,000 and $6,117,000, respectively. In 1995, the Company experienced an ownership change as defined in Section 382 of the Internal Revenue Code. This change in ownership restricts the utilization of the Company's net operating loss (NOL) carryforwards to offset future taxable income. NOL carryforwards arising subsequent to the change in control are not subject to the limitation. The amount of NOL carryforwards subject to the limitation is approximately $1,000,000 with an annual limitation of $75,000. The carryforwards available at June 30, 1996 expire in 2011.

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. At June 30, 1995, 1996 and March 31, 1997, based on the level of historical taxable income and projections for future taxable losses over the periods in which the level of deferred tax assets are deductible, management believes that it is not more likely than not that the Company will not realize the benefits of these deductible differences.

(7) SALE

     On June 17, 1997, ACME Television Holdings, LLC (ACME) acquired certain of the Company's assets, including the broadcast license of KWBP-TV and assumed certain liabilities, including all of the Company's programming commitments and the Company's equipment leases, in exchange for $18,675,000 in cash and $4,400,000 in ACME Parent membership interests.

     In addition, pursuant to a local marketing agreement, ACME effectively operated the station and funded the losses from January 1, 1997 through June 17, 1997 (the acquisition date). Accordingly, there were no operating revenues or expenses incurred by the Company subsequent to January 1, 1997.

================================================================================

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS


                                                            PAGE
                                                            ----
Certain Definitions and Market and Industry Data.........     iv
Prospectus Summary.......................................      1
Risk Factors.............................................     12
Projected Financial Data.................................     20
The Transactions.........................................     21
Use of Proceeds..........................................     24
Capitalization...........................................     25
Pro Forma Consolidated Financial Information.............     26
Selected Historical Consolidated Financial Data..........     31
Management's Discussion and Analysis of Results of
  Operations and Financial Condition.....................     34
Business.................................................     41
Management...............................................     53
Certain Relationships and Related Transactions...........     56
Security Ownership of Certain Beneficial Owners and
  Executive Officers.....................................     57
Description of ACME Parent...............................     60
Description of Certain Indebtedness......................     62
The Exchange Offer.......................................     63
Description of the Notes.................................     73
Book-Entry; Delivery and Form............................     95
Certain U.S. Federal Income Tax Considerations...........     97
Plan of Distribution.....................................    102
Experts..................................................    103
Validity of Exchange Notes...............................    103
Available Information....................................    103
Index to Financial Statements............................    F-1


     UNTIL                , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              ACME TELEVISION, LLC
                            ACME FINANCE CORPORATION

                               OFFER TO EXCHANGE
                         10 7/8% SENIOR DISCOUNT NOTES
                        DUE 2004, SERIES A AND FULL AND
                        UNCONDITIONAL GUARANTEES THEREOF
                                      FOR
                         10 7/8% SENIOR DISCOUNT NOTES
                        DUE 2004, SERIES B AND FULL AND
                        UNCONDITIONAL GUARANTEES THEREOF
                                ----------------
                                   PROSPECTUS
                                ----------------
                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                            WILMINGTON TRUST COMPANY
                                 BY FACSIMILE:
                                 (302) 651-1079
                           CONFIRMATION BY TELEPHONE:
                                 (302) 651-8869
                                    BY HAND:
                                 88 PINE STREET
                                   19TH FLOOR
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10004
                     C/O HARRIS TRUST COMPANY OF NEW YORK,
                                    AS AGENT
                         BY REGISTERED OR BY CERTIFIED
                         MAIL OR BY OVERNIGHT COURIER:
                            1100 NORTH MARKET STREET
                           WILMINGTON, DELAWARE 10890
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                                            , 1998

================================================================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus contained in this Registration Statement.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     ACME Television, LLC (the 'Company') is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     Article VII of the Company's Limited Liability Company Agreement (the 'LLC Agreement') provides, among other things, that the Company shall indemnify each Indemnified Party from and against any and all Losses in any way related to or arising out of the LLC Agreement, the business of the Company or the action or inaction of such person hereunder (including, without limitation, the actions or inactions of the Indemnified Parties upon dissolution of the Company), which may be imposed on, incurred by or asserted at any time against any such Indemnified Party, except that no indemnification shall be provided for any Indemnified Party regarding any matter as to which it shall be finally determined that such Indemnified Party did not act in good faith and in the reasonable belief that its action was in the best interests of the Company, or with respect to a criminal matter, that it had reasonable cause to believe that its conduct was unlawful. The LLC Agreement defines 'Indemnified Parties' as members of the Company, any affiliate of the members and each person serving as an officer, employee or other agent of the Company (including persons who serve at the Company's request as directors, managers, officers, employees, agents or trustees of another organization in which the Company has any interest as a shareholder, creditor or otherwise) and their respective successors and assigns. The LLC Agreement defines 'Losses' as liabilities, judgments, obligations, losses, damages, taxes and interest and penalties thereon (other than (i) income taxes due on income allocated to membership units of the Company; and (ii) taxes based on fees, compensation or commissions received by an Indemnified Party in connection with the administration of the Company or the Company's property), claims, actions, suits or other proceedings (whether civil or criminal, pending or threatened, before any court of administrative or legislative body, and as the same are accrued, in which an Indemnified Party may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while in office or thereafter), costs, expenses and disbursements (including, without limitation, legal and accounting fees and expenses) of any kind and nature whatsoever.

     The indemnification provided by the LLC Agreement shall inure to the benefit of the heirs and personal representatives of the Indemnified Parties. The determination of whether the Company is authorized to indemnify any Indemnified Party hereunder and any award of indemnification shall be made in each instance by its members; provided, however, that as to any matter disposed of by a compromise payment, pursuant to a consent decree or otherwise, no indemnification, either for said payment or for any other Losses, shall be provided unless there has been obtained an opinion in writing of legal counsel to the effect that the person subject to indemnification hereunder appears to have acted in good faith and that such indemnification would not protect such person against any liability to the Company or its members to which he, she or it would otherwise be subject by reason of gross negligence, willful malfeasance or fraud in the conduct of his, her or its office or actions not taken in good faith by such person. Notwithstanding such provisions, if any Indemnified Party has been wholly successful on the merits in the defense of any action, suit or proceeding in which it was involved by reason of its position with the Company or as a result of serving in such capacity, such Indemnified Party shall be indemnified by the Company against all Losses incurred by such Indemnified Party in connection therewith. According to the LLC Agreement, the Company shall have power to purchase and maintain insurance on behalf of any Indemnified Party against any liability or cost incurred by such Person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

     ACME Finance Corporation (the 'Corporation') is a Delaware corporation.
Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Certificate of Incorporation of the Corporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except that a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VIII of the Bylaws of the Corporation provides that the Corporation shall indemnify and hold harmless each director and officer of the Corporation, and each person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, as from time to time in effect the same exists or may hereafter be amended, against all expense, liability and loss reasonably incurred or suffered in connection therewith. The Corporation may, by action of its Board of Directors, indemnify employees or agents of the Corporation with the same scope and effect. The indemnification obligations set forth in Article VIII shall inure to the benefit of heirs, executors and administrators of those entitled to indemnification provided that such proceeding was authorized by the board of directors. The Board of Directors may also provide any other rights of indemnity which it may deem appropriate.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnity him under Section 145. The Corporation's bylaws provide for the maintenance of insurance under the circumstances described in Section 145.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits:

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
   *3.1       --   Certificate of Formation of ACME Television, LLC
   *3.2       --   Limited Liability Company Agreement of ACME Television, LLC
   *3.3       --   Articles of Incorporation of ACME Finance Corporation
   *3.4       --   Bylaws of ACME Finance Corporation
    3.5       --   Articles of Incorporation of ACME Television Licenses of Missouri, Inc.
    3.6       --   Bylaws of ACME Television Licenses of Missouri, Inc.
    3.7       --   Certificate of Formation of ACME Television Holdings of Oregon, LLC
  **3.8       --   Limited Liability Company Agreement of ACME Television Holdings of Oregon, LLC
    3.9       --   Certificate of Formation of ACME Television Holdings of Tennessee, LLC
  **3.10      --   Limited Liability Company Agreement of ACME Television Holdings of Tennessee, LLC
    3.11      --   Certificate of Formation of ACME Television Holdings of Utah, LLC
    3.12      --   Limited Liability Company Agreement of ACME Television Holdings of Utah, LLC
    3.13      --   Certificate of Formation of ACME Television Holdings of New Mexico, LLC
    3.14      --   Limited Liability Company Agreement of ACME Television Holdings of New Mexico, LLC
    3.15      --   Certificate of Formation of ACME Television Licenses of Oregon, LLC
  **3.16      --   Limited Liability Company Agreement of ACME Television Licenses of Oregon, LLC
    3.17      --   Certificate of Formation of ACME Television Licenses of Tennessee, LLC
  **3.18      --   Limited Liability Company Agreement of ACME Television Licenses of Tennessee, LLC
    3.19      --   Certificate of Formation of ACME Television Licenses of New Mexico, LLC
    3.20      --   Limited Liability Company Agreement of ACME Television Licenses of New Mexico, LLC
    3.21      --   Certificate of Formation of ACME Television of Oregon, LLC
  **3.22      --   Limited Liability Company Agreement of ACME Television of Oregon, LLC
    3.23      --   Certificate of Formation of ACME Television of Tennessee, LLC
  **3.24      --   Limited Liability Company Agreement of ACME Television of Tennessee, LLC
    3.25      --   Certificate of Formation of ACME Subsidiary Holdings III, LLC
    3.26      --   Limited Liability Company Agreement of ACME Subsidiary Holdings III, LLC
    3.27      --   Certificate of Formation of ACME Television of Utah, LLC
    3.28      --   Limited Liability Company Agreement of ACME Television of Utah, LLC
    3.29      --   Certificate of Formation of ACME Television of New Mexico, LLC
    3.30      --   Limited Liability Company Agreement of ACME Television of New Mexico, LLC
    3.31      --   Certificate of Formation of ACME Television Licenses of Utah, LLC
    3.32      --   Limited Liability Company Agreement of ACME Television Licenses of Utah, LLC
   *4.1       --   Indenture, dated September 30, 1997, by and among ACME Television, LLC and ACME Finance
                   Corporation, as Issuers, the Guarantors named therein, and Wilmington Trust Company
   *4.2       --   Form of Securities (included in Exhibit 4.1)
   *5.1       --   Opinion of Dickstein Shapiro Morin & Oshinsky, LLP regarding the legality of the securities being registered
  *10.1       --   Stock Purchase Agreement, dated July 29, 1997, by and among ACME Television Holdings, LLC, Koplar
                   Communications, Inc. and the shareholders of Koplar Communications, Inc.
  *10.2       --   Escrow Agreement, dated September 8, 1997, by and among ACME Television Holdings, LLC, ACME
                   Television Licenses of Missouri, Inc., Koplar Communications, Inc. the shareholders of Koplar
                   Communications, Inc. and NationsBank, N.A.

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
  *10.3       --   Time Brokerage Agreement for KPLR-TV, dated September 8, 1997, by and among ACME Television
                   Licenses of Missouri, Inc., ACME Television Holdings, LLC, Koplar Communications Television, LLC
                   and Koplar Communications, Inc.
  *10.4       --   Membership Contribution Agreement, dated August 22, 1997, by and among ACME Television Holdings,
                   LLC, Roberts Broadcasting of Salt Lake City, LLC, Michael V. Roberts and Steven C. Roberts
  *10.5       --   Asset Purchase Agreement, dated August 22, 1997, by and between ACME Television Licenses of New
                   Mexico, LLC and Minority Broadcasters of Santa Fe, Inc.
  *10.6       --   Purchase Agreement, dated May 28, 1997, by and among ACME Television Licenses of Tennessee, LLC,
                   ACME Television of Tennessee, LLC, Crossville TV Limited Partnership and the Sellers named therein
  *10.7       --   Asset Purchase Agreement, dated January 31, 1997, by and between NewCo of Oregon, Inc. and Channel
                   32 Incorporated
  *10.8       --   Amendment, dated April 25, 1997, to Asset Purchase Agreement, by and between ACME Television
                   Holdings of Oregon, LLC and Channel 32 Incorporated
  *10.9       --   Amendment, dated June 2, 1997, to Asset Purchase Agreement, by and between ACME Television
                   Holdings of Oregon, LLC and Channel 32 Incorporated
  *10.10      --   Management Agreement, dated February 6, 1997, by and between NewCo of Oregon, Inc. and Channel 32
                   Incorporated
  *10.11      --   Amendment, dated June 17, 1997, to Management Agreement by and between NewCo of Oregon, Inc. and
                   Channel 32 Incorporated
  *10.12      --   Noncompetition Agreement, dated June 17, 1997, by and among ACME Television Holdings of Oregon,
                   LLC, Peregrine Communications, Ltd., Peregrine Holdings, Ltd., and Channel 32 Incorporated
  *10.13      --   Management Agreement, dated August 22, 1997, by and between Roberts Broadcasting of Salt Lake
                   City, LLC and ACME Television of Utah, LLC
  *10.14      --   Management Agreement, dated August 22, 1997, by and between Minority Broadcasters of Santa Fe,
                   Inc. and ACME Television of New Mexico, LLC
  *10.15      --   Escrow Agreement, dated May 28, 1997, by and among Acme Television Licenses of Tennessee, LLC,
                   Acme Television of Tennessee, LLC, Crossville TV Limited Partnership, the Sellers names therein and NationsBank, N.A., as escrow agent
   10.16      --   Station Affiliation Agreement, dated August 18, 1997, by and between ACME Holdings of Knoxville,
                   LLC and The WB Television Network Partners, L.P.
   10.17      --   Station Affiliation Agreement, dated September 24, 1997, by and between ACME Holdings of St.
                   Louis, LLC and The WB Television Network Partners, L.P.
  *10.18      --   Station Affiliation Agreement, dated June 10, 1997, by and between ACME Holdings of Oregon, LLC and The WB Television Network Partners, L.P.
  *10.19      --   Letter dated August 21, 1997, to ACME Television Holdings from The WB Television Network
  *10.20      --   Employment Agreement, dated June 17, 1997, by and between ACME Television Holdings, LLC and
                   Douglas E. Gealy
  *10.21      --   Employment Agreement, dated June 17, 1997, by and between ACME Television Holdings, LLC and Tom
                   Allen
  *10.22      --   Consulting Agreement, dated June 17, 1997, by and between ACME Television Holdings, LLC and Jamie
                   Kellner
  *10.23      --   Commercial Building Lease, dated June 17, 1997, by and between Peregrine Communications, Ltd. and
                   ACME Television Holdings of Oregon, LLC

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
  *10.24      --   Amended and Restated Lease Agreement, dated July 1, 1996, by and between KKSN, Inc. and Channel 32
                   Incorporated
  *10.25      --   Lease Agreement, dated July 14, 1997, by and between Richardson V. Turner and ACME Television of
                   Tennessee, LLC
  *10.26      --   Agreement of Lease, dated March 20, 1997, by and between Don D. Collins d/b/a Tennessee Valley
                   Communications and Crossville TV Limited Partnership
  *10.27      --   First Modification, dated May 23, 1997, to Agreement of Lease by and between Don D. Collins d/b/a
                   Tennessee Valley Communications and Crossville TV Limited Partnership
   10.28      --   Studio Lease Agreement by and between Roberts Broadcasting of Salt Lake City, LLC and ACME
                   Television Holdings, LLC
   10.29      --   Tower Lease Agreement by and between Roberts Broadcasting of Salt Lake City, LLC and ACME
                   Television Holdings, LLC
  *10.30      --   Commercial Lease, dated January 1, 1994, by and between Koplar Properties Inc. and Koplar
                   Communications, Inc.
  *10.31      --   Agreement of Lease, dated May 16, 1986, by and between CBS Inc. and Koplar Communications Inc.
  *10.32      --   Amendment, dated September 2, 1986, to Agreement of Lease by and between Viacom Broadcasting of
                   Missouri Inc., as successor-in-interest to CBS Inc. and Koplar Communications Inc.
  *10.33      --   Agreement, dated June 1, 1995 by and among Koplar Communications, Inc., Roberts Broadcasting
                   Company, Michael V. Roberts and Steven C. Roberts
   10.34      --   First Amended and Restated Credit Agreement by and among ACME Television, LLC, the Lenders named therein and Canadian Imperial Bank of Commerce, New York Agency, as agent for the Lenders
   10.35      --   Registration Rights Agreement, dated September 30, 1997, by and among ACME Television, LLC, ACME
                   Finance Corporation, CIBC Wood Gundy Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated.
  *10.36      --   Purchase Agreement, dated September 24, 1997, by and among ACME Television, LLC, ACME Finance
                   Corporation, CIBC Wood Gundy Securities Corp. and Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated.
   10.37      --   Limited Liability Company Agreement of ACME Television Holdings, LLC
   10.38      --   Management Agreement between Edward J. Kopler and ACME Television Licenses of Missouri, Inc.
   10.39      --   First Amendment to Limited Liability Company Agreement of ACME Television Holdings, LLC
   10.40      --   Form of Guaranty by and among ACME subsidiaries, Canadian Imperial Bank of Commerce, as agent, and the Lenders under the First Amended and Restated Credit Agreement
   10.41      --   Form of Security and Pledge Agreement by and among ACME subsidiaries, Canadian Imperial Bank of
                   Commerce, as agent, and the Lenders under the First Amended and Restated Credit Agreement
   10.42      --   Amendment to Tower Lease Agreement by and between Roberts Broadcasting of Salt Lake City, LLC and
                   ACME Television Holdings, LLC
  *23.1       --   Consent of Dickstein Shapiro Morin & Oshinsky LLP (included in Exhibit 5.1)
   23.2       --   Consent of KPMG Peat Marwick LLP regarding ACME Television, LLC
   23.3       --   Consent of Coopers & Lybrand L.L.P.
   23.4       --   Consent of KPMG Peat Marwick LLP regarding Channel 32, Incorporated
  *24.1       --   Power of attorney from Thomas Allen
  *24.2       --   Power of attorney from Douglas Gealy

 EXHIBIT
  NUMBER     DESCRIPTION
----------   --------------------------------------------------------------------------------------------------------
  *24.3       --   Power of attorney from Jamie Kellner
  *25.1       --   Statement of Eligibility of Wilmington Trust Company
  *27.1       --   Financial Data Schedule
  *99.1       --   Form of Letter of Transmittal for Tender of Series A 10 7/8% Senior Discount Notes due 2004 in
                   exchange for Series B 10 7/8% Senior Discount Notes due 2004
  *99.2       --   Form of Notice of Guaranteed Delivery for Tender of Series A 10 7/8% Senior Discount Notes due
                   2004 in exchange for Series B 10 7/8% Senior Discount Notes due 2004
  *99.3       --   Letter to Brokers for Tender of Series A 10 7/8% Senior Discount Notes due 2004 in exchange for
                   Series B 10 7/8% Senior Discount Notes due 2004
  *99.4       --   Letter to Clients for Tender of Series A 10 7/8% Senior Discount Notes due 2004 in exchange for
                   Series B 10 7/8% Senior Discount Notes due 2004
  *99.5       --   Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner for
                   Tender of Series A 10 7/8% Senior Discount Notes due 2004 in exchange for Series B 10 7/8% Senior
                   Discount Notes due 2004
  *99.6       --   Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
  *99.7       --   Consent to be appointed member of Board of Advisors from Edward J. Koplar
  *99.8       --   Consent to be appointed member of Board of Advisors from Michael V. Roberts

      * filed previously

       ** to be filed by amendment

     (b) Financial Statement Schedules:

        None.

ITEM 22. UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;



          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement.



          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.



     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION, LLC

                                          By:  /s/ THOMAS ALLEN
                                               -----------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                   SIGNATURE                                         TITLE                            DATE
------------------------------------------------  -------------------------------------------   -----------------

                       *                          Chairman and Chief Executive Officer           January 16, 1998
------------------------------------------------
                 Jamie Kellner

                       *                          President and Chief Operating Officer          January 16, 1998
------------------------------------------------
                 Douglas Gealy

                /s/ THOMAS ALLEN                  Executive Vice President and Chief             January 16, 1998
------------------------------------------------  Financial Officer
                  Thomas Allen

/s/ THOMAS ALLEN                                  Majority Member                                January 16, 1998
------------------------------------------------
ACME INTERMEDIATE HOLDINGS, LLC
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

*By:             /s/ THOMAS ALLEN
     ---------------------------------------
                    Thomas Allen
                  Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME FINANCE CORPORATION

                                          By:          /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                 Executive Vice President,
                                            Chief Financial Officer and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman of the Board and Chief Executive         January 16, 1998
------------------------------------------  Officer
              Jamie Kellner

                    *                       President, Chief Operating Officer, Secretary     January 16, 1998
------------------------------------------  and Director
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Director
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION LICENSES OF MISSOURI,
                                          INC.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                 Executive Vice President,
                                            Chief Financial Officer and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman of the Board                             January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer, Secretary     January 16, 1998
------------------------------------------  and Director
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Director
               Thomas Allen

               /s/ EDWARD J. KOPLAR         Chief Executive Officer and Director              January 16, 1998
------------------------------------------
             Edward J. Koplar

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION HOLDINGS OF OREGON,
                                          L.L.C.

                                          By:      /s/ THOMAS ALLEN
                                             --------------------------------
                                                      Thomas Allen
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Member of Board of Managers

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer and Member     January 16, 1998
------------------------------------------  of Board of Managers
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Member of Board of Managers
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION HOLDINGS OF TENNESSEE,
                                          L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             --------------------------------
                                                        Thomas Allen
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Member of Board of Governors

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer and Member     January 16, 1998
------------------------------------------  of Board of Governors
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Member of Board of Governors
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION HOLDINGS OF UTAH,
                                          L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             -------------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Director
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION, LLC
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION HOLDINGS OF NEW
                                          MEXICO, L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                            ----------------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman of the Board and Chief Executive         January 16, 1998
------------------------------------------  Officer
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President and Chief Financial      January 16, 1998
------------------------------------------  Officer
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION, LLC
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION LICENSES OF OREGON,
                                          L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                       Thomas Allen
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Member of Board of Managers

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer and Member     January 16, 1998
------------------------------------------  of Board of Managers
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Member of Board of Managers
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION LICENSES OF TENNESSEE,
                                          L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Member of Board of Governors

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer and Member     January 16, 1998
------------------------------------------  of Board of Governors
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Member of Board of Governors
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION LICENSES OF NEW
                                          MEXICO, L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President and Chief Financial      January 16, 1998
------------------------------------------  Officer
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION HOLDINGS OF NEW MEXICO,
L.L.C.
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION OF OREGON, L.L.C.

                                         By:    /s/ THOMAS ALLEN
                                            ----------------------------------
                                                       Thomas Allen
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Member of Board of Managers

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer and Member     January 16, 1998
------------------------------------------  of Board of Managers
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Member of Board of Managers
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION OF TENNESSEE, L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                 Executive Vice President,
                                                Chief Financial Officer and
                                                Member of Board of Governors

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President, Chief Operating Officer and Member     January 16, 1998
------------------------------------------  of Board of Governors
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President, Chief Financial         January 16, 1998
------------------------------------------  Officer and Member of Board of Governors
               Thomas Allen

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME SUBSIDIARY HOLDINGS III, LLC

                                          By:    /s/ THOMAS ALLEN
                                             ---------------------------------
                                                        Thomas Allen
                                                 Executive Vice President,
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President and Chief Financial      January 16, 1998
------------------------------------------  Officer
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION, LLC
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION OF UTAH, L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ---------------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President and Chief Financial      January 16, 1998
------------------------------------------  Officer
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION HOLDINGS OF UTAH, L.L.C.
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION OF NEW MEXICO, L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President and Chief Financial      January 16, 1998
------------------------------------------  Officer
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION HOLDINGS OF NEW MEXICO,
L.L.C.
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COSTA MESA, STATE OF CALIFORNIA, AS OF JANUARY 16, 1998.

                                          ACME TELEVISION LICENSES OF UTAH,
                                          L.L.C.

                                          By:    /s/ THOMAS ALLEN
                                             ----------------------------------
                                                        Thomas Allen
                                                Executive Vice President and
                                                  Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND AS OF THE DATES INDICATED.

                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                    *                       Chairman and Chief Executive Officer              January 16, 1998
------------------------------------------
              Jamie Kellner

                    *                       President and Chief Operating Officer             January 16, 1998
------------------------------------------
              Douglas Gealy

             /s/ THOMAS ALLEN               Executive Vice President and Chief Financial      January 16, 1998
------------------------------------------  Officer
               Thomas Allen

/s/ THOMAS ALLEN                            Majority Member                                   January 16, 1998
------------------------------------------
ACME TELEVISION HOLDINGS OF UTAH, L.L.C.
By: Thomas Allen
Title: Executive Vice President and Chief
Financial Officer

      *By:         /s/ THOMAS ALLEN
   -----------------------------------
                 Thomas Allen
               Attorney-in-Fact